Exhibit 4.24

CERTAIN PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT UNDER RULE 24b–2 OF THE SECURITIES AND EXCHANGE COMMISSION.  SUCH PORTIONS HAVE BEEN REDACTED AND BRACKETED IN THE REQUEST AND APPEAR AS [  *  ] IN THE TEXT OF THIS EXHIBIT.  THE OMITTED CONFIDENTIAL INFORMATION HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

ASSET PURCHASE AGREEMENT

BY AND BETWEEN

VALEANT PHARMACEUTICALS INTERNATIONAL,

AS BUYER

AND

AMARIN CORPORATION PLC

AND

AMARIN PHARMACEUTICALS COMPANY LIMITED,

AS SELLERS

DATED FEBRUARY      , 2004

TABLE OF CONTENTS

ARTICLE 1
DEFINITIONS AND USAGE
1.1	Definitions
1.2	Usage

ARTICLE 2
SALE AND TRANSFER OF THE ACQUIRED ASSETS; CLOSING
2.1	Assets to be Sold
2.2	Purchase Price
2.3	Assumed Liabilities
2.4	Allocation
2.5	Closing
2.6	Closing Obligations
2.7	API Adjustment Amount and Payment

ARTICLE 3
REPRESENTATIONS AND WARRANTIES OF SELLERS AS TO SELLERS
3.1	Organization and Good Standing
3.2	Enforceability; Authority; No Conflict
3.3	Title to Acquired Assets; Encumbrances
3.4	Financial Statements
3.5	Material Amarin Contracts
3.6	Absence of Certain Changes and Events
3.7	Intellectual Property
3.8	Legal Proceedings; Orders
3.9	Product Registrations.
3.10	Solvency
3.11	Disclosure
3.12	Brokers or Finders

ARTICLE 4
REPRESENTATIONS AND WARRANTIES OF SELLERS AS TO API
4.1	Organization and Good Standing
4.2	Enforceability; Authority; No Conflict
4.3	Capitalization
4.4	Financial Statements
4.5	Books and Records
4.6	Title to Assets; Encumbrances
4.7	Condition and Sufficiency of Assets
4.8	Accounts Receivable
4.9	Inventory
4.10	No Undisclosed Liabilities
4.11	Taxes

i

4.12	No Material Adverse Change
4.13	Employee Benefits
4.14	Compliance with Legal Requirements; Governmental Authorizations
4.15	Legal Proceedings; Orders
4.16	Absence of Certain Changes and Events
4.17	Material API Contracts; No Defaults
4.18	Insurance
4.19	Environmental Matters
4.20	Employees
4.21	Labor Relations; Compliance
4.22	Intellectual Property Assets
4.23	Certain Payments
4.24	Relationships with Affiliates
4.25	Solvency

ARTICLE 5
REPRESENTATIONS AND WARRANTIES OF BUYER
5.1	Organization and Good Standing
5.2	Authority; No Conflict
5.3	Certain Proceedings
5.4	Brokers or Finders
5.5	Investment Representation

ARTICLE 6
COVENANTS OF AMARIN PRIOR TO CLOSING
6.1	Access and Investigation
6.2	Conduct of Amarin’s Business
6.3	Operation of API’s Business
6.4	Negative Covenant
6.5	Required Approvals
6.6	Notification
6.7	No Negotiation
6.8	Best Efforts
6.9	Interim Financial Statements
6.10	Payment of API Liabilities

ARTICLE 7
COVENANTS OF BUYER PRIOR TO CLOSING
7.1	Required Approvals
7.2	Best Efforts

ARTICLE 8
CONDITIONS PRECEDENT TO BUYER’S OBLIGATION TO CLOSE
8.1	Accuracy of Representations
8.2	Amarin’s Performance
8.3	Material Consents and Approvals
8.4	Exercise of Elan Option

8.5	Elan Assignment Agreement
8.6	Additional Documents
8.7	No Proceedings

ARTICLE 9
CONDITIONS PRECEDENT TO SELLERS’ OBLIGATIONS TO CLOSE
9.1	Accuracy of Representations
9.2	Buyer’s Performance
9.3	Material Consents and Approvals
9.4	Additional Documents
9.5	No Proceeding

ARTICLE 10
TERMINATION
10.1	Termination Events
10.2	Effect of Termination

ARTICLE 11
ADDITIONAL COVENANTS
11.1	Payment of Taxes Resulting From Sale of Acquired Assets
11.2	Regulatory Matters
11.3	REDUCTION OF PERMAX INVENTORY
11.4	Reports and Returns
11.5	Assistance in Proceedings
11.6	Noncompetition, Nonsolicitation and Nondisparagement
11.7	Customer and Other Business Relationships
11.8	Retention of and Access to Records
11.9	Further Assurances
11.10	Change of API Name

ARTICLE 12
INDEMNIFICATION; REMEDIES
12.1	Survival
12.2	Indemnification and Reimbursement by Sellers
12.3	Indemnification and Reimbursement by Buyer
12.4	Limitations on Amount—Sellers
12.5	Limitations on Amount—Buyer
12.6	Time Limitations
12.7	Right of Setoff
12.8	Third-Party Claims
12.9	Other Claims
12.10	Indemnification in Case of Strict Liability or Indemnitee Negligence

ARTICLE 13
CONFIDENTIALITY
13.1	Definition of Confidential Information
13.2	Restricted Use of Confidential Information

13.3	Exceptions
13.4	Legal Proceedings
13.5	Return or Destruction of Confidential Information
13.6	Attorney-Client Privilege

ARTICLE 14
GENERAL PROVISIONS
14.1	Expenses
14.2	Public Announcements
14.3	Notices
14.4	Jurisdiction; Service of Process
14.5	Waiver of jury trial
14.6	Enforcement of Agreement
14.7	Waiver; Remedies Cumulative
14.8	Entire Agreement and Modification
14.9	Disclosure Schedules
14.10	Assignments, Successors and No Third-Party Rights
14.11	Severability
14.12	Construction
14.13	Time of Essence
14.14	Governing Law
14.15	Execution of Agreement

ASSET PURCHASE AGREEMENT

This Asset Purchase Agreement (as amended from time to time, this “Agreement”) is made and entered into this        day of February, 2004, by and between Valeant Pharmaceuticals International, a Delaware corporation (“Buyer”), and Amarin Corporation plc, a public limited company incorporated in England and Wales (“Amarin”) and Amarin Pharmaceuticals Company Limited, a limited company incorporated in England and Wales (“APCL”) (Amarin and APCL being hereinafter from time to time referred to collectively as the “Sellers”).

WITNESSETH:

WHEREAS, Amarin is a London-based specialty pharmaceutical company that is focused on the development and marketing of pharmaceuticals used in the treatment of neurological diseases and disorders;

WHEREAS, Amarin operates in the United States primarily through its second-tier subsidiary, Amarin Pharmaceuticals, Inc., a Delaware corporation (“API”);

WHEREAS, APCL is a wholly owned subsidiary of Amarin and is the registered holder of 100% of the issued and outstanding capital stock of API;

WHEREAS, Buyer is a California-based global pharmaceutical company that develops, manufactures and distributes a broad range of prescription and non-prescription pharmaceuticals;

WHEREAS, Buyer desires to purchase (i) from Amarin, the Amarin Products and Rights (as hereinafter defined) and (ii) from APCL, 100% of the issued and outstanding capital stock of API, for the consideration and on the terms set forth in this Agreement; and

WHEREAS, Amarin and APCL desire to sell to Buyer the Amarin Product Rights and 100% of the issued and outstanding capital stock of API, respectively, for the consideration and on the terms set forth in this Agreement;

NOW, THEREFORE, in consideration of the premises, the mutual covenants herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE 1
DEFINITIONS AND USAGE

1.1                               DEFINITIONS

For purposes of this Agreement, the following terms and variations thereof have the meanings specified or referred to in this Section 1.1:

“ANDA” — an abbreviated new drug application as filed with the FDA under the Act.

“APCL”— as defined in the first paragraph of this Agreement.

“API” — as defined in the third paragraph of this Agreement.

“API Adjustment Amount” — as defined in Section 2.7.

“API Facility” — collectively, API’s Mill Valley Facility, API’s New Jersey Facility, and any other facility owned or occupied by API.

“API Shares” — the shares representing 100% of the issued and outstanding capital stock of API.

“API’s Intellectual Property Assets” — as defined in Section 4.22(a).

“API’s Interim Balance Sheet” — as defined in Section 4.4.

“API’s Inventory” — all finished goods inventory of Permax® and the PCP Products owned or controlled by API.

“API’s Mill Valley Facility” — API’s principal office located at Two Belvedere Place, Suite 330, Mill Valley, California 94941.

“API’s New Jersey Facility” — API’s office located at 25 Independence Blvd., Suite 100, Warren, New Jersey 07059.

“Accounts Receivable” — (a) all trade accounts receivable and other rights to payment from customers and the full benefit of all security for such accounts or rights to payment, including all trade accounts receivable representing amounts receivable in respect of goods shipped or products sold or services rendered to customers, (b) all other accounts or notes receivable and the full benefit of all security for such accounts or notes and (c) any claim, remedy or other right related to any of the foregoing.

“Acquired Assets” — collectively, the PCP Product Assets, Amarin Product Rights and API Shares.

“Act” — U.S. Federal Food, Drug and Cosmetic Act, as amended.

“Affiliate” — means, with respect to any Person, another Person that, directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such Person.  “Control” and, with correlative meanings, the terms “controlled by” and “under common control with” means the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise; provided that for purposes of this Agreement, neither Elan Corporation plc nor any of its Affiliates shall be deemed to be an Affiliate of Amarin, APCL or API.

“Amarin” — as defined in the first paragraph of this Agreement.

“Amarin Products” — collectively, the PCP Products, Permax and Zelapar.

“Amarin Product Rights” — collectively, the PCP Product Rights, Permax® Rights, and Zelapar Rights.

“Assumed Liabilities” — as defined in Section 2.3.

“Best Efforts” — the reasonable efforts that a prudent Person desirous of achieving a result would use in similar circumstances to achieve that result as promptly as practicable; provided, however, that a Person required to use Best Efforts under this Agreement will not be thereby required to take actions that would result in a material adverse change in the benefits to such Person of this Agreement and the Contemplated Transactions or to dispose of or make any change to its business, expend any material funds or incur any other material burden.

“Breach” — any breach of, or any inaccuracy in, any representation or warranty or any breach of, or failure to perform or comply with, any covenant or obligation, in or of this Agreement or any other Contract.

“Business Day” — any day other than (a) Saturday or Sunday or (b) any other day on which banks in London or Costa Mesa, California, are permitted or required to be closed.

“Buyer” — as defined in the first paragraph of this Agreement.

“Buyer Indemnified Persons” — as defined in Section 12.2.

“Closing” — as defined in Section 2.5.

“Closing Date” — the date on which the Closing actually takes place.

“COBRA” — as defined in Section 4.13(e).

“Code” — the Internal Revenue Code of 1986, as amended.

“Confidential Information” — as defined in Section 13.1(a).

“Consent” — any approval, consent, ratification, waiver or other authorization.

“Contemplated Transactions” — all of the transactions contemplated by this Agreement.

“Contract” — any agreement, contract, Lease, consensual obligation, promise or undertaking (whether written or oral and whether express or implied), whether or not legally binding, together with all amendments, modifications and supplements thereto.

“Damages” — as defined in Section 12.2.

“Disclosure Schedules” — the disclosure schedules delivered by Amarin to Buyer concurrently with the execution and delivery of this Agreement, as may be amended in accordance with Section 6.6.

“ERISA” — the Employee Retirement Income Security Act of 1974, as amended.

“Elan/Amarin Option Agreement” — that certain Amended and Restated Option Agreement, dated August 4, 2003, as amended, by and between Elan and Amarin.

“Elan” — Elan Pharma International Limited, a company incorporated in the Republic of Ireland, and a party to the Scherer/Elan License Agreement and the Elan/Amarin Option Agreement.

“Elan Assignment Agreement” – as defined in Section 8.5.

“Eli Lilly” — Eli Lilly and Company, an Indiana corporation and party to the Eli Lilly/Amarin License Agreement.

“Eli Lilly/Amarin License Agreement” — that certain Amended and Restated License and Supply Agreement, dated March 29, 2002, as amended, by and between Eli Lilly and Amarin.

“Employee Plan” — as defined in Section 4.13(a).

“Encumbrance” — any charge, claim, community or other marital property interest, condition, equitable interest, lien, option, pledge, security interest, mortgage, right of way, easement, encroachment, servitude, right of first option, right of first refusal or similar restriction, including any restriction on use, voting (in the case of any security or equity interest), transfer, receipt of income or exercise of any other attribute of ownership, except for such imperfections of title and other encumbrances which are not substantial in character, amount or extent and do not materially detract from the value of the properties subject thereto.

“Environment” — soil, land surface or subsurface strata, surface waters (including navigable waters and ocean waters), groundwaters, drinking water supply, stream sediments, ambient air (including indoor air), plant and animal life and any other environmental medium or natural resource.

“Environmental Liabilities” — any cost, damages, expense or liability arising from or under any Environmental Law, including those consisting of or relating to:

(a)                                  any environmental matter or condition (including on-site or off-site contamination, and regulation of any chemical substance or product);

(b)                                 any fine, penalty, judgment, award, settlement, legal or administrative proceeding, damages, loss, claim, demand or response, remedial or inspection cost or expense arising under any Environmental Law;

(c)                                  financial responsibility under any Environmental Law for cleanup costs or corrective action, including any cleanup, removal, containment or other remediation or response actions (“Cleanup”) required by any Environmental Law (whether or not such Cleanup has been required or requested by any Governmental Body or any other Person) and for any natural resource damages; or

(d)                                 any other compliance, corrective or remedial measure required under any Environmental Law.

The terms “removal,” “remedial” and “response action” include the types of activities covered by the United States Comprehensive Environmental Response, Compensation and Liability Act of 1980 (“CERCLA”).

“Environmental Law” — any Legal Requirement that requires or relates to:

(a)                                  advising appropriate authorities, employees or the public of intended or actual Releases of pollutants or hazardous substances or materials, violations of discharge limits or other prohibitions and the commencement of activities, such as resource extraction or construction, that could have significant impact on the Environment;

(b)                                 preventing or reducing to acceptable levels the Release of pollutants or hazardous substances or materials into the Environment;

(c)                                  reducing the quantities, preventing the Release or minimizing the hazardous characteristics of wastes that are generated;

(d)                                 assuring that products are designed, formulated, packaged and used so that they do not present unreasonable risks to human health or the Environment when used or disposed of;

(e)                                  protecting resources, species or ecological amenities;

(f)                                    reducing to acceptable levels the risks inherent in the transportation of hazardous substances, pollutants, oil or other potentially harmful substances;

(g)                                 cleaning up pollutants that have been Released, preventing the Threat of Release or paying the costs of such clean up or prevention; or

(h)                                 making responsible parties pay private parties, or groups of them, for damages done to their health or the Environment or permitting self-appointed representatives of the public interest to recover for injuries done to public assets.

“Exchange Act” — the Securities Exchange Act of 1934, as amended.

“FDA”  — the U. S. Food and Drug Administration or any successor entity thereto.

“Governing Documents” — with respect to any particular entity, (a) if a corporation, the articles or certificate of incorporation and the bylaws; (b) if a general partnership, the partnership agreement and any statement of partnership; (c) if a limited partnership, the limited partnership agreement and the certificate of limited partnership; (d) if a limited liability company, the articles of organization and operating agreement; (e) if another type of Person, any other charter or similar document adopted or filed in connection with the creation, formation or organization of the Person; and (f) any amendment or supplement to any of the foregoing.

“Governmental Authorization” — any Consent, license, registration (including a Product Registration), or permit issued, granted, given or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement.

“Governmental Body” — any:

(a)                                  nation, state, county, city, town, borough, village, district or other jurisdiction;

(b)                                 federal, state, local, municipal, foreign or other government;

(c)                                  governmental or quasi-governmental authority of any nature (including any agency, branch, department, board, commission, court, tribunal or other entity exercising governmental or quasi-governmental powers), including specifically the FDA;

(d)                                 body exercising, or entitled or purporting to exercise, any administrative, executive, judicial, legislative, police, regulatory or taxing authority or power; or

(e)                                  official of any of the foregoing.

“Hazardous Activity” — the distribution, generation, handling, importing, management, manufacturing, processing, production, refinement, Release, storage, transfer, transportation, treatment or use (including any withdrawal or other use of groundwater) of Hazardous Material in, on, under, about or from any of the API Facilities or any part thereof into the Environment.

“Hazardous Material” — any substance, material or waste which is regulated by any Governmental Body, including any material, substance or waste which is defined as a “hazardous waste,” “hazardous material,” “hazardous substance,” “extremely hazardous waste,” “restricted hazardous waste,” “contaminant,” “toxic waste” or “toxic substance” under any provision of Environmental Law, and including petroleum, petroleum products, asbestos, presumed asbestos-containing material or asbestos-containing material, urea formaldehyde and polychlorinated biphenyls.

“HSR Act” — the Hart-Scott-Rodino Antitrust Improvements Act, as amended.

“IND” — an investigational new drug application as filed with the FDA under the Act.

“IRS” — the United States Internal Revenue Service and, to the extent relevant, the United States Department of the Treasury.

“Indemnified Person” — as defined in Section 12.8.

“Indemnifying Person” — as defined in Section 12.8.

“Knowledge” — an individual will be deemed to have Knowledge of a particular fact or other matter if                                    that individual is actually aware of that fact or matter. A Person (other than an individual) will be deemed to have Knowledge of a particular fact or other matter if any individual who is serving as a director, executive officer, partner, or trustee of that Person (or in any similar capacity), or who has had active and significant involvement in the Contemplated

Transactions on behalf of such Person, has Knowledge of that fact or other matter.  For the avoidance of doubt, the executive officers of Amarin, APCL and API, and the persons having active and significant involvement in the Contemplated Transactions on behalf of such entities, are Richard A B Stewart, Michael Coffee, Ian Garland, Donald Joseph, Jonathan Lamb and Darren Cunningham. For purposes of the representations and warranties contained in Article 4 hereof, Amarin shall be deemed to have Knowledge of all matters as to which APCL or API have Knowledge.

“Lease” — any real property lease or any other lease or rental agreement, license, right to use or installment or conditional sale agreement, or any other Contract pertaining to the leasing or use of any real or tangible personal property.

“Legal Requirement” — any federal, state, local, municipal, foreign, international, multinational or other constitution, law, ordinance, principle of common law, code, regulation, statute or treaty.

“Liability” — with respect to any Person, any liability or obligation of such Person of any kind, character or description, whether known or unknown, absolute or contingent, accrued or unaccrued, disputed or undisputed, liquidated or unliquidated, secured or unsecured, joint or several, due or to become due, vested or unvested, executory, determined, determinable or otherwise.

“Master Assignment and Assumption Agreement” — as defined in Section 2.6(a)(i).

“Material API Contract” — any Contract (a)(i) under which API has or may acquire any rights or benefits, (ii) under which API has or may become subject to any obligation or liability, or (iii) by which API or any of the assets owned or used by API is or may become bound, and in addition, (b) which is disclosed, or required to be disclosed, on Schedule 4.17.

“Material Adverse Effect” – an event, change or effect that is materially adverse to any of (i) the Permax Rights taken as a whole, (ii) the Zelapar Rights taken as a whole, (iii) the PCP Product Rights taken as a whole or (iv) the financial condition or results of operations of API.

“Material Amarin Contract” — any Contract (a) under which Amarin has or may acquire any material rights or benefits with respect to any of the Acquired Assets, (b) under which Amarin has or may become subject to any material obligation or liability with respect to the Acquired Assets, or (c) by which any of the Acquired Assets are or may become bound in any material respect.

“Material Consents” — in the case of (a) Amarin, collectively, those Consents identified as “Material Consents” on Schedule 3.2, (b) API and APCL, collectively, those Consents identified as “Material Consents” on Schedule 4.2, and (c) Buyer, collectively, those Consents identified as “Material Consents” on Schedule 5.2.

“Mill Valley Lease” — as defined in Section 11.12(a).

“NDA” — a new drug application as filed with the FDA under the Act.

“NDA/ANDA Transfer Letter” — as defined in Section 2.6(a)(iii).

“Order” — any order, injunction, judgment, decree, ruling, assessment or arbitration award of any Governmental Body or arbitrator.

“Ordinary Course of Business” — an action taken by a Person will be deemed to have been taken in the Ordinary Course of Business only if that action

(a)                                  is consistent in nature, scope and magnitude with the past practices of such Person and is taken in the ordinary course of the normal, day-to-day operations of such Person; and

(b)                                 does not require authorization by the board of directors or shareholders of such Person (or by any Person or group of Persons exercising similar authority).

“PCP Product Assets” — collectively, the PCP Product Know-How, PCP Product Records, PCP Product Registrations, and PCP Product Trademarks.

“PCP Product Know-How” — the manufacturing information, including formulae, processes, methods, manufacturing and testing procedures, technical information, clinical information, regulatory information, know-how and inventions, patentable and non-patentable, owned by Amarin and relating specifically and solely to the PCP Products.

“PCP Product Records” — the books, records and other materials held by Amarin that pertain solely to the PCP Products, whether in electronic or tangible form.

“PCP Product Registrations” — the Product Registrations disclosed on Schedule 3.9.

“PCP Products” — the pharmaceutical products that comprise Amarin’s portfolio of primary care products, being those products disclosed on Schedule 3.9.

“PCP Product Rights” — all of Amarin’s right, title and interest in and to the PCP Product Assets.

“PCP Product Trademarks” — the trademark registrations and applications disclosed on Schedule 3.9.

“Permax®” — a pharmaceutical formulation containing pergolide mesylate currently sold by API under the product name Permax®.

“Permax® Rights” — all of Amarin’s rights under the Eli Lilly/Amarin License Agreement, including but not limited to the exclusive right to use, promote, market, sell and distribute Permax® (excluding the Permax® Patch, a transdermal patch potentially in development for the delivery of Permax®) in the Territory.

“Permitted Encumbrances” — as defined in Section 4.6.

“Person” — an individual, partnership, corporation, business trust, limited liability company, limited liability partnership, joint stock company, trust, unincorporated association, joint venture or other entity or a Governmental Body.

“Pro Forma Balance Sheet” — the pro forma balance sheet of API set forth in Schedule 2.7 annexed hereto.

“Proceeding” — any action, arbitration, audit, hearing, investigation, litigation or suit (whether civil, criminal, administrative, judicial or investigative, whether formal or informal, whether public or private) commenced, brought, conducted or heard by or before, or otherwise involving, any Governmental Body or arbitrator.

“Product Registrations” — all regulatory approvals, licenses, applications, including NDAs, ANDAs, and INDs, and all supplements thereto, whether existing, pending, withdrawn or in draft form, together with all material correspondence to or from the FDA relative to any pharmaceutical product.

“Purchase Price” — as defined in Section 2.2.

“Record” — information that is inscribed on a tangible medium or that is stored in an electronic or other medium and is retrievable in perceivable form.

“Release” — any release, spill, emission, leaking, pumping, pouring, dumping, emptying, injection, deposit, disposal, discharge, dispersal, leaching or migration on or into the Environment or into or out of any property.

“Remedial Action” — all actions, including any capital expenditures, required or voluntarily undertaken (a) to clean up, remove, treat or in any other way address any Hazardous Material or other substance; (b) to prevent the Release or Threat of Release or to minimize the further Release of any Hazardous Material or other substance so it does not migrate or endanger or threaten to endanger public health or welfare or the Environment; (c) to perform pre-remedial studies and investigations or post-remedial monitoring and care; or (d) to bring all API Facilities and the operations conducted thereon into compliance with Environmental Laws and environmental Governmental Authorizations.

“Representative” — with respect to a particular Person, any director, officer, manager, employee, agent, consultant, advisor, accountant, financial advisor, legal counsel or other representative of that Person.

“SEC” — the United States Securities and Exchange Commission.

“Schedule” — a part or section of the Disclosure Schedules.

“Scherer” — R. P. Scherer Corporation, a Delaware corporation and a party to the Scherer/Elan License Agreement.

“Scherer/Elan License Agreement” — that certain License and Supply Agreement, dated February 25, 1999, as amended, by and between Scherer and Elan.

“Securities Act” — the Securities Act of 1933, as amended.

“Sellers” — as defined in the first paragraph of this Agreement.

“Software” — all computer software and subsequent versions thereof, including source code, object, executable or binary code, objects, comments, screens, user interfaces, report formats, templates, menus, buttons and icons and all files, data, materials, manuals, design notes and other items and documentation related thereto or associated therewith.

“Subsidiary” — with respect to any Person (the “Owner”), any corporation or other Person of which securities or other interests having the power to elect a majority of that corporation’s or other Person’s board of directors or similar governing body, or otherwise having the power to direct the business and policies of that corporation or other Person (other than securities or other interests having such power only upon the happening of a contingency that has not occurred), are held by the Owner or one or more of its Subsidiaries.

“Tax” — any income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, property, environmental, windfall profit, customs, vehicle, airplane, boat, vessel or other title or registration, capital stock, franchise, employees’ income withholding, foreign or domestic withholding, social security, unemployment, disability, real property, personal property, sales, use, transfer, value added, alternative, add-on minimum and other tax, fee, assessment, levy, tariff, charge or duty of any kind whatsoever and any interest, penalty, addition or additional amount thereon imposed, assessed or collected by or under the authority of any Governmental Body or payable under any tax-sharing agreement or any other Contract.

“Taxation Authority” — means any governmental or other authority whatsoever competent to impose any Taxation, whether in the United Kingdom, the United States or elsewhere.

“Tax Return” — any return (including any information return), report, statement, schedule, notice, form, declaration, claim for refund or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of or compliance with any Legal Requirement relating to any Tax.

“Territory” — with respect to Permax and/or the Permax Rights, as defined in the Eli Lilly/Amarin License Agreement, and with respect to Zelapar and/or the Zelapar Rights shall mean the United States.

“Third Party” — a Person that is not a party to this Agreement.

“Third-Party Claim” — any claim against any Indemnified Person by a Third Party, whether or not involving a Proceeding.

“Threat of Release” — a reasonable likelihood of a Release that may require action in order to prevent or mitigate damage to the Environment that may result from such Release.

“Trademark Assignment” — as defined in Section 2.6(a)(ii).

“UK GAAP” — generally accepted accounting principles for financial reporting in the United Kingdom, applied on a basis consistent with the basis on which the balance sheets and the other financial statements referred to in Section 4.4 were prepared.

“VAT” — means value added tax.

“Zelapar™ — a pharmaceutical formulation of selegeline hydrochloride that falls within the claims of certain Zydis® patents (as more fully described in the Scherer/Elan License Agreement).

“Zelapar Development Agreement” — as defined in Section 11.2(a)(i).

“Zelapar R&D Studies” — the research and development study or studies contemplated in, and to be effected pursuant to, the Zelapar Development Agreement.

“Zelapar Rights” —  all of Elan’s right, title and interest in any data, information, or know-how pertaining to, and any license or other rights in, Zelapar in the Territory owned or controlled by Elan at the time of Amarin’s exercise of its option under the Elan/Amarin Option Agreement, and relating to the use, promotion, distribution and sale of Zelapar in the Territory for use in the field of human therapeutic treatment of any disease, condition or disorder.  The foregoing includes but is not limited to (i) all of Elan’s and Amarin’s rights under the Scherer/Elan License Agreement, as it pertains to the Territory, and (ii) all clinical, preclinical and other data, protocols, inventory, work in progress, regulatory rights or applications of any kind, contract rights, market research, patent rights, patent applications, trademark rights, trademark applications, and any know-how associated with Zelapar for use in the Territory.

1.2                               USAGE

(a)                                  Interpretation.  In this Agreement, unless a clear contrary intention appears:

(i)                                     the singular number includes the plural number and vice versa;

(ii)                                  reference to any Person includes such Person’s successors and assigns but, if applicable, only if such successors and assigns are not prohibited by this Agreement, and reference to a Person in a particular capacity excludes such Person in any other capacity or individually;

(iii)                               reference to any gender includes each other gender;

(iv)                              reference to any agreement, document or instrument means such agreement, document or instrument as amended or modified and in effect from time to time in accordance with the terms thereof;

(v)                                 reference to any Legal Requirement means such Legal Requirement as amended, modified, codified, replaced or reenacted, in whole or in part, and in effect from time to time, including rules and regulations promulgated thereunder, and reference to any section or other provision of any Legal Requirement means that provision of such Legal Requirement from time to time in effect and constituting the substantive amendment, modification, codification, replacement or reenactment of such section or other provision;

(vi)                              “hereunder,” “hereof,” “hereto,”  and words of similar import shall be deemed references to this Agreement as a whole and not to any particular Article, Section or other provision hereof;

(vii)                           “including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding such term;

(viii)                        “or” is used in the inclusive sense of “and/or”;

(ix)                                with respect to the determination of any period of time, “from” means “from and including” and “to” means “to but excluding”; and

(x)                                   references to documents, instruments or agreements shall be deemed to refer as well to all addenda, exhibits, schedules or amendments thereto.

(b)                                 Accounting Terms and Determinations.  Unless otherwise specified herein, all accounting terms used herein shall be interpreted and all accounting determinations hereunder shall be made in accordance with UK GAAP.

(c)                                  Legal Representation of the Parties.  This Agreement was negotiated by the parties with the benefit of legal representation, and any rule of construction or interpretation otherwise requiring this Agreement to be construed or interpreted against any party shall not apply to any construction or interpretation hereof.

ARTICLE 2
SALE AND TRANSFER OF THE ACQUIRED ASSETS; CLOSING

2.1                               ASSETS TO BE SOLD

Upon the terms and subject to the conditions set forth in this Agreement, at the Closing, and effective as of the Closing Date, Sellers shall sell, convey, assign, transfer and deliver to Buyer, and Buyer shall purchase and acquire from Sellers, free and clear of any Encumbrances other than Permitted Encumbrances, all of Sellers’ right, title and interest in and to the Acquired Assets.  Notwithstanding the foregoing, the transfer of the Acquired Assets pursuant to this Agreement shall not include the assumption of any Liability except for the Assumed Liabilities.

2.2                               PURCHASE PRICE

(a)                                  The purchase price for the Acquired Assets (the “Purchase Price”) will consist of (i) Thirty-Eight Million U.S. Dollars (U.S. $38,000,000), payable at Closing by the Buyer to the Sellers or to any Third Party at the Sellers’ direction, (ii) Three Million U.S. Dollars (U.S. $3,000,000), payable upon Successful Completion (as hereinafter defined) of the Zelapar R&D Studies, (iii) Five Million U.S. Dollars (U.S. $5,000,000), payable upon final FDA approval of the Zelapar NDA, and (iv) the assumption by Buyer at Closing of the Assumed Liabilities.  For purposes hereof “Successful Completion” shall have the meaning set forth in the Zelapar Development Agreement.

(b)                                 Following Closing, the API Adjustment Amount shall be determined and paid as provided in Section 2.7.

(c)                                  Amarin shall be responsible for all transfer, sales, bulk sales, use and other related Taxes, other than VAT, if any, arising at any time out of the sale of the Acquired Assets to Buyer pursuant to this Agreement. Buyer shall be responsible for all VAT arising at any time out of the sale of the Acquired Assets to Buyer pursuant to this Agreement.

2.3                               ASSUMED LIABILITIES

(a) On the Closing Date, and effective as of the Closing Date, Buyer shall assume the following Liabilities of Amarin (collectively, the “Assumed Liabilities”):

Zelapar Related Liabilities.  Buyer shall assume all obligations and liabilities of Amarin arising under the Elan/Amarin Option Agreement (or any other documentation entered into by Valeant at Closing under which it succeeds to Amarin’s rights and obligations under the Elan/Amarin Option Agreement) on and after the Closing Date, including the following:

(i)                                     Elan Milestone Payment.  Buyer shall assume Amarin’s obligation to pay a one-time milestone payment to Elan under Section 7.1 of the Elan/Amarin Option Agreement;

(ii)                                  Elan Royalty Payment.  Buyer shall assume Amarin’s obligation to pay Elan a 12.5% royalty on “Net Sales” of Zelapar in the Territory during the first 8 “Launch Years” under Section 7.3 of the Elan/Amarin Option Agreement; and

(iii)                               Scherer/Elan License Agreement Liabilities.  Buyer shall assume all obligations and liabilities of Amarin (as assumed by Amarin under Section 3.1(d) of the Elan/Amarin Option Agreement) arising under the Scherer/Elan License Agreement after the Closing Date, including Amarin’s obligation to pay Cardinal Health, Inc., as successor-in-interest by merger to R. P. Scherer, a 10% royalty on “Net Sales” of Zelapar in the Territory under Section 4.2 of the Scherer/Elan License Agreement.

Permax® Related Liabilities.  Buyer shall assume the following obligations and liabilities of Amarin to the extent they arise after the Closing Date:

(iv)                              Eli Lilly/Amarin License Agreement Liabilities.  Buyer shall assume all of Amarin’s obligations and liabilities under the Eli Lilly/Amarin License Agreement; and

(v)                                 Elan Royalty Payment.  Buyer shall assume Amarin’s obligation to pay Elan an adjustable royalty on “Net Sales” of Permax® in the Territory under Section 3.10(e) of that certain Amended and Restated Distribution, Marketing and Option Agreement, dated September 28, 2001, as amended, by and between Elan and Amarin.

(b)                                 API Liabilities.  For the avoidance of doubt, Sellers and Buyer acknowledge that except as expressly provided herein, none of API’s Liabilities are assumed by Sellers or Buyer as part of or in connection with the Contemplated Transactions, but rather all Liabilities of API shall remain Liabilities of API, including without limitation all Liabilities relating to any termination or redundancy affecting employees of API or otherwise relating to any employee of API, and including all severance obligations to employees of API, except that Buyer shall not retain those Liabilities specifically assumed by Amarin under Section 11.15 hereof.   In furtherance of the foregoing, it is understood and agreed that Sellers shall not be responsible for, and Buyer and its Affiliates hereby release Sellers from, any and all Liabilities of API, except for liabilities as to which Sellers are obligated to indemnify Buyer under Section 12.2 hereof.

(c)                                  Post-Closing Reduction of Assumed Liabilities.  In the event and to the extent that Buyer is able to negotiate and secure a reduction of some or all of the Assumed Liabilities after the Closing, any savings attributable to any such reductions shall inure exclusively to the benefit of Buyer.

2.4                               ALLOCATION

The Purchase Price shall be allocated in accordance with Exhibit A.  Buyer and Sellers acknowledge that the Purchase Price allocations were determined pursuant to arm’s length bargaining regarding the fair market values of the Acquired Assets.  After the Closing, the parties shall make consistent use of the allocation specified in Exhibit A for all Tax purposes and in all filings, declarations and reports with the IRS in respect thereof, including the reports, if any, required to be filed under Section 1060 of the Code.  If required under Section 1060 of the Code, Buyer shall prepare and deliver IRS Form 8594 to Sellers within forty-five (45) days after the Closing Date to be filed with the IRS.  In any Proceeding related to the determination of any Tax, neither Buyer nor Sellers shall contend or represent that such allocation is not a correct allocation.  Notwithstanding the foregoing, if any Taxation Authority challenges the Purchase Price allocations contained in this Agreement in any administrative or judicial proceeding, Sellers or Buyer, as the case may be, shall be allowed to settle or compromise such dispute in such manner as that party determines to be practicable, irrespective of whether such settlement is contrary to the specific terms of this Agreement regarding Purchase Price allocations.

2.5                               CLOSING

The purchase and sale provided for in this Agreement (the “Closing”) will take place at API’s Mill Valley Facility.  Unless Buyer and Sellers agree otherwise, the Closing shall take place on the date that is five (5) Business Days following  the receipt of all of the Material Consents duly executed by all relevant parties or the waiver by the relevant party(ies) of the right to receive any such Material Consents as a condition to Closing. Subject to the provisions of ARTICLE 10, failure to consummate the purchase and sale provided for in this Agreement on the date and time and at the place determined pursuant to this Section 2.5 will not result in the termination of this Agreement and will not relieve any party of any obligation under this Agreement.  In such a situation, the Closing will occur as soon as practicable, subject to ARTICLE 10.

2.6                               CLOSING OBLIGATIONS

In addition to any other documents to be delivered under other provisions of this Agreement, at the Closing:

(a)                                  Amarin shall deliver to Buyer:

(i)                                     a general bill of sale, assignment and assumption agreement in a form to be mutually agreed (the “Master Assignment and Assumption Agreement”), executed by Amarin, pursuant to which (A) Amarin shall convey the Amarin Product Rights (except for the PCP Product Trademarks) to Buyer, and (B) Buyer shall assume the Assumed Liabilities;

(ii)                                  an assignment in a form to be mutually agreed (the “Trademark Assignment”), executed by Amarin, pursuant to which Amarin shall assign to Buyer the PCP Product Trademarks held by Amarin;

(iii)                               a letter from Amarin to the FDA, dated as of the Closing Date, in form and substance acceptable to Buyer (the “NDA/ANDA Transfer Letter”) pursuant to which Amarin shall advise the FDA of its transfer of the PCP Product Registrations to Buyer pursuant to this Agreement;

(iv)                              a termination agreement, dated as of the Closing Date, by and between Amarin and API, in form and substance acceptable to Buyer (the “Termination Agreement”), pursuant to which Amarin and API shall terminate, effective as of the Closing Date, (A) that certain Services Agreement, dated July 12, 2000, by and between Amarin and API, and (B) that certain Sales Agent Agreement, dated July 12, 2000, by and between Amarin and API;

(v)                                 the Zelapar Development Agreement, executed by Amarin;

(vi)                              the Elan Assignment Agreement, executed by Elan and Amarin;

(vii)                           letters of resignation, dated as of the Closing Date, in form and substance reasonably acceptable to Buyer, from each of API’s officers and directors;

(viii)                        evidence reasonably satisfactory to Buyer that each of the Material Consents disclosed on Schedules 3.2 and 4.2 has been obtained;

(ix)                                such other deeds, bills of sale, assignments, certificates of title, documents and other instruments of transfer and conveyance as may reasonably be requested by Buyer, each in form and substance reasonably satisfactory to Buyer and its legal counsel and executed by Amarin;

(x)                                   a certificate executed by Amarin as to the accuracy of its representations and warranties as of the date of this Agreement and as of the Closing in accordance with Section 8.1 and as to its compliance with and performance of its covenants and obligations to be performed or complied with at or before the Closing in accordance with Section 8.2;  and

(xi)                                a certificate of the secretary of Amarin certifying, as complete and accurate as of the Closing, attached copies of the Governing Documents of Amarin, certifying and attaching all requisite resolutions or actions of Amarin’s board of directors and shareholders (if applicable) approving the execution and delivery of this Agreement and the consummation of the Contemplated Transactions and certifying to the incumbency and signatures of the officers of Amarin executing this Agreement and any other document relating to the Contemplated Transactions.

(xii)                             the Repurchase Agreements (as defined in Section 11.3), to the extent any have been entered into as of the Closing Date.

(b)                                 APCL shall deliver to Buyer:

(i)                                     the original stock certificate representing the API Shares, duly endorsed by APCL for transfer to Buyer or accompanied by a separate stock power duly endorsed by APCL; and

(ii)                                  a certificate of the secretary of APCL certifying, as complete and accurate as of the Closing, attached copies of the Governing Documents of APCL, certifying and attaching all requisite resolutions or actions of APCL’s board of directors and shareholders (if applicable) approving the execution and delivery of this Agreement and the consummation of the Contemplated Transactions and certifying to the incumbency and signatures of the officers of APCL executing this Agreement and any other document relating to the Contemplated Transactions.

(c)                                  Buyer shall deliver to Amarin:

(i)                                     Thirty-Eight Million U.S. Dollars (U.S. $38,000,000) by wire transfer to an account specified by Amarin, a portion of which amount (consistent with Exhibit A hereto) shall be deemed to be paid to Amarin on behalf of APCL as payment for the API Shares;

(ii)                                  the Master Assignment and Assumption Agreement executed by Buyer;

(iii)                               the Zelapar Development Agreement, executed by Buyer;

(iv)                              evidence satisfactory to Amarin that each of the Material Consents disclosed on Schedule 5.2 has been obtained;

(v)                                 a certificate executed by Buyer as to the accuracy of its representations and warranties as of the date of this Agreement and as of the Closing in accordance with Section 9.1 and as to its compliance with and performance of its covenants and obligations to be performed or complied with at or before the Closing in accordance with Section 9.2; and

(vi)                              a certificate of the secretary of Buyer certifying, as complete and accurate as of the Closing, attached copies of the Governing Documents of Buyer and certifying and attaching all requisite resolutions or actions of Buyer’s board of directors approving the execution and delivery of this Agreement and the consummation of the Contemplated Transactions and certifying to the incumbency and signatures of the officers of Buyer executing this Agreement and any other document relating to the Contemplated Transactions.

(vii)                           a Stock Purchase Agreement relating to the sale of the API Shares from APCL to Buyer, in a form to be mutually agreed, executed by APCL and Buyer.

2.7                               API ADJUSTMENT AMOUNT AND PAYMENT

(a)   As promptly as reasonably practicable following the Closing, Buyer shall prepare, and Buyer and Amarin shall jointly agree upon, a balance sheet of API (the “API Closing Balance Sheet”) as of the Closing Date on the same basis and applying the same accounting principles, policies and practices as were used in preparing the Pro Forma Closing Balance Sheet (as set out in Schedule 2.7 hereto). Each of the Buyer and Amarin shall give the other (or procure that the other has) access, through its employees, agents and advisers (provided that each party shall be entitled, at its option, to have its Representatives present), to all relevant files and/or working papers (with the right to take copies) in their possession or control to the extent that they are required in connection with the preparation and/or review of the API Closing Balance Sheet. The Buyer shall submit the draft API Closing Balance Sheet is submitted to Amarin for review within 14 calendar days after Closing. Once accepted by Amarin or otherwise agreed upon by Amarin and Buyer, the API Closing Balance Sheet shall be binding upon the parties. To avoid potential duplication between this Section 2.7 and Section 11.3, the API Closing Balance Sheet shall be prepared on the basis of wholesalers carrying two months of Permax inventory and on the basis that all of the envisaged Quality King inventory buy-back set out in the Pro-Forma Closing Balance Sheet has actually occurred.  In addition, the API Closing Balance Sheet shall contain the same fair value adjustments in the same amount as contained in the Pro-Forma Closing Balance Sheet.

(b)  The “API Adjustment Amount” (which may be a positive or negative number) will be equal to the amount determined by subtracting (i) the Total Assets less Current Liabilities as reflected in the API Closing Balance Sheet from (ii) the Total Assets less Current Liabilities as of February 29, 2004 as reflected in the Pro Forma Closing Balance Sheet.

(c)  If the API Adjustment Amount is less than zero, then subject to Section 2.7(e) below, the Purchase Price will be increased by the API Adjustment Amount, and Buyer shall pay or cause to be paid the API Adjustment Amount to Amarin by wire transfer or by other mutually acceptable means within three (3) Business Days following the final determination of the API Adjustment Amount.

(d)  If the API Adjustment Amount is greater than zero, then subject to Section 2.7(e) below, the inter-company receivable due to API from Amarin shall not be waived in full as provided in the Deed of Termination between Amarin and API (as further defined in Section 9.6) , and in such event Amarin shall pay to API such portion of the said inter-company receivable as is equal to the API Adjustment Amount, and only the then-remaining portion of such inter-company receivable shall be waived under the Deed of Termination. In the event an adjustment to such inter-company receivable is required under this Section 2.7(d), the amount thereof shall be settled by Amarin by wire transfer or by other mutually acceptable means within three (3) Business Days following the final determination of the API Adjustment Amount.

(e)  No adjustment shall be made to the Purchase Price under Section 2.7(c) above or to the inter-company receivable under Section 2.7(d) above unless the amount of the API Adjustment Amount is at least fifty thousand dollars ($50,000)

(f)  The parties shall pay their own respective costs in connection with the preparation of the API Closing Balance Sheet.

(g)  The draft API Closing Balance Sheet shall be deemed to have been accepted by Amarin as the binding API Closing Balance Sheet unless, within 20 calendar days of its receipt, Amarin delivers to the Buyer notice to the contrary specifying with reasonable detail:

(i)                                     the item or items disputed;

(ii)                                  the reason(s) for disputing such item or items; and

(iii)                               how the draft API Closing Balance Sheet should be adjusted.  If the Buyer and Amarin resolve the matters raised in the notice in the 20 Business Days following receipt of the notice, the draft API Closing Balance Sheet (adjusted, if necessary, as agreed by the Buyer and Amarin) will be deemed to have been accepted by the parties as the binding API Closing Balance Sheet;

(h)  If Amarin and the Buyer are unable to reach agreement within 20 calendar days of the notice referred to in Clause 2.7(d), the matter(s) in dispute shall, at the written election of Amarin or the Buyer, be referred to the decision of a UK independent chartered accountant (the “Independent Accountant”) to be appointed (in default of nomination by agreement between Amarin and the Buyer) by the President for the time being of the Institute of Chartered Accountants in England and Wales on the written application of Amarin or of the Buyer (whichever applies first);

(i)  The Independent Accountant shall act as an expert and not as an arbitrator. The Independent Accountant’s decision shall (in the absence of manifest error) be final and binding on Amarin and the Buyer for all the purposes of this Agreement.  The Buyer and Amarin shall use their Best Efforts to ensure that the Independent Accountant’s decision as to the matter in dispute is made within 30 calendar days of appointment. The draft API Closing Balance Sheet, as adjusted (if necessary) to reflect the Independent Accountant’s final and binding decision, will be deemed to have been accepted by the parties as the binding API Closing Balance Sheet.

The costs of the Independent Accountant shall be apportioned between the parties as the Independent Accountant shall decide but each party shall be responsible for its own costs of presenting its case to the Independent Accountant.

(b)

ARTICLE 3
REPRESENTATIONS AND WARRANTIES OF SELLERS AS TO SELLERS

Amarin (as to itself and APCL) and APCL (only as to itself) represent and warrant to Buyer as follows:

3.1                               ORGANIZATION AND GOOD STANDING

Amarin and APCL each is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, with full corporate power and authority to conduct its business as it is now being conducted, and to own or use its properties and assets in the conduct of its business.

3.2                               ENFORCEABILITY; AUTHORITY; NO CONFLICT

(a)                                  This Agreement constitutes the legal, valid and binding obligation of each of Amarin and APCL and is enforceable against each of them in accordance with its terms.  Upon the execution and delivery by Amarin and APCL of the Master Assignment and Assumption Agreement, the Trademark Assignment, and each other agreement to be executed or delivered by either or both of them at the Closing (collectively, the “Sellers’ Closing Documents”), each of Sellers’ Closing Documents signed by Amarin will constitute the legal, valid and binding obligation of Amarin enforceable against it in accordance with its terms, and each of the Sellers’ Closing Documents signed by APCL will constitute the legal, valid and binding obligation of APCL enforceable against it in accordance with its terms.  Amarin and APCL each has the full and unrestricted right, power and authority to execute and deliver this Agreement and each of the Sellers’ Closing Documents to which it is a party and to perform its obligations under this Agreement and each of the Sellers’ Closing Documents to which it is a party, and such action has been duly authorized by all necessary action by each of Amarin’s and APCL’s shareholders (if required) and board of directors.

(b)                                 Except as set forth in Schedule 3.2, neither the execution and delivery of this Agreement nor the consummation or performance of any of the Contemplated Transactions will, directly or indirectly (with or without notice or lapse of time):

(i)                                     Breach any provision of any of the Governing Documents of Amarin or APCL;

(ii)                                  Breach any Legal Requirement or any Order to which Amarin or APCL or any of the Acquired Assets, may be subject;

(iii)                               contravene, conflict with or result in a violation or breach of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate or modify, any Governmental Authorization that is held by Amarin or APCL and is material to the Acquired Assets;

(iv)                              Breach any provision of, or give any Person the right to declare a default under, or to accelerate the maturity or performance of, or payment under, or to cancel, terminate or modify, any Material Amarin Contract;

(v)                                 result in the imposition or creation of any Encumbrance upon or with respect to any of the Acquired Assets; or

(vi)                              result in any shareholder of Amarin having the right to exercise dissenters’ appraisal rights or any equivalent thereof.

(c)                                  Except as set forth in Schedule 3.2, neither Amarin nor APCL is required to obtain any Consent from any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the Contemplated Transactions.

3.3                               TITLE TO ACQUIRED ASSETS; ENCUMBRANCES

(a)                                  Zelapar Rights.  The Elan/Amarin Option Agreement is valid and binding, and in full force and effect, and will continue to be so as of the Closing Date.  Amarin has the right under the Elan/Amarin Option Agreement to obtain the Zelapar Rights from Elan, and as of the Closing Date Amarin shall have obtained the Zelapar Rights from Elan and conveyed the Zelapar Rights to Buyer hereunder, free and clear of any Encumbrances other than those contained in the Scherer/Elan License Agreement; provided that any grant of rights to, or retention of rights by, Amarin under the Zelapar Development Agreement shall not be deemed an Encumbrance against the Zelapar Rights and shall not otherwise be deemed a breach of the foregoing representations and warranties.

(b)                                 Permax® Rights.  The Eli Lilly/Amarin License Agreement is valid and binding, and in full force and effect, and will continue to be so as of the Closing Date.  Amarin owns, and as of the Closing Date Amarin shall convey to Buyer hereunder, the Permax Rights, free and clear of any Encumbrances other than those contained in the Eli Lilly/Amarin License Agreement..  Amarin specifically represents and warrants to Buyer that (i) neither Eli Lilly nor Elan has assigned to Amarin, and Amarin does not currently own, the “Elan Retained Rights” (as defined and contemplated in the Eli Lilly/Amarin License Agreement), and (ii) Eli Lilly has not granted Amarin, and Amarin does not currently own, a license to manufacture Permax® in the Territory as contemplated in [Section 14.5] of the Eli Lilly/Amarin License Agreement.

(c)                                  PCP Product Assets and PCP Product Rights.  Amarin owns, and as of the Closing Date Amarin shall convey to Buyer hereunder, the PCP Product Assets and PCP Product Rights, free and clear of any Encumbrances.

(d)                                 API Shares.  APCL owns, and as of the Closing Date APCL shall convey to Buyer hereunder, the API Shares, free and clear of any Encumbrances.

3.4                               FINANCIAL STATEMENTS

Amarin has delivered to Buyer: (a) audited balance sheets of Amarin as at December 31 in each of the fiscal years 2000 through 2002, and the related audited statements of income, changes in shareholders’ equity and cash flows for each of the fiscal years then ended, including in each case the notes thereto together with the report thereon of PricewaterhouseCoopers LLP, independent certified public accountants; and (b) unaudited quarterly selected financial data of Amarin as submitted to the Securities and Exchange Commission under cover of Forms 6-K.

3.5                               MATERIAL AMARIN CONTRACTS

(a)                                  Schedule 3.5 contains an accurate and complete list of, and Amarin has delivered to Buyer current and complete copies of, all of the Material Amarin Contracts.

(b)                                 All of the Material Amarin Contracts are valid, binding and in full force and effect, and neither Amarin nor, to Amarin’s Knowledge, any other party to any Material Amarin Contract, is in breach of or in default under (nor has any event occurred that with the notice or lapse of time or both would constitute a default, result in a material loss of benefits or rights, or result in the creation of an Encumbrance, under or pursuant to) any Material Amarin Contract.

(c)                                  Schedule 3.5(c) identifies each Material Amarin Contract with respect to which any third party has notified Amarin (whether orally or in writing) of its intention to terminate, cancel or modify such Material Amarin Contract or otherwise to reduce or change its activity thereunder such that it would adversely affect the benefits derived, or currently expected to be derived, thereunder by Amarin.

3.6                               ABSENCE OF CERTAIN CHANGES AND EVENTS

Except as set forth in Schedule 3.6, since January 1, 2003, Amarin has not (i) amended or changed in any material respect its distribution practices or terms with respect to any of the Amarin Products, (ii) caused or effected any increase outside of the Ordinary Course of Business in API’s Inventory at the wholesale, chain, institutional or retail levels, (iii) engaged in or implemented, either directly or through API, any special pricing, rebate allowance, promotional or marketing program or activities, special returns policy or special restocking program outside the Ordinary Course of Business that would materially impact the normal course or level of expected returns with respect to Zelapar, Permax or the PCP products, or (iv) entered into or amended any Contract with the intent of effecting any of the foregoing matters.

3.7                               INTELLECTUAL PROPERTY

Except as disclosed in Schedule 3.7:

(a)                                  Since January 1, 2003, Amarin has not received any notice of or does not otherwise have any Knowledge of any claim that any of the Amarin Products and Rights infringe on any property right of any other third party, and there is no claim, action, suit or proceeding pending or, to Amarin’s Knowledge, threatened alleging the ownership or use by Amarin or by API of any of the Amarin Products and Rights infringes any patent or other intellectual property rights of any third parties.

(b)                                 Other than the licenses and rights granted under the Amarin Material Contracts, Amarin has not granted any licenses, or authorized or permitted any other person or entity, other than Amarin and API, to use any of the Amarin Product Rights in the Territory.

(c)                                  To Amarin’s Knowledge, there are not any intellectual property rights, including without limitation any patents, trade secrets, know-how, or trademarks, that are either owned by or licensed to Amarin, and that are not included in the Amarin Product Rights, that would be infringed by Buyer’s ownership and use of the Amarin Product Rights in the Territory.

3.8                               LEGAL PROCEEDINGS; ORDERS

(a)                                  Except as set forth in Schedule 3.8, there is no pending or, to Amarin’s Knowledge, threatened Proceeding:

(i)                                     by or against Amarin or APCL that relates to any Material Amarin Contract or any of the Acquired Assets; or

(ii)                                  that would reasonably be expected to have the effect of prohibiting the consummation of any of the Contemplated Transactions.

To the Knowledge of Amarin, no event has occurred or circumstance exists that is reasonably likely to give rise to or serve as a basis for the commencement of any such Proceeding.  Amarin has delivered to Buyer copies of all pleadings, correspondence and other documents relating to each Proceeding listed in Schedule 3.8

(b)                                 Except as set forth in Schedule 3.8, there is no Order to which Amarin or any of the Acquired Assets are subject that would be likely to affect any of the Acquired Assets or that would reasonably be expected to have the effect of prohibiting the consummation of the Contemplated Transactions.

3.9                               PRODUCT REGISTRATIONS.

Schedule 3.9 contains an accurate and complete list, and Amarin has delivered to Buyer current and complete copies, of all Product Registrations owned by Amarin or in Amarin’s possession relative to the ownership, use, sale or distribution of Zelapar, Permax® and the PCP Products in the Territory.

3.10                        BROKERS OR FINDERS

Except as set forth on Schedule 3.10, Amarin has not incurred any obligation or liability, contingent or otherwise, for brokerage or finders’ fees or agents’ commissions or other similar payments in connection with the sale of the Acquired Assets or the Contemplated Transactions.  Amarin shall be solely responsible for the obligations and liabilities disclosed on Schedule 3.10.

ARTICLE 4
REPRESENTATIONS AND WARRANTIES OF SELLERS AS TO API

Amarin and APCL represent and warrant to Buyer as follows:

4.1                               ORGANIZATION AND GOOD STANDING

(a)                                  Schedule 4.1 contains a complete and accurate list of API’s jurisdiction of incorporation and any other jurisdictions in which it is qualified to do business as a foreign corporation. API is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, with full corporate power and authority to conduct its business as it is now being conducted, to own the properties and assets that it owns, and to perform all its obligations under the Material API Contracts. API is duly qualified to do business as a foreign corporation and is in good standing under the laws of each state or other jurisdiction in which either the ownership or use of the properties owned or used by it, or the nature of the activities conducted by it, requires such qualification, or if API is not so qualified in any jurisdiction, it can become so qualified without any Material Adverse Effect on API.

(b)                                 Complete and accurate copies of the Governing Documents of API, as currently in effect, have been previously provided to Buyer.

(c)                                  API has no Subsidiary and, except as disclosed in Schedule 4.1, does not own any shares of capital stock or other securities of any other Person.

4.2                               ENFORCEABILITY; AUTHORITY; NO CONFLICT

(a)                                  Except as set forth in Schedule 4.2, neither the execution and delivery of this Agreement nor the consummation or performance of any of the Contemplated Transactions will, directly or indirectly (with or without notice or lapse of time):

(i)                                     Breach any provision of any of the Governing Documents of API;

(ii)                                  Breach any Legal Requirement or any Order to which API may be subject;

(iii)                               contravene, conflict with or result in a violation or breach of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate or modify, any Governmental Authorization that is held by API and is material to the business of API; or

(iv)                              Breach any provision of, or give any Person the right to declare a default under, or to accelerate the maturity or performance of, or payment under, or to cancel, terminate or modify, any Material API Contract;

(b)                                 Except as set forth in Schedule 4.2, API is not required to obtain any Consent from any Person in connection with the consummation or performance of any of the Contemplated Transactions.

4.3                               CAPITALIZATION

The authorized capital stock of API consists of one thousand (1,000) shares of common stock, par value $0.001 per share, of which ten (10) shares are issued and outstanding. APCL is and on the Closing Date will be the record and beneficial owner of the API Shares.  There are no Contracts that would obligate Amarin, APCL or API to issue, sell or transfer any equity securities or other securities of API.  None of the API Shares was issued in violation of the Securities Act or any other Legal Requirement.

4.4                               FINANCIAL STATEMENTS

Amarin has delivered to Buyer: (a) unaudited balance sheets of API as at December 31 in each of the fiscal years 2000 through 2002, and the related unaudited statements of income for each of the fiscal years then ended; and (b) an unaudited balance sheet of API as at December 31, 2003, attached as Schedule 4.4 hereto (“API’s Interim Balance Sheet”), and the related unaudited statement of income for the fiscal year then ended.  Such financial statements accurately reflect in all material respects the financial condition and the results of operations, changes in shareholders’ equity and cash flows of API as at the respective dates of and for the periods referred to in such financial statements, all in accordance with UK GAAP.  The financial statements referred to in this Section 4.4 reflect the consistent application of such accounting principles throughout the periods involved.  The financial statements have been prepared from and are in accordance with the accounting Records of API.  Amarin has also delivered to Buyer copies of all letters from Amarin’s auditors to API’s board of directors or the audit committee thereof during the twelve (12) months preceding the execution of this Agreement.

4.5                               BOOKS AND RECORDS

The books of account and other financial Records of API, all of which have been made available to Buyer, are complete and correct in all material respects and represent actual, bona fide transactions and have been maintained in accordance with sound business practices, including the maintenance of an adequate system of internal controls.  The minute books of API, all of which have been made available to Buyer, contain accurate and complete Records of all meetings held of, and corporate action taken by, the shareholders, the board of directors and committees of the board of directors of API, and no meeting of any such shareholders, board of directors or committee has been held for which minutes have not been prepared or are not contained in such minute books.

4.6                               TITLE TO ASSETS; ENCUMBRANCES

Except for API’s Mill Valley Facility, for which Amarin holds the leasehold estate, API (a) owns, or holds a valid leasehold interest in, all of the tangible properties and assets (whether real, personal, or mixed) that it uses in the conduct of its business, and (b) owns or possesses licenses or other rights to use all intangible properties that it uses in the conduct of its business, including all of the properties and assets reflected in API’s Interim Balance Sheet (except for assets sold since the date of API’s Interim Balance Sheet).  All material properties and assets reflected in API’s Interim Balance Sheet are free and clear of all Encumbrances, except for those reflected on API’s Interim Balance Sheet and those otherwise specified in Schedule 4.6 (the “Permitted Encumbrances”).

4.7                               CONDITION AND SUFFICIENCY OF ASSETS

Except as set forth in Schedule 4.7, all of the material tangible assets owned or used by API in the conduct of its business, including those assets reflected on API’s Interim Balance Sheet, are structurally sound, are in good operating condition and repair subject to ordinary wear and tear, and are adequate for the uses to which they are being put.  None of such assets is in need of maintenance or repairs except for ordinary, routine maintenance and repairs that are not material in nature or cost.

4.8                               ACCOUNTS RECEIVABLE

All Accounts Receivable that are reflected on API’s Interim Balance Sheet or on the accounting Records of API as of the Closing Date represent or will represent valid obligations arising from sales actually made or services actually performed by API in the Ordinary Course of Business. Except as set forth in Schedule 4.8, to Amarin’s Knowledge, there is no contest, claim, defense or right of setoff, other than returns, rebates, and chargebacks in the Ordinary Course of Business of API, under any Contract with any account debtor of an Account Receivable relating to the amount or validity of such Account Receivable.  Schedule 4.8 contains a complete and accurate list of all Accounts Receivable as of the date of the Interim Balance Sheet, which list sets forth the aging of each such Account Receivable.

4.9                               INVENTORY

Schedule 4.9 contains an accurate and complete list of API’s Inventory as of December 31, 2003.  Taking into account the reserves for inventory on the books of API, all items of API’s Inventory set forth on Schedule 4.9 are of a quality and quantity usable and, with respect to finished goods, saleable, in the Ordinary Course of Business. API is not in possession of any inventory not owned by API, including goods already sold.

4.10                        NO UNDISCLOSED LIABILITIES

Except as set forth in Schedule 4.10, API has no Knowledge of any Liabilities required to be disclosed under UK GAAP except for Liabilities reflected or reserved against in API’s Interim Balance Sheet and current liabilities incurred in the Ordinary Course of Business since the date of API’s Interim Balance Sheet.

4.11                        TAXES

(a)                                  Tax Returns Filed and Taxes Paid.  API has filed or caused to be filed on a timely basis all Tax Returns and all reports with respect to Taxes that are or were required to be filed pursuant to applicable Legal Requirements.  All Tax Returns and reports filed by API are true, correct and complete.  API has paid, or made provision for the payment of, all Taxes that have or may have become due for all periods covered by the Tax Returns or otherwise, or pursuant to any assessment received by API, except such Taxes, if any, as are listed in Schedule 4.11 and are being contested in good faith and as to which adequate reserves (determined in accordance with UK GAAP) have been provided in API’s Interim Balance Sheet.  Except as provided in Schedule 4.11, API currently is not the beneficiary of any extension of time within which to file any Tax Return.  No claim has ever been made, nor does Amarin have Knowledge of any state of facts which could result in a claim, that API is subject to taxation in that jurisdiction, by any Governmental Body in a jurisdiction where API does not file Tax Returns.  There are no Encumbrances on any of API’s assets that arose in connection with any failure (or alleged failure) to pay any Tax, and Amarin has no Knowledge of any basis for assertion of any claims attributable to Taxes which, if adversely determined, would result in any such Encumbrance.

(b)                                 Delivery of Tax Returns and Information Regarding Audits and Potential Audits. Amarin has delivered or made available to Buyer copies of, and Schedule 4.11 contains a complete and accurate list of, all Tax Returns filed by or on behalf of API since January 1, 1999.  Schedule 4.11 contains a complete and accurate list of all Tax Returns of API that have been audited or are currently under audit and accurately describes any deficiencies or other amounts that were paid or are currently being contested.  To the Knowledge of Amarin, no undisclosed deficiencies are expected to be asserted with respect to any such audits.  All deficiencies proposed as a result of such audits have been paid, reserved against, settled or are being contested in good faith by appropriate proceedings as described in Schedule 4.11. Amarin has delivered, or made available to Buyer, copies of any examination reports, statements or deficiencies or similar items with respect to such audits.  Except as provided in Schedule 4.11, Amarin has no Knowledge of any reasonable basis pursuant to which any Governmental Body may assert a claim or assess any additional taxes for any period for which Tax Returns have been filed.  There is no dispute or claim concerning any Taxes of API either (i) claimed or raised by any Governmental Body in writing or (ii) as to which Amarin has Knowledge.  Except as described in Schedule 4.11, API has not given or been requested to give waivers or extensions of any statute of limitations relating to the payment of Taxes of API or for which API may be liable.

(c)                                  Proper Accrual.  The charges, accruals and reserves with respect to Taxes on the Records of API are adequate (determined in accordance with UK GAAP) and are at least equal to API’s liability for Taxes.  There exists no proposed tax assessment or deficiency against API except as disclosed in API’s Interim Balance Sheet or in Schedule 4.11.

(d)                                 Specific Potential Tax Liabilities and Tax Situations.

(i)                                     Withholding.  All Taxes that API is or was required by Legal Requirements to withhold, deduct or collect have been duly withheld, deducted and collected and have been paid to the proper Governmental Body or other Person.

(ii)                                  Tax Sharing or Similar Agreements.  There is no tax sharing agreement, tax allocation agreement, tax indemnity obligation or similar written or unwritten agreement, arrangement, understanding or practice with respect to Taxes (including any advance pricing agreement, closing agreement or other arrangement relating to Taxes) that will require any payment by API.

(iii)                               Consolidated Group.  API (A) has not been a member of an affiliated group within the meaning of Code Section 1504(a) (or any similar group defined under a similar provision of state, local or foreign law) and (B) has no liability for Taxes of any person (other than API and its Subsidiaries) under Treas. Reg. sect. 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor by contract or otherwise.

(iv)                              Excessive Employee Remuneration.  The disallowance of a deduction under Code Section 162(m) for employee remuneration will not apply to any amount paid or payable by API under any contractual arrangement currently in effect.

(v)                                 Golden Parachute Payments.  API has not made any payments, is not obligated to make any payments, and is not a party to any agreement that, under certain circumstances, could obligate it to make any payments that will not be deductible under Code Section 280G.

(vi)                              FIRPTA.  API is not and has not been a “U.S. real property holding corporation” (within the meaning of Code Section 897(c)(2)) during the applicable period specified in Code Section 897(c)(1)(A)(ii).

(vii)                           Other Taxes.  No sales or use tax will be payable by API as a result of the transactions contemplated by this Agreement, and there will be no documentary stamp tax, or other excise tax (or comparable tax imposed by a governmental entity) as a result of the transactions contemplated by this Agreement.

(viii)                        S Corporation Status.  API has never been an “S Corporation” as defined in Code Section 1361(a).

(ix)                                Tax Attributes.  API shall make available to the Buyer upon request:  (a) the basis of each asset of API; (b) the amount of any net operating loss, net capital loss, unused investment tax credit or other tax credit, unused foreign tax or tax credit, or excess charitable contribution; and (c) with respect to the preceding clause (b) any limitations on use of any such attributes other than by reason of the transactions contemplated by this Agreement, in each case as at the date of API’s last federal Tax Return.

(x)                                   Partnerships.  API does not have any ownership interest in any entity formed as a limited partnership or general partnership under the applicable laws of any State.

4.12                        NO MATERIAL ADVERSE CHANGE

Since January 1, 2003, except as set forth in Schedule 4.12 there has not been any material adverse change in the business, operations, assets, results of operations or condition (financial or other) of API, and no event has occurred or circumstance exists that would reasonably be expected to result in such a material adverse change; provided, however, that in no event shall any of the following constitute a material adverse change in the business, operations, assets, results of operations or condition of API: (i) any change resulting from the announcement or pendency of any of the transactions contemplated by this Agreement; (ii) any change resulting from compliance by API or Amarin with the terms of, or the taking of any action contemplated or permitted by, this Agreement; (iii) any change resulting from changes in general economic conditions, the financial markets or the pharmaceuticals industry generally including, without limitation, the entry of generic or other competitors into the market; or (iv) any change related to the commencement of war or other hostilities, acts of terrorism, or any national or international calamity affecting the United States.

4.13                        EMPLOYEE BENEFITS

(a)                                  Set forth in Schedule 4.13 is a complete and correct list of all “employee benefit plans” as defined by Section 3(3) of ERISA, all specified fringe benefit plans as defined in Section 6039D of the Code, and all other bonus, incentive-compensation, deferred-compensation, profit-sharing, stock-option, stock-appreciation-right, stock-bonus, stock-purchase, employee-stock-ownership, savings, severance, change-in-control, supplemental-unemployment, layoff, salary-continuation, retirement, pension, health, life-insurance, disability, accident, group-insurance, vacation, holiday, sick-leave, fringe-benefit or welfare plan, and any other employee compensation or benefit plan, agreement, policy, practice, commitment, contract or understanding (whether qualified or nonqualified, currently effective or terminated, written or unwritten) and any trust, escrow or other agreement related thereto that (i) is maintained or contributed to by API or has been maintained or contributed to in the last six (6) years by API, or with respect to which API has or may have any liability, and (ii) provides benefits, or describes policies or procedures applicable to any current or former director, officer, employee or service provider of API, or the dependents of any thereof, regardless of how (or whether) liabilities for the provision of benefits are accrued or assets are acquired or dedicated with respect to the funding thereof (each an “Employee Plan” and, collectively, the “Employee Plans”).  Schedule 4.13 identifies as such any Employee Plan that is a plan intended to meet the requirements of Section 401(a) of the Code.

(b)                                 API does not sponsor, participate in, or contribute to any Employee Plan that is (x) a “Defined Benefit Plan” (as defined in Section 414(l) of the Code);  (y) a “Multiemployer Plan” (as defined in Section 3(37) of ERISA); or (z) a plan subject to Title IV of ERISA, other than a Multiemployer Plan.

(c)                                  Amarin has delivered to Buyer true, accurate and complete copies of (i) the documents comprising each Employee Plan (or, with respect to any Employee Plan which is unwritten, a detailed written description of eligibility, participation, benefits, funding arrangements, assets and any other matters which relate to the obligations of API); (ii) all trust agreements, insurance contracts or any other funding instruments related to the Employee Plans; (iii) all rulings, determination letters, no-action letters or advisory opinions from the IRS, the U.S. Department of Labor, the Pension Benefit Guaranty Corporation (the “PBGC”) or any other Governmental Body that pertain to each Employee Plan and any open requests therefor; (iv) the most recent actuarial and financial reports (audited and/or unaudited) and the annual reports filed with any Government Body with respect to the Employee Plans during the current year and each of the three preceding years; (v) all collective bargaining agreements pursuant to which contributions to any Employee Plan(s) have been made or obligations incurred (including both pension and welfare benefits) by API, and all collective bargaining agreements pursuant to which contributions are being made or obligations are owed by such entities; (vi) all securities registration statements filed with respect to any Employee Plan; (vii) all contracts with third-party administrators, actuaries, investment managers, consultants and other independent contractors that relate to any Employee Plan, (viii) all summary plan descriptions, summaries of material modifications and memoranda, employee handbooks and other written communications regarding the Employee Plans.

(d)                                 Except as disclosed in Schedule 4.13, full payment has been made of all amounts that are required under the terms of each Employee Plan to be paid as contributions with respect to all periods prior to and including the last day of the most recent fiscal year of such Employee Plan ended on or before the date of this Agreement and all periods thereafter prior to the Closing Date.  API has paid in full all required insurance premiums, subject only to normal retrospective adjustments in the ordinary course, with regard to the Employee Plans for all policy years or other applicable policy periods ending on or before the Closing Date.

(e)                                  API has, at all times, complied, and currently complies, in all material respects with the applicable continuation requirements for its welfare benefit plans, including (1) Section 4980B of the Code (as well as its predecessor provision, Section 162(k) of the Code) and Sections 601 through 608, inclusive, of ERISA, which provisions are hereinafter referred to collectively as

“COBRA” and (2) any applicable state statutes mandating health insurance continuation coverage for employees.

(f)                                    The form of all Employee Plans is in compliance with the applicable terms of ERISA, the Code, and any other applicable laws, including the Americans with Disabilities Act of 1990, the Family Medical Leave Act of 1993 and the Health Insurance Portability and Accountability Act of 1996, and such plans have been operated in compliance with such laws and the written Employee Plan documents.  Neither API nor any fiduciary of an Employee Plan has violated the requirements of Section 404 of ERISA.  All required reports and descriptions of the Employee Plans (including Internal Revenue Service Form 5500 Annual Reports, Summary Annual Reports and Summary Plan Descriptions and Summaries of Material Modifications) have been (when required) timely filed with the IRS, the U.S. Department of Labor or other Governmental Body and distributed as required, and all notices required by ERISA or the Code or any other Legal Requirement with respect to the Employee Plans have been appropriately given.

(g)                                 Each Employee Plan that is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the IRS, and Amarin has no Knowledge of any circumstances that will or could result in revocation of any such favorable determination letter.  Each trust created under any Employee Plan has been determined to be exempt from taxation under Section 501(a) of the Code, and API is not aware of any circumstance that will or could result in a revocation of such exemption.  Each Employee Welfare Benefit Plan (as defined in Section 3(1) of ERISA) that utilizes a funding vehicle described in Section 501(c)(9) of the Code or is subject to the provisions of Section 505 of the Code has been the subject of a notification by the IRS that such funding vehicle qualifies for tax-exempt status under Section 501(c)(9) of the Code or that the plan complies with Section 505 of the Code, unless the IRS does not, as a matter of policy, issue such notification with respect to the particular type of plan.  With respect to each Employee Plan, no event has occurred or condition exists that will or could give rise to a loss of any intended tax consequence or to any Tax under Section 511 of the Code.

(h)                                 There is no material pending or threatened Proceeding relating to any Employee Plan, nor is there any basis for any such Proceeding.  Neither API nor any fiduciary of an Employee Plan has engaged in a transaction with respect to any Employee Plan that, assuming the taxable period of such transaction expired as of the date hereof, could subject API or Buyer to a Tax or penalty imposed by either Section 4975 of the Code or Section 502(l) of ERISA or a violation of Section 406 of ERISA.  The Contemplated Transactions will not result in the potential assessment of a Tax or penalty under Section 4975 of the Code or Section 502(l) of ERISA nor result in a violation of Section 406 of ERISA.

(i)                                     API has maintained workers’ compensation coverage as required by applicable state law through purchase of insurance and not by self-insurance or otherwise except as disclosed to Buyer on Schedule 4.13.

(j)                                     Except as required by Legal Requirements, the consummation of the Contemplated Transactions will not accelerate the time of vesting or the time of payment, or increase the amount, of compensation due to any director, employee, officer, former employee or former officer of API.  There are no contracts or arrangements providing for payments that could subject any person to liability for tax under Section 4999 of the Code.

(k)                                  Except for the severance plans and agreements set forth in Schedule 4.13 and continuation coverage requirements of COBRA, API has no obligations or potential liability for benefits to employees, former employees or their respective dependents following termination of employment or retirement under any of the Employee Plans that are Employee Welfare Benefit Plans.

(l)                                     None of the Contemplated Transactions will result in an amendment, modification or termination of any of the Employee Plans.  No written or oral representations have been made to any employee or former employee of API promising or guaranteeing any employer payment or funding for the continuation of medical, dental, life or disability coverage for any period of time beyond the end of the current plan year (except to the extent of coverage required under COBRA).  No written or oral representations have been made to any employee or former employee of API concerning the employee benefits of Buyer.

(m)                               Each Employee Welfare Benefit Plan which is a “group health plan” as defined in Section 607(l) of ERISA has been operated in material compliance with Part 7 of Title I, Subtitle B of ERISA and sections 9801-9803, 9811, 9812 and 9831-9833 of the Code at all times.

(n)                                 Each Employee Welfare Benefit Plan that is a “health plan” within the meaning of 45 C.F.R. Parts 160 and 164, but not a “small health plan” within the meaning of 45 C.F.R. Parts 160 and 164, is in compliance with the privacy requirements described in the Regulations issued under sections 262 and 264 of the Health Insurance Portability and Accountability Act of 1996.

(o)                                 API has complied in all material respects with all aspects and requirements of the Sarbanes-Oxley Act of 2002 and the Regulations promulgated pursuant thereto applicable to any Employee Plans maintained by API.

4.14                        COMPLIANCE WITH LEGAL REQUIREMENTS; GOVERNMENTAL AUTHORIZATIONS

(a)                                  Except as set forth in Schedule 4.14:

(i)                                     API is, and at all times since January 1, 2003, has been, in full compliance with each Legal Requirement that is or was applicable to it or to the conduct or operation of its business or the ownership or use of any of its assets;

(ii)                                  no event has occurred or circumstance exists that (with or without notice or lapse of time) would be reasonably likely to constitute or result in a violation by API of, or a failure on the part of API to comply with, any Legal Requirement; and

(iii)                               API has not received, at any time since January 1, 2003, any notice or other communication (whether oral or written) from any Governmental Body regarding any actual, alleged, possible or potential violation of, or failure to comply with, any Legal Requirement.

(b)                                 Schedule 4.14 contains a complete and accurate list of each Governmental Authorization that is held by API.  Each Governmental Authorization listed or required to be listed in Schedule 4.14 is valid and in full force and effect.   Except as set forth in Schedule 4.14:

(i)                                     API is, and at all times since January 1, 2003, has been, in full compliance with all of the terms and requirements of each Governmental Authorization identified or required to be identified in Schedule 4.14;

(ii)                                  no event has occurred or circumstance exists that would be reasonably likely (with or without notice or lapse of time) to (A) constitute or result directly or indirectly in a violation of or a failure to comply with any term or requirement of any Governmental Authorization listed or required to be listed in Schedule 4.14 or (B) result directly or indirectly in the revocation, withdrawal, suspension, cancellation or termination of, or any modification to, any Governmental Authorization listed or required to be listed in Schedule 4.14;

(iii)                               API has not received, at any time since January 1, 2003, any notice or other communication (whether oral or written) from any Governmental Body or any other Person regarding (A) any actual, alleged, possible or potential violation of or failure to comply with any term or requirement of any Governmental Authorization listed in Schedule 4.14 or (B) any actual, proposed, possible or potential revocation, withdrawal, suspension, cancellation, termination of or modification to any Governmental Authorization listed in Schedule 4.14;  and

(iv)                              all applications required to have been filed for the renewal of the Governmental Authorizations listed or required to be listed in Schedule 4.14 ,other than such Governmental Authorizations the non-renewal of which would not have a Material Adverse Effect, have been duly filed on a timely basis with the appropriate Governmental Bodies, and all other filings required to have been made to maintain in full force and effect such Governmental Authorizations have been duly made on a timely basis with the appropriate Governmental Bodies.

The Governmental Authorizations listed in Schedule 4.14 collectively constitute all of the Governmental Authorizations necessary to permit API to lawfully conduct and operate its business substantially in the manner in which it currently conducts and operates such business and to permit API to own and use its assets in the manner in which it currently owns and uses such assets.

4.15                        LEGAL PROCEEDINGS; ORDERS

(a)                                  Except as set forth in Schedule 4.15, there is no pending or, to Amarin’s Knowledge, threatened Proceeding

(i)                                     by or against API or that relates to the business of, or any of the assets owned or used by, API.

To the Knowledge of Amarin, no event has occurred or circumstance exists that is reasonably likely to give rise to or serve as a basis for the commencement of any such

Proceeding.  API has delivered to Buyer copies of all pleadings, correspondence and other documents relating to each Proceeding listed in Schedule 4.15.

(b)                                 Except as set forth in 4.15:

(i)                                     there is no Order to which API, its business or any of its assets is subject or that would be reasonably expected to have the effect of prohibiting the consummation of any of the Contemplated Transactions; or

(ii)                                  no officer or director of API is subject to any Order that prohibits such officer or director from engaging in or continuing any conduct, activity or practice relating to the business of API.

4.16                        ABSENCE OF CERTAIN CHANGES AND EVENTS

Except as set forth in Schedules 4.16 and 4.17, from January 1, 2003 through December 31, 2003, API has conducted its business only in the Ordinary Course of Business, and since January 1, 2003 there has not been any:

(a)                                  change in API’s authorized or issued capital stock, grant of any stock option or right to purchase shares of capital stock of API or issuance of any security convertible into such capital stock;

(b)                                 amendment to the Governing Documents of API;

(c)                                  payment or increase (except in the Ordinary Course of Business) by API of any bonuses, salaries or other compensation to any director, officer or employee or entry into any employment, severance or similar Contract with any director, officer or employee;

(d)                                 adoption of, amendment to or material increase in the payments to or benefits under, any Employee Plan;

(e)                                  damage to or destruction or loss of any material asset, whether or not covered by insurance;

(f)                                    entry into, termination of or receipt of notice of termination of any material license, distributorship, dealer, sales representative, joint venture, credit or similar Contract to which API is a party and which is material to API;

(g)                                 sale (other than sales of Inventories in the Ordinary Course of Business), lease or other disposition of any material asset or property of API or the creation of any Encumbrance on any material asset;

(h)                                 cancellation or waiver of any material claims or rights with a value to API;

(i)                                     indication by any customer or supplier of an intention to discontinue or materially adversely change the terms of any material relationship with API;

(j)                                     material change in the accounting methods used by API; or

(k)                                  contract entered into by API to do any of the foregoing.

4.17                        MATERIAL API CONTRACTS; NO DEFAULTS

(a)                                  Schedule 4.17 contains an accurate and complete list, and Amarin has delivered to Buyer accurate and complete copies, of:

(i)                                     each Contract that involves performance of services or delivery of goods or materials by API of an amount or value in excess of Twenty-Five Thousand U.S. Dollars (U.S. $25,000);

(ii)                                  each Contract that involves performance of services or delivery of goods or materials to API of an amount or value in excess of Twenty-Five Thousand U.S. Dollars (U.S. $25,000);

(iii)                               each Contract that involves expenditures or receipts by API in excess of Twenty-Five Thousand U.S. Dollars (U.S. $25,000);

(iv)                              each Contract with API that affects the ownership of, leasing of, title to, use of or any leasehold or other interest in any real or personal property (except personal property leases and installment and conditional sales agreements having a value per item or aggregate payments of less than Twenty-Five Thousand U.S. Dollars (U.S. $25,000) and with a term of less than one year);

(v)                                 each Contract between API and any labor union or other employee representative of a group of employees relating to wages, hours and other conditions of employment;

(vi)                              each Contract (however named) involving a sharing of profits, losses, costs or liabilities by API with any other Person;

(vii)                           each Contract containing covenants that in any material respect purport to restrict API’s business activity or limit the freedom of API to engage in any line of business or to compete with any Person;

(viii)                        each Contract with API that provides for payments to or by any Person in excess of $25,000 based on sales, purchases or profits, other than direct payments for goods;

(ix)                                each power of attorney of API that is currently effective and outstanding;

(x)                                   each Contract that contains or provides for an express undertaking by API to be responsible for consequential damages; provided that the failure to disclaim consequential damages does not constitute such an express undertaking;

(xi)                                each Contract with API involving capital expenditures in excess of Twenty-Five Thousand U.S. Dollars (U.S. $25,000);

(xii)                             each written warranty, guaranty and/or other similar undertaking with respect to contractual performance that obligates, or would be reasonably expected to obligate, API to make one or more payments which in the aggregate exceed Twenty-Five Thousand U.S. Dollars (U.S. $25,000); and

(xiii)                          each amendment, supplement and modification (whether oral or written) in respect of any of the foregoing.

(b)                                 Except as set forth in Schedule 4.17:

(i)                                     each Material API Contract identified or required to be identified in Schedule 4.17 is in full force and effect and is valid and enforceable in accordance with its terms; and

(ii)                                  no Material API Contract identified or required to be identified in Schedule 4.17 provides for the acceleration of the benefits and obligations thereunder, or the automatic or optional termination thereof, or the payment of a penalty or other extraordinary payment thereunder, as a result of the purchase of the API Shares by Buyer.

(c)                                  Except as set forth in Schedule 4.17:

(i)                                     API is in compliance with all applicable terms and requirements of each Material API Contract;

(ii)                                  to Amarin’s Knowledge, each other Person that has or had any obligation or liability under any Material API Contract is in compliance with all applicable terms and requirements of such Contract;

(iii)                               to Amarin’s Knowledge, no event has occurred or circumstance exists that (with or without notice or lapse of time) is reasonably likely to contravene, conflict with or result in a Breach of, or give API or other Person the right to declare a default under, or to accelerate the maturity or performance of, or payment under, or to cancel, terminate or modify, any Material API Contract;

(iv)                              to Amarin’s Knowledge, no event has occurred or circumstance exists under or by virtue of any Material API Contract that (with or without notice or lapse of time) would cause the creation of any Encumbrance affecting any of API’s assets; and

(v)                                 API has not given to or received from any other Person, at any time since January 1, 2003, any notice or other communication (whether oral or written) regarding any actual, alleged, possible or potential violation or Breach of, or default under, any Material API Contract.

(d)                                 There are no renegotiations of, attempts to renegotiate or outstanding rights to renegotiate any material amounts paid or payable to API under current or completed Material API Contracts with any Person having the express contractual or statutory right to demand or require such renegotiation and no such Person has made written demand for such renegotiation.

(e)                                  Each Material API Contract relating to the sale, design, manufacture or provision of products or services by API has been entered into without the commission of any act alone or in concert with any other Person, or any consideration having been paid or promised, that is in violation of any Legal Requirement.

4.18                        INSURANCE

(a)                                  Amarin has delivered to Buyer:

(i)                                     accurate and complete copies of all policies of insurance (and correspondence relating to coverage thereunder) to which API is a party or under which API is or has been covered at any time since January 1, 2003; and

(ii)                                  accurate and complete copies of all pending applications by API for policies of insurance.

(b)                                 Schedule 4.18 describes:

(i)                                     any self-insurance arrangement by or affecting API, including any reserves established thereunder, but excluding any deductibles set forth in the insurance policies provided to Buyer; and

(ii)                                  all obligations of API to provide insurance coverage to Third Parties on an additional insured basis (for example, under Leases or service agreements) and identifies the policy under which such coverage is provided.

(c)                                  Amarin has provided to Buyer, for the current policy year and each of the two (2) preceding policy years:

(i)                                     a summary of the loss experience under each policy of insurance;

(ii)                                  a statement describing each claim under a policy of insurance for an amount in excess of Twenty-Five Thousand U.S. Dollars (U.S. $25,000), which sets forth:

(A)                              the name of the claimant;

(B)                                a description of the policy by insurer, type of insurance and period of coverage; and

(C)                                the amount and a brief description of the claim;

(iii)                               a statement describing the loss experience for all claims that were self-insured, including the number and aggregate cost of such claims.

(d)                                 Except as set forth in Schedule 4.18:

(i)                                     all policies of insurance to which API is a party or that provide coverage to API:

(A)                              are valid, outstanding and enforceable;

(B)                                are issued by an insurer that is financially sound and reputable;

(C)                                taken together, provide adequate insurance coverage for API’s assets and operations for all risks normally insured against by a Person carrying on the same business or businesses as API in the same or a similar location for all risks to which API is normally exposed; and

(D)                               are sufficient for compliance with all Legal Requirements and Material API Contracts;

(ii)                                  API has not received (A) any refusal of coverage or any notice that a defense will be afforded with reservation of rights or (B) any notice of cancellation or any other indication that any policy of insurance is no longer in full force or effect or that the issuer of any policy of insurance is not willing or able to perform its obligations thereunder;

(iii)                               API has paid all premiums due, and has otherwise performed all of its obligations, under each policy of insurance to which it is a party or that provides coverage to API; and

(iv)                              API has given notice to the insurer of all claims that may be insured thereby.

4.19                        ENVIRONMENTAL MATTERS

Except as disclosed in Schedule 4.19:

(a)                                  API is in compliance with, and is not in violation of or liable under, any Environmental Law. API has not received any actual or threatened order, notice or other communication from (i) any Governmental Body or private citizen acting in the public interest or (ii) the current or prior owner or operator of any API Facility, of any actual or potential violation or failure to comply with any Environmental Law, or of any actual or threatened obligation to undertake or bear the cost of any Environmental Liabilities with respect to any API Facility or other property or asset (whether real, personal or mixed) in which API has or had an interest, or with respect to any property or API Facility at or to which Hazardous Materials were generated, manufactured, refined, transferred, imported, used or processed by API or any other Person for whose conduct it is or may be held responsible, or from which Hazardous Materials have been transported, treated, stored, handled, transferred, disposed, recycled or received.

(b)                                 There are no pending or, to the Knowledge of Amarin, threatened claims, Encumbrances, or other restrictions of any nature, resulting from any Environmental Liabilities or arising under or pursuant to any Environmental Law with respect to or affecting any API Facility or any other property or asset (whether real, personal or mixed) in which API has or had an interest.

(c)                                  Amarin does not have any Knowledge of, nor has API received, any citation, directive, inquiry, notice, Order, summons, warning or other communication that relates to Hazardous Activity, Hazardous Materials or any alleged, actual, or potential violation or failure to comply with any Environmental Law, or of any alleged, actual, or potential obligation to undertake or bear the cost of any Environmental Liabilities with respect to any API Facility or property or asset (whether real, personal or mixed) in which API has or had an interest, or with respect to any property or API Facility to which Hazardous Materials generated, manufactured, refined, transferred, imported, used or processed by API or any other Person for whose conduct it is or may be held responsible, have been transported, treated, stored, handled, transferred, disposed, recycled or received.

(d)                                 API does not have any Environmental Liabilities with respect to any API Facility or, to the Knowledge of Amarin, with respect to any other property or asset (whether real, personal or mixed) in which API (or any predecessor) has or had an interest or at any property geologically or hydrologically adjoining any API Facility or any such other property or asset.

(e)                                  To the Knowledge of Amarin, there are no Hazardous Materials present on or in the Environment at any API Facility or at any geologically or hydrologically adjoining property, including any Hazardous Materials contained in barrels, aboveground or underground storage tanks, landfills, land deposits, dumps, equipment (whether movable or fixed) or other containers, either temporary or permanent, and deposited or located in land, water, sumps, or any other part of the API Facility or such adjoining property, or incorporated into any structure therein or thereon. API has not permitted or conducted, and is not aware of, any Hazardous Activity conducted with respect to any API Facility or any other property or assets (whether real, personal or mixed) in which API has or had an interest except in compliance with all applicable Environmental Laws.

(f)                                    To the Knowledge of Amarin, there has been no Release or Threat of Release of any Hazardous Materials at or from any API Facility or at any other location where any Hazardous Materials were generated, manufactured, refined, transferred, produced, imported, used, or processed from or by any API Facility, or from any other property or asset (whether real, personal or mixed) in which API has or had an interest, or to the Knowledge of Amarin any geologically or hydrologically adjoining property, whether by API or any other Person.

(g)                                 Amarin has not conducted or caused to be conducted any reports, studies, analyses, tests, or monitoring pertaining to Hazardous Materials or Hazardous Activities in, on, or under any API Facility, or concerning compliance, by API or any other Person for whose conduct it is or may be held responsible, with Environmental Laws.

4.20                        EMPLOYEES

(a)                                  Schedule 4.20 contains a complete and accurate list of the following information for each employee of API, including each employee on leave of absence or layoff status: name; job title; and date of hiring or engagement. Amarin has heretofore provided to Buyer information relating to current compensation paid or payable to each API employee, any change in compensation since January 1, 2003, and sick and vacation leave that is accrued but unused for API employees.

(b)                                 No retired employee or director of API, nor their dependents, is receiving or scheduled to receive in the future any pension benefits; pension option election; retiree medical insurance coverage; retiree life insurance coverage; or other benefits.

(c)                                  Schedule 4.20 contains a complete and accurate list of the following information for each API employee who has been terminated or laid off, or whose hours of work have been reduced by more than fifty percent (50%) by API, since January 1, 2003: (i) the date of such termination, layoff or reduction in hours; and (ii) the reason for such termination, layoff or reduction in hours.

(d)                                 API has not violated the Worker Adjustment and Retraining Notification Act or any similar state or local Legal Requirement.  During the ninety (90) day period prior to the date of this Agreement, API has not terminated any employees.

(e)                                  As of the Closing Date, Amarin represents that to its Knowledge, no employee of API to be retained by API after Closing (as identified in writing to Amarin at least 5 business days prior to Closing) is bound by any Contract that purports to limit the ability of such employee to engage in or continue or perform any conduct, activity, duties or practice relating to the business of API.

4.21                        LABOR RELATIONS; COMPLIANCE

(a)                                  API has complied in all respects with all Legal Requirements relating to employment practices, terms and conditions of employment, equal employment opportunity, nondiscrimination, immigration, wages, hours, benefits, collective bargaining, the payment of social security and similar Taxes, and occupational safety and health.  API is not liable for the payment of any Taxes, fines, penalties, or other amounts, however designated, for failure to comply with any of the foregoing Legal Requirements.

(b)                                 API has not been, and is not now, a party to any collective bargaining agreement or other labor contract; (ii) since January 1, 2003, there has not been, there is not presently pending or existing, and to Amarin’s Knowledge there is not threatened, any strike, slowdown, picketing, work stoppage or employee grievance process involving API; (iii) to Amarin’s Knowledge no event has occurred or circumstance exists that could reasonably be expected to provide the basis for any work stoppage or other labor dispute; (iv) there is not pending or, to Amarin’s Knowledge, threatened against or affecting API any Proceeding relating to the alleged violation of any Legal Requirement pertaining to labor relations or employment matters, including any charge or complaint filed with the

National Labor Relations Board or any comparable Governmental Body, and, to Amarin’s Knowledge, there is no organizational activity or other labor dispute against or affecting API or any API Facility; (v) no application or petition for an election of or for certification of a collective bargaining agent is pending; (vi) no labor grievance or arbitration Proceeding exists that might have Material Adverse Effect upon API or the conduct of its business; (vii) there is no lockout of any employees by API, and no such action is contemplated by API; and (viii) to Amarin’s Knowledge there has been no charge of discrimination filed against or threatened against API with the Equal Employment Opportunity Commission or similar Governmental Body.

4.22                        INTELLECTUAL PROPERTY ASSETS

(a)                                  The term “API’s Intellectual Property Assets” means the following intellectual property owned by or licensed to API in which API has a proprietary interest:

(i)                                     All assumed fictional business names, trade names, registered and unregistered trademarks, service marks and applications (collectively, “API Marks”);

(ii)                                  all know-how, trade secrets, confidential or proprietary information, customer lists, Software, technical information, data, process technology, plans, drawings and blue prints (collectively, “API Trade Secrets”).

Notwithstanding anything contained herein to the contrary, API’s Intellectual Property Assets shall not be deemed to include, and API disclaims any right, title or interest in (i) the names “Amarin,” “Amarin Pharmaceuticals Inc.,” or any variation of such names or (ii) any internet web sites and internet domain names currently used by API or otherwise containing the names “Amarin,” “Amarinpharma,” “Amarin Pharmaceuticals” or any variation of such names.

(b)                                 Schedule 4.22 contains a complete and accurate list and summary description, including any royalties paid or received by API, and API has delivered to Buyer accurate and complete copies, of all Material API Contracts relating to API’s Intellectual Property Assets, except for any license implied by the sale of a product and perpetual, paid-up licenses for commonly available Software programs under which API is the licensee.  There are no outstanding and, to Amarin’s Knowledge, no threatened disputes or disagreements with respect to any such Material API Contract.

(c)                                  Except as set forth in Schedule 4.22, API is the owner of all right, title and interest in and to each of API’s Intellectual Property Assets, free and clear of all Encumbrances, or has a valid license to use API’s Intellectual Property Assets, and has the right to use without payment to a Third Party (except payments to Governmental Authorities) all of API’s Intellectual Property Assets, other than in respect of licenses listed in Schedule 4.22.

(d)                                 API does not own, and otherwise does not have any proprietary interest in, (i) any patents, patent applications, or inventions and discoveries that may be patentable

(collectively, “Patents”) or (ii) any registered or unregistered copyrights in either published works or unpublished works (collectively, “Copyrights”).

(e)                                  (i)                                     Schedule 4.22 contains a complete and accurate list and summary description                       of all API Marks;

(ii)                                  Except as set forth in Schedule 4.22, All API Marks that have been registered with the United States Patent and Trademark Office, are validly and currently so registered;

(iii)                               No API Mark has been or is now involved in any opposition, invalidation or cancellation Proceeding during Amarin’s ownership thereof and, to Amarin’s Knowledge, no such action is threatened with respect to any of the API Marks; and

(iv)                              To Amarin’s Knowledge, there is no trademark or trademark application of any other Person that is potentially interfering with the API Marks.

(f)                                    API has taken all reasonable precautions to protect the secrecy, confidentiality and value of all API Trade Secrets.

4.23                        CERTAIN PAYMENTS

Since January 1, 2003, neither API nor any other person acting for or on behalf of API, has directly or indirectly (a) made any contribution, gift, bribe, rebate, payoff, influence payment, kick-back, or other payment to any Person, private or public, regardless of form, whether in money, property, or services in violation of any Legal Requirement, or (b) established or maintained any fund or asset for such purpose that has not been recorded in the books and records of API .

4.24                        RELATIONSHIPS WITH AFFILIATES

No Affiliate of Amarin other than Amarin, APCL and API has, or since January 1, 2003 has had, any interest in any property (whether real, personal or mixed and whether tangible or intangible) used in API’s business.  Neither Amarin nor APCL nor any Affiliate of either of them owns, or since January 1, 2003 has owned, of record or as a beneficial owner, a material equity interest or any other material financial or profit interest in any Person that has had business dealings or a material financial interest in any transaction with API other than business dealings or transactions disclosed in Schedule 4.24, each of which has been conducted in the Ordinary Course of Business with API at substantially prevailing market prices and on substantially prevailing market terms.  Except as set forth in Schedule 4.24, neither Amarin nor APCL nor any Affiliate of either of them is a party to any Material API Contract.

ARTICLE 5
REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer represents and warrants to Amarin as follows:

5.1                               ORGANIZATION AND GOOD STANDING

Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, with full corporate power and authority to conduct its business as it is now conducted.

5.2                               AUTHORITY; NO CONFLICT

(a)                                  This Agreement constitutes the legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms.  Upon the execution and delivery by Buyer of the Master Assignment and Assumption Agreement, and each other agreement to be executed or delivered by Buyer at Closing (collectively, the “Buyer’s Closing Documents”), each of the Buyer’s Closing Documents will constitute the legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its respective terms.  Buyer has the absolute and unrestricted right, power and authority to execute and deliver this Agreement and the Buyer’s Closing Documents and to perform its obligations under this Agreement and the Buyer’s Closing Documents, and such action has been duly authorized by all necessary corporate action.

(b)                                 Neither the execution and delivery of this Agreement by Buyer nor the consummation or performance of any of the Contemplated Transactions by Buyer will give any Person the right to prevent, delay or otherwise interfere with any of the Contemplated Transactions pursuant to:

(i)                                     any provision of Buyer’s Governing Documents;

(ii)                                  any resolution adopted by the board of directors or the shareholders of Buyer;

(iii)                               any Legal Requirement or Order to which Buyer may be subject; or

(iv)                              any Contract to which Buyer is a party or by which Buyer may be bound.

(c)                                  Except as set forth in Schedule 5.2, Buyer is not and will not be required to obtain any Consent from any Person or Governmental Authority in connection with the execution and delivery of this Agreement or the consummation or performance of any of the Contemplated Transactions.

5.3                               CERTAIN PROCEEDINGS

There is no pending Proceeding that has been commenced against Buyer or any of its
Affiliates that would be reasonably expected to prohibit any of the Contemplated Transactions.  To Buyer’s Knowledge, no such Proceeding has been threatened.

5.4                               BROKERS OR FINDERS

Neither Buyer nor any of its Representatives have incurred any obligation or liability, contingent or otherwise, for brokerage or finders’ fees or agents’ commissions or other similar payment in connection with the sale of the Acquired Assets or the Contemplated Transactions.

5.5                               INVESTMENT REPRESENTATION

Buyer is acquiring the API Shares for investment only for its own account and not with a view to, or for resale in connection with, any distribution thereof in violation of the Securities Act.

ARTICLE 6
COVENANTS OF AMARIN PRIOR TO CLOSING

6.1                               ACCESS AND INVESTIGATION

Between the date of this Agreement and the Closing Date, and upon reasonable advance notice received from Buyer, Amarin shall (a) furnish Buyer and its representatives (collectively, the “Buyer’s Group”) with copies of all such Contracts, Governmental Authorizations, books and Records and other existing documents and data as Buyer may reasonably request relative to Amarin (but only to the extent such documents and data relate to the Acquired Assets), APCL, API and the Acquired Assets; (b) furnish the Buyer’s Group with such additional financial, operating and other relevant data and information relating to the Acquired Assets as Buyer may reasonably request; and (c) otherwise cooperate and assist, to the extent reasonably requested by Buyer, with Buyer’s investigation of API and the Acquired Assets.

6.2                               CONDUCT OF AMARIN’S BUSINESS

Between the date of this Agreement and the Closing, Amarin and APCL covenant that they will not, without the prior written consent of Buyer, (i) enter into or amend any material agreement with respect to the Acquired Assets, provided that Amarin shall not be restricted in any manner from amending any of its agreements with Elan Corporation plc or its Affiliates other than the Elan/Amarin Option Agreement, (ii)  amend or change in any material respect its distribution practices or terms with respect to any of the Amarin Products, (iii) cause or effect any increase outside the Ordinary Course of Business in API’s Inventory at the wholesale, chain, institutional or retail levels, or (v) enter into or amend any Contract which would effect any of the foregoing matters.

6.3                               OPERATION OF API’S BUSINESS

Between the date of this Agreement and the Closing, Amarin shall:

(a)                                  conduct API’s business consistent with the manner in which the business has been operated since January 1, 2004, subject to adjustments reasonably related to changes in business and/or market conditions;

(b)                                 except as otherwise consented to by Buyer in writing (which consent shall not be unreasonably withheld or delayed), and without making any commitment on Buyer’s behalf, use its Best Efforts to preserve intact API’s current business organization, keep available the services of its officers, employees and agents and maintain its relations and good will with suppliers, customers, landlords, creditors, employees, agents and others having business relationships with it;

(c)                                  confer with Buyer prior to implementing operational decisions of a material nature relative to API’s business;

(d)                                 report periodically to Buyer concerning the status of API’s business, operations and finances, and discuss with Buyer any plans to sell Amarin Products to wholesalers or other customers;

(e)                                  make no material changes in API’s management personnel without prior consultation with Buyer;

(f)                                    use its Best efforts to maintain API’s assets in a state of repair and condition that complies with Legal Requirements and is consistent with the requirements and normal conduct of API’s business;

(g)                                 use its Best Efforts to keep in full force and effect, without amendment, all material rights relating to API’s business;

(h)                                 comply with all Legal Requirements and contractual obligations applicable to the operations of API’s business;

(i)                                     continue in full force and effect the insurance coverage under the policies set forth in Schedule 4.18 or substantially equivalent policies;

(j)                                     except as required to comply with ERISA or to maintain qualification under Section 401(a) of the Code, not amend, modify or terminate any Employee Plan without the express written consent of Buyer, and except as required under the provisions of any Employee Plan, not make any contributions to or with respect to any Employee Plan without the express written consent of Buyer, provided that Amarin shall contribute or cause API to contribute that amount of cash to each Employee Plan necessary to fully fund all of the benefit liabilities of such Employee Plan on a plan-termination basis as of the Closing Date;

(k)                                  reasonably cooperate with Buyer and assist Buyer in identifying the Governmental Authorizations required by Buyer to operate the business of API from and after the Closing Date and either transferring existing Governmental Authorizations of API to Buyer, where permissible, or obtaining new Governmental Authorizations for Buyer;

(l)                                     upon reasonable request from time to time, execute and deliver all documents, make all truthful oaths, testify in any Proceedings involving API and do all other acts that may be reasonably necessary or desirable in the opinion of Buyer to consummate the Contemplated Transactions, all without further consideration; and

(m)                               maintain all books and Records of API relating to API’s business in the Ordinary Course of Business.

6.4                               NEGATIVE COVENANT

Except as otherwise expressly permitted herein or as required under Legal Requirements, between the date of this Agreement and the Closing Date, Amarin shall not, without the prior written Consent of Buyer, (a) take any affirmative action, or fail to take any reasonable action within its control, as a result of which any of the changes or events listed in Sections 3.6 or 4.16 would be likely to occur; (b) make any modification to any material Contract or Governmental Authorization; (c) allow the levels of raw materials, supplies or other materials included in API’s Inventory, other than the Permax® inventory, to vary materially from the levels customarily maintained; or (d) enter into any compromise or settlement of any litigation, proceeding or governmental investigation relating to the Acquired Assets, the business of API or the Assumed Liabilities.

6.5                               REQUIRED APPROVALS

As promptly as practicable after the date of this Agreement, Amarin shall make all remaining filings required by Legal Requirements to be made by it in order to consummate the Contemplated Transactions (including all remaining filings under the HSR Act, if any).  Amarin and APCL also shall cooperate with Buyer and its Representatives with respect to all filings that Buyer elects to make or, pursuant to Legal Requirements, shall be required to make in connection with the Contemplated Transactions.  Amarin and APCL also shall cooperate with Buyer and its Representatives in obtaining all Material Consents (including taking all actions requested by Buyer to cause early termination of the applicable waiting period under the HSR Act); provided that neither Amarin nor API shall be required to dispose of or make any change to its business, expend any material funds or incur any other burden in order to comply with this Section 6.5.

6.6                               NOTIFICATION

Between the date of this Agreement and the Closing, Amarin may from time to time supplement or amend the Disclosure Schedules if Amarin becomes aware of any fact or condition that would cause or constitute a Breach of any of Amarin’s representations and warranties made as of the date of this Agreement, provided that either (i) such fact or condition arose or occurred after the date on which this Agreement was executed and delivered by the parties or (ii) Amarin first receives notification of such fact or condition on or subsequent to the date on which this Agreement was executed and delivered by the parties.  Should any such fact or condition require any change to the Disclosure Schedules, Amarin shall promptly deliver to Buyer a supplement to the Disclosure Schedules specifying such change.  If the matter(s) disclosed in a supplement to the Disclosure Schedules would not be reasonably expected to have a Material Adverse Effect, then Buyer shall remain obligated to close the Contemplated Transactions on the terms set out herein and shall have no rights under Section 10.1 or Article 12 as a result of such updated disclosure. If any matter disclosed in a supplement to the Disclosure Schedules would be reasonably expected to have a Material Adverse Effect, then Buyer at its option may either (i) terminate this Agreement, in which case such right of termination shall be Buyer’s sole remedy relating to such disclosed matter or (ii) close the Contemplated Transactions on the terms set out herein, in which case Buyer shall not be entitled to exercise any rights under Section 10.1 or Article 12 as a result of such updated disclosure.  During the period between the date of this Agreement and the Closing, Amarin also shall promptly notify Buyer of the occurrence of any Breach of any covenant of Amarin in this ARTICLE 6 or of the occurrence of any event that would make the satisfaction of the conditions in ARTICLE 8 impossible or unlikely.

6.7                               RESTRICTIONS ON NEGOTIATIONS; BREAKUP FEES

(a)  Until such time as this Agreement shall be terminated pursuant to Section 10.1, Amarin and APCL shall not directly or indirectly take any action to solicit, initiate, encourage or entertain any inquiries or proposals from, discuss or negotiate with, or provide any nonpublic information to, any Person (other than Buyer) relating to any transaction or arrangement involving Amarin, APCL, API or the Acquired Assets, that would render the Contemplated Transactions incapable of consummation (an “Alternative Transaction”), including any merger or consolidation of Amarin or API, the transfer of any capital stock of API to a third party by Amarin, the issuance by API to a third party of any capital stock (or other securities convertible into capital stock of API), the sale of all or substantially all of Amarin’s or API’s current business, or the sale or other disposition of substantially all of the Acquired Assets. Amarin shall notify Buyer of any such inquiry or proposal within twenty-four (24) hours of receipt or awareness of the same by Amarin.  Notwithstanding the foregoing, if a majority of the Board of Directors of Amarin determines in good faith that (i) any proposal, inquiry or request is reasonably likely to lead to an Alternative Transaction that would be materially more favorable to the stockholders of Amarin than the terms of the Contemplated Transactions hereunder (a “Superior Transaction”) and (ii) it would otherwise constitute a breach of the directors’ fiduciary duties to stockholders not to further consider such Superior Transaction,
Amarin may furnish information with respect to Amarin and API to the Person making such proposal, inquiry or request pursuant to a customary confidentiality agreement, and may participate in discussions and negotiations with the Person making such proposal, inquiry or request.  If Amarin elects to enter into the Superior Transaction and fails to perform its obligation to sell the Acquired Assets and to take the other actions required to be taken by it at the Closing, Buyer shall be entitled to receive and recover as its sole remedy from Amarin, within five business days after the termination of this Agreement, a fee in the amount of Three Million Dollars ($3,000,000).

(b)  If for any reason other than as specified in Section 10.1 below Buyer fails to perform its obligation to purchase the Acquired Assets and to take the other actions required to be taken by it at the Closing, Amarin shall be entitled to receive and recover as its sole remedy from Buyer, within five Business Days after the termination of this Agreement, a fee in the amount of Three Million Dollars ($3,000,000).

6.8                               BEST EFFORTS

Amarin shall use its Best Efforts to cause the conditions in ARTICLE 8 and Section 9.3 to be satisfied and to otherwise take, or cause to be taken, all actions, and to do, or cause to be done and cooperate with Buyer in order to do, all things necessary, proper or advisable to consummate the Closing and the Contemplated Transactions as promptly as practicable.

6.9                               PAYMENT OF API LIABILITIES

Except as disclosed on Schedule 6.9, between the date of this Agreement and the Closing Date Amarin shall cause API to pay or otherwise satisfy its Liabilities in the Ordinary Course of Business, except those being contested in good faith.

ARTICLE 7
COVENANTS OF BUYER PRIOR TO CLOSING

7.1                               REQUIRED APPROVALS

As promptly as practicable after the date of this Agreement, Buyer shall make all remaining filings required by Legal Requirements to be made by it to consummate the Contemplated Transactions (including all remaining filings under the HSR Act, if any).  Buyer also shall cooperate with Amarin (a) with respect to all filings Amarin shall be required by Legal Requirements to make and (b) in obtaining all Material Consents (including taking all actions requested by Amarin to cause early termination of the applicable waiting period under the HSR Act).

7.2                               BEST EFFORTS

Buyer shall use its Best Efforts to cause the conditions in ARTICLE 9 and Section 8.3 to be satisfied and to otherwise take, or cause to be taken, all actions, and to do, or cause to be done and cooperate with Sellers in order to do, all things necessary, proper or advisable to consummate the Closing and the Contemplated Transactions as promptly as practicable.

ARTICLE 8
CONDITIONS PRECEDENT TO BUYER’S OBLIGATION TO CLOSE

Buyer’s obligation to purchase the Acquired Assets and to take the other actions required to be taken by Buyer at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by Buyer, in whole or in part):

8.1                               ACCURACY OF REPRESENTATIONS

(a)                                  All of Amarin’s representations and warranties in this Agreement (considered collectively), and each of these representations and warranties (considered individually), shall have been accurate in all material respects as of the date of this Agreement, and shall be accurate in all material respects as of the time of the Closing as if then made, without giving effect to any supplement to the Disclosure Schedules.

(b)                                 Each of the representations and warranties in Sections 4.2(a) and 4.4, and each of the representations and warranties in this Agreement that contains an express materiality qualification, shall have been accurate in all respects as of the date of this Agreement, and shall be accurate in all respects as of the time of the Closing as if then made, without giving effect to any supplement to the Disclosure Schedules.

8.2                               AMARIN’S PERFORMANCE

All of the covenants and obligations that Amarin is required to perform or to comply with pursuant to this Agreement at or prior to the Closing (considered collectively), and each of these covenants and obligations (considered individually), shall have been duly performed and complied with in all material respects.

8.3                               MATERIAL CONSENTS AND APPROVALS

Each of the Material Consents identified in Schedules 3.2, 4.2, and 5.2 and each of the required approvals under Section 6.5 shall have been obtained and shall be in full force and effect.

8.4                               EXERCISE OF ELAN OPTION

Amarin shall have timely and properly exercised its option under Section 3 of the Elan/Amarin Option Agreement, and Amarin shall have received and delivered to Buyer written confirmation from Elan as to (i) Amarin’s timely and proper exercise of such option, and (ii) Amarin’s having fully satisfied all other conditions precedent to the effective exercise of the option.

8.5                               ELAN ASSIGNMENT AGREEMENT

Unless otherwise waived in writing by Buyer, Amarin shall have negotiated and executed, and delivered to Buyer a copy of, the Assignment Agreement between Elan and Amarin (the “Elan Assignment Agreement”) referenced in Section 3.1(b) of the Elan/Amarin Option Agreement.

8.6                               ADDITIONAL DOCUMENTS

Amarin shall have caused the documents and instruments required by Section 2.6(a) and the following documents to be delivered (or tendered subject only to Closing) to Buyer:

(a)                                  a certificate of the secretary of Amarin certifying, as complete and accurate as of the Closing, attached copies of the Governing Documents of API;

(b)                                 releases of all Encumbrances on the Acquired Assets, other than Permitted Encumbrances;

(c)                                  certificates dated as of a date not earlier than the fifth Business Day prior to the Closing as to the good standing of API and, to the extent available, payment of all applicable state Taxes by API, executed by the appropriate officials of the State of Delaware and each jurisdiction in which Amarin is licensed or qualified to do business as a foreign corporation as specified in Schedule 4.1(a); and

(d)                                 such other documents as Buyer may reasonably request for the purpose of:

(i)                                     evidencing the accuracy of any of Amarin’s representations and warranties;

(ii)                                  evidencing the performance by Amarin of, or the compliance by Amarin with, any covenant or obligation required to be performed or complied with by Amarin;

(iii)                               evidencing the satisfaction of any condition referred to in this ARTICLE 8; or

(iv)                              otherwise facilitating the consummation or performance of any of the Contemplated Transactions.

8.7                               NO PROCEEDINGS

Since the date of this Agreement, there shall not have been commenced or threatened against Buyer any Proceeding that would be reasonably likely to have the effect of prohibiting any of the Contemplated Transactions.

ARTICLE 9
CONDITIONS PRECEDENT TO SELLERS’ OBLIGATIONS TO CLOSE

Amarin’s and APCL’s obligation to sell the Acquired Assets and to take the other actions required to be taken by Amarin and APCL at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by Amarin in whole or in part):

9.1                               ACCURACY OF REPRESENTATIONS

All of Buyer’s representations and warranties in this Agreement (considered collectively), and each of these representations and warranties (considered individually), shall have been accurate in all material respects as of the date of this Agreement and shall be accurate in all material respects as of the time of the Closing as if then made.

9.2                               BUYER’S PERFORMANCE

All of the covenants and obligations that Buyer is required to perform or to comply with pursuant to this Agreement at or prior to the Closing (considered collectively), and each of these covenants and obligations (considered individually), shall have been performed and complied with in all material respects.

9.3                               MATERIAL CONSENTS AND APPROVALS

Each of the Material Consents identified in Schedule 5.2 and each of the required approvals under Section 7.1 shall have been obtained and shall be in full force and effect.

9.4                               ADDITIONAL DOCUMENTS

Buyer shall have caused the documents and instruments required by Section 2.6(c) to be delivered (or tendered subject only to Closing) to Amarin, together with such other documents as Amarin may reasonably request for the purpose of:

(i)                                     evidencing the accuracy of any representation or warranty of Buyer;

(ii)                                  evidencing the performance by Buyer of, or the compliance by Buyer with, any covenant or obligation required to be performed or complied with by Buyer; or

(iii)                               evidencing the satisfaction of any condition referred to in this ARTICLE 9.

9.5                               NO PROCEEDING

Since the date of this Agreement, there shall not have been commenced or threatened against Seller any Proceeding that would be reasonably likely to have the effect of prohibiting any of the Contemplated Transactions.

9.6                               DEED OF TERMINATION

Amarin and API shall have entered into a Deed of Termination substantially in the form agreed between Amarin and Buyer.

ARTICLE 10
TERMINATION

10.1                        TERMINATION EVENTS

By notice given prior to or at the Closing, subject to Section 10.2, this Agreement may be terminated as follows:

(a)                                  by Buyer if a material Breach of any provision of this Agreement has been committed by Amarin and such Breach has not been waived by Buyer;

(b)                                 by Amarin if a material Breach of any provision of this Agreement has been committed by Buyer and such Breach has not been waived by Amarin;

(c)                                  by Buyer if any condition in ARTICLE 8 has not been satisfied as of the date specified for Closing in Section 2.5 or if satisfaction of such a condition by such date is or becomes impossible (other than through the failure of Buyer to comply with its obligations under this Agreement), and Buyer has not waived such condition on or before such date;

(d)                                 by Amarin if any condition in ARTICLE 9 has not been satisfied as of the date specified for Closing in Section 2.5 or if satisfaction of such a condition by such date is or becomes impossible (other than through the failure of Amarin or APCL to comply with their obligations under this Agreement), and Amarin has not waived such condition on or before such date;

(e)                                  by mutual consent of Buyer and Amarin;

(f)                                    by Buyer if the Closing has not occurred on or before March 31, 2004, or such later date as the parties may agree upon, unless Buyer is in material Breach of this Agreement; or

(g)                                 by Amarin if the Closing has not occurred on or before March 31, 2004, or such later date as the parties may agree upon, unless Amarin is in material Breach of this Agreement.

10.2                        EFFECT OF TERMINATION

EACH PARTY’S RIGHT OF TERMINATION UNDER SECTION 10.1 IS IN ADDITION TO ANY OTHER RIGHTS IT MAY HAVE UNDER THIS AGREEMENT OR OTHERWISE, AND THE EXERCISE OF SUCH RIGHT OF TERMINATION WILL NOT BE AN ELECTION OF REMEDIES.  IF THIS AGREEMENT IS TERMINATED PURSUANT TO SECTION 10.1, ALL OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT WILL TERMINATE, EXCEPT THAT THE OBLIGATIONS OF THE PARTIES IN THIS SECTION 10.2, ARTICLE 13, AND SECTION 14.1 WILL SURVIVE.

ARTICLE 11
ADDITIONAL COVENANTS

11.1                        PAYMENT OF TAXES RESULTING FROM SALE OF ACQUIRED ASSETS

Seller shall pay in a timely manner all Taxes other than VAT resulting from or payable in connection with the sale of the Acquired Assets pursuant to this Agreement, regardless of the Person on whom such Taxes are imposed by Legal Requirements. Buyer shall be responsible for paying all VAT resulting from or payable in connection with the sale of the Acquired Assets pursuant to this Agreement.

11.2                        REGULATORY MATTERS

(a)                                  Regulatory Responsibility for Zelapar, Permax® and the PCP Products.  From and after the Closing Date, the following parties shall retain or assume, as the case may be, the regulatory responsibilities under all applicable laws and regulations with respect to the ownership, use, sale or distribution of Zelapar, Permax® and the PCP Products in the Territory:

(i)                                     Zelapar.  Buyer and Amarin shall enter into the Zelapar Development Agreement substantially in the form attached hereto as Exhibit B at Closing.  Pursuant thereto, effective as of the Closing Date, Amarin shall be responsible for the implementation of the Zelapar R&D Studies as more particularly provided therein.  Amarin shall pay up to a maximum of Two Million Five Hundred Thousand U.S. Dollars (U.S. $2,500,000) of actual out-of-pocket costs incurred by it in connection with conducting the Zelapar R&D Studies, and Buyer shall be responsible for paying all such costs incurred by Amarin in excess of $2,500,000 all as more particularly prescribed in the Zelapar Development Agreement.

(ii)                                  Permax®.  From and after the Closing Date, all regulatory responsibilities relative to the ownership, use, sale and distribution of Permax® in the Territory shall be discharged either by Eli Lilly or Buyer, as the case may be, under the Eli Lilly/Amarin License Agreement, or any successor agreement thereto.

(iii)                               PCP Products.  From and after the Closing Date, Buyer shall assume all regulatory responsibilities with respect to the ownership, use, sale and distribution of the PCP Products in the Territory.

(b)                                 Transfer of Product Registrations.  As soon as reasonably practicable following the Closing Date, Buyer shall file with the FDA the NDA/ANDA Transfer Letter in order to effect the transfer of the Product Registrations listed on Schedule 3.9 from Amarin to Buyer.  Amarin shall use reasonable effort and take any and all actions otherwise reasonably required by the FDA or by any other Governmental Body to effect the transfer of the Product Registrations from Amarin to Buyer.

(c)                                  Communications with Governmental Bodies.  From and after the Closing Date, Amarin shall upon request provide Buyer with copies of all correspondence between Amarin and the FDA or any other Governmental Body relating to the Amarin Products in the Territory.

(d)                                 Governmental Inquiries.  From and after the Closing Date, Amarin shall advise Buyer in writing of any inquiries received or other contact from the FDA or any other Governmental Body relative to the Amarin Products including the manufacture, storage, handling, marketing, selling, promotion or distribution of Zelapar, Permax® or the PCP Products.  Amarin shall promptly furnish to Buyer any report, correspondence, warning letter and other documents issued by or provided to the FDA or any other Governmental Body in connection with any such inquiries.

11.3                        REDUCTION OF INVENTORY

(a)  As promptly as reasonably practicable after the execution and delivery of this Agreement, Amarin shall use Best Efforts to enter into inventory repurchase agreements (the “Repurchase Agreements”) with each of Quality King Health Care, Cardinal Distribution, Amerisource Bergen and McKesson Drug Company (collectively, the “Key Wholesalers”) providing for the repurchase by Amarin at its own cost of certain inventory held by such distributors.  The Repurchase Agreements shall be reasonably acceptable to Buyer.  Under the Repurchase Agreements, Amarin shall seek to repurchase the quantities of inventory set forth in Schedule 11.3 hereto (the “Designated Inventory”) at the prices indicated therein; provided, however, that in Amarin’s sole discretion it may repurchase any portion of the Designated Inventory at prices exceeding those set forth in Schedule 11.3, up to a maximum of 5% above the scheduled prices. [].  To the extent Amarin effects any repurchases at a price higher than that set forth in Schedule 11.3, the quantity of Designated Inventory that Amarin shall seek to repurchase from the relevant Key Wholesaler(s) (as set forth on Schedule 11.3) will be proportionately reduced. Each of the Repurchase Agreements, and the obligations thereunder of Amarin and the respective Key Wholesalers, shall be subject to and conditioned upon the consummation of the Closing under this Agreement (except to the extent any Repurchase Agreements are entered into after the Closing as contemplated in Section 11.3(b) below).  The Repurchase Agreements shall provide that (i) Amarin’s obligation to pay for repurchased inventory shall be subject to confirmation of the receipt and authenticity of the applicable inventory to Amarin’s reasonable satisfaction and (ii) Amarin shall use its Best Efforts to cause any or all repurchased inventory to be destroyed. The Repurchase Agreements shall give Amarin the option of using repurchasing agents or other third parties reasonably acceptable to Buyer to perform any of Amarin’s obligations under this Section 11.3.  Notwithstanding anything herein to the contrary, in no event shall Amarin be required to pay more than Eight Million Eight Hundred Thousand Dollars ($8,800,000) in performing its obligations under this Section 11.3, which limitation shall apply to all costs and expenses incurred by Amarin in effecting the repurchase of Designated Inventory including the costs of repurchase and any administrative fees, third party costs including fees and expenses of any repurchasing agent, and costs of destroying repurchased inventory.

(b)  Amarin and Buyer acknowledge and agree that the Closing hereunder shall not be contingent on Amarin’s ability to enter into any Repurchase Agreements and the execution of Repurchase Agreements shall not constitute a condition to the obligation of either party to consummate the Closing.  In the event that, within 30 Business Days after the execution and delivery of this Agreement (i) any of the Key Wholesalers has not entered into a Repurchase Agreement providing for the repurchase of Designated Inventory on the terms contemplated herein or (ii) Amarin is otherwise unable to obtain Repurchase Agreements for the repurchase of all or any portion of the Designated Inventory within the price range specified herein, then the parties shall proceed with the Closing (subject to the satisfaction of all applicable conditions set forth in this Agreement), and for a period of 30 days after the Closing Date Amarin shall continue to use its Best Efforts to enter into Repurchase Agreements with respect to any Designated Inventory not then covered by a Repurchase Agreement, provided that the maximum price payable by Amarin as specified in Section 11.3(a) above shall be increased to ten percent (10%) above the prices indicated on Schedule 11.3 (and the quantity of Designated Inventory that Amarin shall seek to repurchase from the relevant Key Wholesaler(s) will be proportionately reduced).  Upon the expiration of such 30-day period, this Section 11.3 shall automatically terminate and Amarin shall have no further obligations whatsoever hereunder (other than its obligations under any Repurchase Agreements then in effect), provided that within twenty (20) Business Days thereafter Amarin shall pay to Buyer an amount equal to the difference between (i) Eight Million Eight Hundred Thousand Dollars ($8,800,000) and (ii) the aggregate amount of costs and expenses incurred by Amarin as of such date in performing its obligations under this Section 11.3.

(c)  In addition to the foregoing, within thirty (30) days of Closing, Amarin shall pay a total of $1.2 million to certain of the Key Wholesalers to reduce or eliminate the credit balances claimed to be due to such Key Wholesalers, as shown on Schedule 4.8, provided that if Amarin does not pay the full $1.2 million to the Key Wholesalers in accordance herewith wihin such thirty (30) day period, then Amarin shall immediately pay the unexpended portion of such $1.2 million to Buyer.

11.4                        REPORTS AND RETURNS

(a)                                  After the Closing, Amarin shall prepare and file on a timely basis all reports and returns required by Legal Requirements relating to its ownership and use of the Acquired Assets through and including the Closing Date and shall prepare the Tax Returns and computations of API for all accounting periods, VAT prescribed accounting periods or other relevant periods ending on or before the Closing Date. Amarin shall prepare such returns and reports based on the normal and historical methods of accounting used to calculate and prepare such information.

(b)                                 Amarin or its duly authorized agents shall prepare all documentation and shall conduct all matters (including correspondence) relating to the agreement of the Tax Returns and computations of API for all accounting periods, VAT prescribed accounting periods, or other relevant periods ending on or prior to the Closing Date with the appropriate Tax Authority; provided, however, that any agreement with a taxing authority relating to the foregoing shall be subject to approval by Buyer if the results of such agreement could materially adversely impact or affect the tax liability or tax attributes of API for any period after the Closing Date.

(c)                                  Buyer or its duly authorized agents shall prepare the Tax Returns and computations of API for the accounting period, VAT prescribed accounting period, or other relevant period after which Closing occurs. Buyer shall be responsible for agreeing with the Tax Authority regarding such Tax Returns, but where the matter to be agreed may affect Amarin’s liability under this Agreement Buyer shall inform Amarin thereof prior to agreeing the same and shall take proper notice of all reasonable representations which Amarin may make with respect thereto.

(d)                                 Buyer shall provide or procure to be provided to Amarin such access to books, accounts and records (during normal business hours upon prior written notice) and copies of all information, documents and evidence in its possession or in the possession of its agents or API in respect of any accounting period or prescribed accounting period of API ending on or before the Closing Date which may reasonably be requested by Amarin for the purposes of this Section 11.4.

11.5                        ASSISTANCE IN PROCEEDINGS

Amarin and APCL will cooperate with Buyer and its counsel in the contest or defense of, and make reasonably available their personnel and provide any testimony and reasonable access to their books and Records in connection with, any Proceeding involving or relating to (a) any Contemplated Transaction or (b) any action, activity, circumstance, condition, conduct, event, fact, failure to act, incident, occurrence, plan, practice, situation, status or transaction on or before the Closing Date involving Amarin, APCL, API or the Acquired Assets.

11.6                        NONCOMPETITION, NONSOLICITATION AND NONDISPARAGEMENT

(a)                                  Noncompetition.  For a period of four (4) years after the Closing Date, Amarin shall not, anywhere in the Territory, directly or indirectly (including by or through any of its affiliates or Subsidiaries) invest in, own, manage, operate, finance, control, advise, render services to or guarantee the obligations of any Person engaged in or planning to become engaged in any business that develops, manufactures, sells, or otherwise distributes in the Territory any pharmaceutical products containing any of the active pharmaceutical ingredients contained in any of the Amarin Products (a “Competing Business”); provided, however, that Amarin may purchase or otherwise acquire up to (but not more than) five percent (5%) of any class of the securities of any Person engaged in or planning to become engaged in a Competing Business (but may not otherwise participate in the activities of such Person) if such securities are listed on any national or regional securities exchange or have been registered under Section 12(g) of the Exchange Act.

(b)                                 Nonsolicitation.  For a period of three (3) years after the Closing Date, Amarin, on the one hand, and Buyer and API on the other hand, shall not, directly or indirectly:

(i)                                     Disparage the other party by making an untrue statement intended to cause or induce any customer, supplier, licensee, licensor, franchisee, employee, consultant or other business relation of such party to cease doing business with such party, to deal with any competitor of such party or in any way interfere with its relationship with such party;

(ii)                                  Disparage the other party by making an untrue statement intended to cause or induce any customer, supplier, licensee, licensor, franchisee, employee, consultant or other business relation of such party on the Closing Date or within the year preceding the Closing Date to cease doing business with such party, to deal with any competitor of such party or in any way interfere with its relationship with such party; or

(iii)                               hire, retain or attempt to hire or retain any employee of such party or in any way interfere with the relationship between such party and any of its employees; provided that the foregoing shall not restrict Amarin in any manner from hiring or offering employment to any former employees of API who are note retained by API or Buyer after the Closing..

(c)                                  Modification of Covenant.  If a final judgment of a court or tribunal of competent jurisdiction determines that any term or provision contained in Sections 11.6(a) through (b) is invalid or unenforceable, then the parties agree that the court or tribunal will have the power to reduce the scope, duration or geographic area of the term or provision, to delete specific words or phrases or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision.  This Section 11.6 will be enforceable as so modified after the expiration of the time within which the judgment may be appealed.  This Section 11.6 is reasonable and necessary to protect and preserve Buyer’s legitimate business interests and the value of the Acquired Assets and to prevent any unfair advantage conferred on Amarin.

11.7                        CUSTOMER AND OTHER BUSINESS RELATIONSHIPS

After the Closing, Amarin will reasonably cooperate with Buyer in its efforts to continue and maintain for the benefit of Buyer those business relationships of Amarin relative to the Acquired Assets that existed prior to the Closing, including relationships with lessors, employees, regulatory authorities, licensors, customers, suppliers and others.  Amarin will refer to Buyer all inquiries relating to such business.

11.8                        RETENTION OF AND ACCESS TO RECORDS

After the Closing Date, Buyer shall retain for a period consistent with Buyer’s record-retention policies and practices those Records of Amarin delivered to Buyer.  Buyer also shall provide Amarin and their Representatives reasonable access thereto, during normal business hours and on reasonable prior written notice, to enable them to prepare financial statements or tax returns or deal with tax audits.

11.9                        FURTHER ASSURANCES

Subject to the proviso in Section 7.1, the parties shall cooperate reasonably with each other and with their respective Representatives in connection with any steps required to be taken as part of their respective obligations under this Agreement, and shall (a) furnish upon request to each other such further information; (b) execute and deliver to each other such other documents; and (c) do such other acts and things, all as the other party may reasonably request for the purpose of carrying out the intent of this Agreement and the Contemplated Transactions.

11.10                 CHANGE OF API NAME

After a reasonable transition period following the Closing, but in any event not later than 180 days after the Closing, Buyer shall take all actions required to cause the name of API to be changed such that it no longer contains the words “Amarin Pharmaceuticals,” “Amarin” or any variation thereof.

11.11                 INVENTORY IDENTIFICATION AND PACKAGING

After Closing, Buyer and API shall be entitled to take delivery of and distribute, sell or otherwise dispose of all Prepackaged Products (as hereinafter defined) without being required to reidentify, remark or otherwise repackage any of the Prepackaged Products to remove or obscure any API or Amarin marks or identifying information.  For purposes hereof, “Prepackaged Products” means collectively (i) all of API’s Inventory as of Closing, (ii) any Amarin Products reacquired after Closing by API or Buyer from wholesalers or other participants in the distribution network, and (iii) any Amarin Products delivered to API or Buyer by the manufacturers after Closing based on purchase orders submitted by API or Amarin prior to Closing.

11.12                 LEASES

(a)  Buyer shall pay to Amarin the full amount of rent, additional rent and like amounts payable by Amarin for the six-month period following the Closing under the lease between Amarin and LB Strawberry LLC dated August 6, 2001 (as amended) relating to the Mill Valley Facility (the “Mill Valley Lease”). Payment shall be made on or prior to the dates on which Amarin’s monthly payment obligations under the Mill Valley Lease come due. If Amarin is able to sublease or assign the Mill Valley Lease to a third party or terminate the Mill Valley Lease prior to the expiration of such six-month period, Buyer’s payment obligations under this Section 11.12(a) shall either (i) be reduced to the extent of the payments actually received by Amarin from, or actually made on behalf of Amarin by, any sub-lessee or assignee or (ii) terminate in the event the lease is terminated.

(b)  On or before Closing, Amarin shall pay, or provide funds to API to pay, the full amount of rent, additional rent and like amounts payable by API through the end of the current lease term ending August, 2005 under the lease relating to the New Jersey Facility (the “New Jersey Lease”). Payment shall be made on or prior to the dates on which API’s monthly payment obligations under the New Jersey Lease come due. If API is able to sublease or assign the New Jersey Lease to a third party or terminate the New Jersey Lease prior to the expiration of the term thereof, Amarin’s payment obligations under this Section 11.12(b) shall either (i) be reduced to the extent of the payments actually received by API from, or actually made on behalf of API by, any sub-lessee or assignee or (ii) terminate in the event the lease is terminated.

11.13                 POST CLOSING ACCESS AND COOPERATION

For a period of three months after the Closing Date, API shall give Amarin and its representatives, without cost to Amarin, reasonable access during normal business hours to the employees retained by API after the Closing, for the purpose of assisting and advising Amarin in connection with its ongoing business. Similarly, during the same period of time, Amarin shall upon request provide Buyer with such advice and consultation as Buyer may reasonably request in connection with facilitating the transition of API to Buyer.

11.14                 API EMPLOYEES

Amarin shall pay directly, and indemnify Buyer under Section 12.2 against any Third Party Claims related to, all API employee bonuses relative to employment periods ending on or before the Closing Date. API shall pay, and shall retain all Liabilities with respect to, employee bonuses relative to employment periods after the Closing Date.

11.15                 SEVERANCE PAYMENTS

Buyer shall pay directly or cause API to pay, and shall indemnify Amarin under Section 12.3 against, all severance obligations due to the persons listed on Schedule 11.15 hereto. Buyer shall directly, or cause API to, carry out any severance program strictly in accordance with any applicable terms.

ARTICLE 12
INDEMNIFICATION; REMEDIES

12.1                        SURVIVAL

All representations, warranties, covenants and obligations in this Agreement, the Disclosure Schedules, the supplements to the Disclosure Schedules, the certificates delivered pursuant to Section 2.6 and any other certificate or document delivered pursuant to this Agreement shall survive the Closing and the consummation of the Contemplated Transactions, subject to Section 12.6.  The right to indemnification, reimbursement or other remedy based upon such representations, warranties, covenants and obligations shall not be affected by any investigation (including any environmental investigation or assessment) conducted with respect to, or any Knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement or the Closing Date, with respect to the accuracy or inaccuracy of or compliance with any such representation, warranty, covenant or obligation; provided, however, that no party shall be entitled to indemnification under this Article 12 with respect to the breach of a representation or warranty to the extent such party had actual Knowledge that such representation or warranty was not true and correct when made.

12.2                        INDEMNIFICATION AND REIMBURSEMENT BY SELLERS

Amarin and APCL will each indemnify and hold harmless Buyer, and its officers, directors, employees and Affiliates (collectively, the “Buyer Indemnified Persons”), and will reimburse the Buyer Indemnified Persons for any loss, liability, claim, damage, expense (including costs of investigation and defense and reasonable attorneys’ fees and expenses) whether or not involving a Third-Party Claim (collectively, “Damages”), arising from or in connection with:

(a)                                  any Breach of any representation or warranty made by Amarin or APCL in (i) this Agreement, (ii) the Disclosure Schedules (other than the Pro Forma Balance Sheet), (iii) the supplements to the Disclosure Schedules, (iv) the certificates delivered pursuant to Section 2.6 (for this purpose, each such certificate will be deemed to have stated that Amarin’s representations and warranties in this Agreement fulfill the requirements of Section 8.1 as of the Closing Date as if made on the Closing Date, (v) any transfer instrument, or (vi) any other certificate, document, writing or instrument delivered by Amarin or APCL pursuant to this Agreement except for the Zelapar Development Agreement, the CRO Agreement (as defined in the Zelapar Development Agreement) and the Repurchase Agreements (collectively, the “Excluded Agreements”), and subject to the further limitation that none of items (ii) through (vi) above shall be deemed to include the API Closing Balance Sheet;

(b)                                 any Breach of any covenant or obligation of Amarin or APCL in this Agreement or in any other certificate, document, writing or instrument delivered by Amarin or APCL pursuant to this Agreement except for the Excluded Agreements;

(c)                                  any Liability arising out of the ownership, operation, or use of the PCP Product Assets or Amarin Product Rights prior to the Closing Date, other than the Liabilities of API (described in Section 2.3(b) hereof) and the Assumed Liabilities;

(d)                                 any brokerage or finder’s fees or commissions or similar payments based upon any agreement or understanding made, or alleged to have been made, by any Person with Amarin or APCL (or any Person acting on their behalf) in connection with any of the Contemplated Transactions;

(e)                                  any noncompliance with any fraudulent transfer law in respect of the Contemplated Transactions;

(f)                                    any Employee Plan established or maintained by Amarin and only if the Damages are a direct result of action or inaction by API that occurred prior to the Closing Date; or

(g)                                 any Breach of any covenant or obligation of Amarin in any of the Excluded Agreements, but only to the extent that such Breach is a result of the gross negligence or willful misconduct of Amarin.

12.3                        INDEMNIFICATION AND REIMBURSEMENT BY BUYER

Buyer will indemnify and hold harmless Amarin and its officers, directors, employees and Affiliates (collectively, the “Seller Indemnified Persons”), and will reimburse Amarin, for any Damages arising from or in connection with:

(a)                                  any Breach of any representation or warranty made by Buyer in this Agreement or in any certificate, document, writing or instrument delivered by Buyer pursuant to this Agreement;

(b)                                 any Breach of any covenant or obligation of Buyer in this Agreement or in any other certificate, document, writing or instrument delivered by Buyer pursuant to this Agreement;

(c)                                  any claim by any Person for brokerage or finder’s fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by such Person with Buyer (or any Person acting on Buyer’s behalf) in connection with any of the Contemplated Transactions;

(d)                                 any Assumed Liability;

(e)                                  any severance payments, or severance payment obligations, to the persons listed on Schedule 11.15 hereto; or

(f)                                    any Liability arising out of the ownership, operation, or use of the Acquired Assets after the Closing Date.

12.4                        LIMITATIONS ON AMOUNT—SELLERS

Sellers shall have no liability (for indemnification or otherwise) with respect to claims under Section 12.2(a) until the total of all Damages with respect to such matters exceeds Two Hundred Fifty Thousand U.S. Dollars (U.S. $250,000).  Thereafter, Sellers shall be liable for all Damages in excess of Two Hundred Fifty Thousand U.S. Dollars (U.S. $250,000) of Damages.  However, this Section 12.4 will not apply to claims under Section 12.2(b) through (g) or to matters arising in respect of Sections 3.3, 4.6, 4.11, or 4.13 or to any Breach of any of Sellers’ representations and warranties of which either Seller had Knowledge at any time prior to the date on which such representation and warranty is made or any intentional Breach by either Seller of any covenant or obligation, and Sellers will be liable for all Damages with respect to such Breaches.  Notwithstanding anything to the contrary in this Agreement, the aggregate Liability of Sellers to the Buyer Indemnified Parties for indemnification under this Article 12 shall be limited to Seven Million U.S. Dollars (U.S. $7,000,000).

12.5                        LIMITATIONS ON AMOUNT—BUYER

Buyer will have no liability (for indemnification or otherwise) with respect to claims under Section 12.3(a) until the total of all Damages with respect to such matters exceeds Two Hundred Fifty Thousand U.S. Dollars (U.S. $250,000). Thereafter, Buyer shall be liable for all Damages in excess of Two Hundred Fifty Thousand_U.S. Dollars (U.S. $250,000) of Damages. However, this Section 12.5 will not apply to claims under Section 12.3(b) through (d) or to any Breach of any of Buyer’s representations and warranties of which Buyer had Knowledge at any time prior to the date on which such representation and warranty is made or any intentional Breach by Buyer of any covenant or obligation, and Buyer will be liable for all Damages with respect to such Breaches. Notwithstanding anything to the contrary in this Agreement, the aggregate Liability of Buyer to the Seller Indemnified Parties for indemnification under this Article 12 shall be limited to Seven Million U.S. Dollars (U.S. $7,000,000).

12.6                        TIME LIMITATIONS

(a)                                  If the Closing occurs, Amarin and APCL will have no liability (for indemnification or otherwise) with respect to any Breach of (i) a covenant or obligation to be performed or complied with prior to the Closing Date or (ii) a representation or warranty (other than those in Sections 3.3, 4.6, 4.11, 4.13, and 4.19, as to which a claim may be made at any time prior to the expiration of the applicable statute of limitations), unless on or before April 1, 2005 , Buyer notifies Amarin of a claim specifying the factual basis of the claim in reasonable detail to the extent then known by Buyer.

(b)                                 If the Closing occurs, Buyer will have no liability (for indemnification or otherwise) with respect to any Breach of (i) a covenant or obligation to be performed or complied with prior to the Closing or (ii) a representation or warranty, unless on or before April 1, 2005,

Amarin notifies Buyer of a claim specifying the factual basis of the claim in reasonable detail to the extent then known by Amarin.

12.7                        RIGHT OF SETOFF

Buyer may set off against amounts otherwise payable to Amarin hereunder, including but not limited to the amounts specified in Sections 2.2(a)(ii) and 2.2(a)(iii), (i) any amount which is due and payable by Amarin under the Zelapar Development Agreement or any Repurchase Agreement, subject to any applicable cure periods set forth in such agreements and excluding any such amounts that Amarin is contesting in good faith, provided that if Buyer exercises its right of set off under this clause (i), the entire amount withheld from Amarin shall be applied toward the payment of the amount then due and payable by Amarin under the Development Agreement or Repurchase Agreemet(s), as the case may be, and (ii) any amount to which Buyer may be entitled under this ARTICLE 12 and which amount has been reduced to a final non-appealable judgment.   Neither the exercise of nor the failure to exercise such right of setoff will constitute an election of remedies or limit Buyer in any manner in the enforcement of any other remedies that may be available to it.

12.8                        THIRD-PARTY CLAIMS

(a)                                  Promptly after receipt by a Person entitled to indemnity under Section 12.2 or 12.3 (an “Indemnified Person”) of notice of the assertion of a Third-Party Claim against it, such Indemnified Person shall give notice to the Person obligated to indemnify under such Section (an “Indemnifying Person”) of the assertion of such Third-Party Claim, provided that the failure to notify the Indemnifying Person will not relieve the Indemnifying Person of any liability that it may have to any Indemnified Person, except to the extent that the Indemnifying Person demonstrates that the defense of such Third-Party Claim is actually and materially prejudiced by the Indemnified Person’s failure to give such notice.

(b)                                 If an Indemnified Person gives notice to the Indemnifying Person pursuant to Section 12.8(a) of the assertion of a Third-Party Claim, the Indemnifying Person shall be entitled to participate in the defense of such Third-Party Claim and, to the extent that it wishes (unless (i) the Indemnifying Person is also a Person against whom the Third-Party Claim is made and in the opinion of counsel to the Indemnified Person there is a reasonable likelihood of a conflict of interest between the Indemnifying Person and the Indemnified Person or (ii) the Indemnifying Person fails to provide reasonable assurance to the Indemnified Person of its financial capacity to defend such Third-Party Claim and provide indemnification with respect to such Third-Party Claim), to assume the defense of such Third-Party Claim with counsel reasonably satisfactory to the Indemnified Person.  After notice from the Indemnifying Person to the Indemnified Person of its election to assume the defense of such Third-Party Claim, the Indemnifying Person shall not, so long as it diligently conducts such defense, be liable to the Indemnified Person under this ARTICLE 12 for any fees of other counsel or any other expenses with respect to the defense of such Third-Party Claim, in each case subsequently incurred by the Indemnified Person in connection with the defense of such Third-Party Claim, other than reasonable costs of investigation.  If the Indemnifying Person assumes the defense of a Third-Party Claim, the Indemnifying Person shall have full control of such defense and proceedings, including any compromise of settlement thereof, provided that no compromise or settlement of such Third-Party Claims may be effected by the Indemnifying Person without the Indemnified Person’s Consent, which shall not be unreasonably withheld or delayed; provided further that the Indemnified Person’s Consent shall not be required if (A) there is no finding or admission of any violation of Legal Requirement or any violation of the rights of any Person; (B) the sole relief provided is monetary damages that are paid in full by the Indemnifying Person; and (C) the Indemnified Person shall have no liability with respect to any compromise or settlement of such Third-Party Claims effected without its Consent.  If requested by the Indemnifying Person, the Indemnified Person agrees, at its own cost and expense, to cooperate with the Indemnifying Person and its counsel in contesting any Third Party Claim which the Indemnifying Person elects to contest, including the making of any related counterclaim against the Person asserting the Third Party Claim or any cross complaint against any Person.  If notice is given to an Indemnifying Person of the assertion of any Third-Party Claim and the Indemnifying Person does not, within sixty (60) days after the Indemnified Person’s notice is given, give notice to the Indemnified Person of its election to assume the defense of such Third-Party Claim, the Indemnified Party shall have full control of such defense and proceedings, including any compromise of settlement thereof, provided that no compromise or settlement of such Third-Party Claims may be effected by the Indemnified Party without the Indemnifying Person’s consent, which shall not be unreasonably withheld or delayed.

(c)                                  Notwithstanding the foregoing, if an Indemnified Person determines in good faith that there is a reasonable probability that a Third-Party Claim may materially and adversely affect it or its Affiliates other than as a result of monetary damages for which it would be entitled to indemnification under this Agreement, the Indemnified Person may, by notice to the Indemnifying Person, assume the exclusive right to defend, compromise or settle such Third-Party Claim, but the Indemnifying Person will not be bound by any determination of any Third-Party Claim so defended for the purposes of this Agreement or any compromise or settlement effected without its Consent (which may not be unreasonably withheld).

(d)                                 With respect to any Third-Party Claim subject to indemnification under this ARTICLE 12: (i) both the Indemnified Person and the Indemnifying Person, as the case may be, shall keep the other Person fully informed of the status of such Third-Party Claim and any related Proceedings at all stages thereof where such Person is not represented by its own counsel, and (ii) the parties agree (each at its own expense) to render to each other such assistance as they may reasonably require of each other and to cooperate in good faith with each other in order to ensure the proper and adequate defense of any Third-Party Claim.

(e)                                  With respect to any Third-Party Claim subject to indemnification under this ARTICLE 12, the parties agree to cooperate in such a manner as to preserve in full (to the extent possible) the confidentiality of all Confidential Information and the attorney-client and work-product privileges.  In connection therewith, each party agrees that: (i) it will use its Best Efforts, in respect of any Third-Party Claim in which it has assumed or participated in the defense, to avoid production of Confidential Information (consistent with applicable law and rules of procedure), and (ii) all communications between any party hereto and counsel responsible for or participating in the defense of any Third-Party Claim shall, to the extent possible, be made so as to preserve any applicable attorney-client or work-product privilege.

12.9                        OTHER CLAIMS

A claim for indemnification for any matter not involving a Third-Party Claim may be asserted by notice to the party from whom indemnification is sought and shall be paid promptly after such notice.

12.10                 INDEMNIFICATION IN CASE OF STRICT LIABILITY OR INDEMNITEE NEGLIGENCE

THE INDEMNIFICATION PROVISIONS IN THIS ARTICLE 12 SHALL BE ENFORCEABLE REGARDLESS OF WHETHER THE LIABILITY IS BASED UPON PAST, PRESENT OR FUTURE ACTS, CLAIMS OR LEGAL REQUIREMENTS (INCLUDING ANY PAST, PRESENT OR FUTURE BULK SALES LAW, ENVIRONMENTAL LAW, FRAUDULENT TRANSFER ACT, OCCUPATIONAL SAFETY AND HEALTH LAW OR PRODUCTS LIABILITY, SECURITIES OR OTHER LEGAL REQUIREMENT) AND REGARDLESS OF WHETHER ANY PERSON (INCLUDING THE PERSON FROM WHOM INDEMNIFICATION IS SOUGHT) ALLEGES OR PROVES THE SOLE OR CONCURRENT STRICT LIABILITY IMPOSED UPON THE PERSON SEEKING INDEMNIFICATION.

ARTICLE 13
CONFIDENTIALITY

13.1                        DEFINITION OF CONFIDENTIAL INFORMATION

(a)                                  As used in this ARTICLE 13 the term “Confidential Information” includes any and all of the following information of Amarin or Buyer that has been or may hereafter be disclosed in any form, whether in writing, orally, electronically or otherwise, or otherwise made available by observation, inspection or otherwise by either party (Buyer on the one hand or Amarin on the other hand) or its Representatives (collectively, a “Disclosing Party”) to the other party or its Representatives (collectively, a “Receiving Party”):

(i)                                     all information that is a trade secret under applicable trade secret or other law;

(ii)                                  all information concerning product specifications, data, know-how, formulae, compositions, processes, designs, sketches, photographs, graphs, drawings, samples, inventions and ideas, past, current and planned research and development, current and planned manufacturing or distribution methods and processes, customer lists, current and anticipated customer requirements, price lists, market studies, business plans, computer hardware, Software and computer software and database technologies, systems, structures and architectures;

(iii)                               all information concerning the business and affairs of the Disclosing Party (which includes historical and current financial statements, financial projections and budgets, tax returns and accountants’ materials, historical, current and projected sales, capital spending budgets and plans, business plans, strategic plans, marketing and advertising plans, publications, client and customer lists and files, contracts, the names and backgrounds of key personnel and personnel training techniques and materials, however documented), and all information of any nature obtained from review of the Disclosing Party’s documents or property or discussions with the Disclosing Party regardless of the form of the communication; and

(iv)                              all notes, analyses, compilations, studies, summaries and other material prepared by the Receiving Party to the extent containing or based, in whole or in part, upon any information included in the foregoing.

(b)                                 Any trade secrets of a Disclosing Party shall also be entitled to all of the protections and benefits under applicable trade secret law and any other applicable law.  If any information that a Disclosing Party deems to be a trade secret is found by a court of competent jurisdiction not to be a trade secret for purposes of this ARTICLE 13, such information shall still be considered Confidential Information of that Disclosing Party for purposes of this ARTICLE 13 to the extent included within the definition.  In the case of trade secrets, each of Buyer and Amarin hereby waives any requirement that the other party submit proof of the economic value of any trade secret or post a bond or other security.

13.2                        RESTRICTED USE OF CONFIDENTIAL INFORMATION

(a)                                  Each Receiving Party acknowledges the confidential and proprietary nature of the Confidential Information of the Disclosing Party and agrees that such Confidential Information (i) shall be kept confidential by the Receiving Party using at least the same degree of care that the Receiving Party uses to protect its own proprietary information; (ii) shall not be used for any reason or purpose other than to evaluate and consummate the Contemplated Transactions; and (iii) without limiting the foregoing, shall not be disclosed by the Receiving Party to any Person, except in each case as otherwise expressly permitted by the terms of this Agreement or with the prior written consent of an authorized officer of Amarin with respect to Confidential Information of Amarin (each, a “Amarin Contact”) or an authorized representative of Buyer with respect to Confidential Information of Buyer (each, a “Buyer Contact”).  Each of Buyer and Amarin shall disclose the Confidential Information of the other party only to its Representatives who reasonably require such material for the purpose of evaluating the Contemplated Transactions and are informed by Buyer or Amarin, as the case may be, of the obligations of this ARTICLE 13 with respect to such information.  Each of Buyer, Amarin and Shareholders shall (i) enforce the terms of this ARTICLE 13 as to its respective Representatives; (ii) take such action to the extent necessary to cause its Representatives to comply with the terms and conditions of this ARTICLE 13 and (iii) be responsible and liable for any breach of the provisions of this ARTICLE 13 by it or its Representatives.

(b)                                 From and after the Closing, the provisions of Section 13.2(a) above shall not apply to or restrict in any manner Buyer’s use of any Confidential Information of Amarin relating to any of the Acquired Assets or the Assumed Liabilities.

13.3                        EXCEPTIONS

Section 13.2(a) does not apply to that part of the Confidential Information of a Disclosing Party that a Receiving Party demonstrates (a) was, is or becomes generally available to the public other than as a result of a breach of this ARTICLE 13 or the Confidentiality Agreement by the Receiving Party or its Representatives; (b) was or is developed by the Receiving Party independently of and without reference to any Confidential Information of the Disclosing Party; or (c) was, is or becomes available to the Receiving Party on a nonconfidential basis from a Third Party not bound by a confidentiality agreement or any legal, fiduciary or other obligation restricting disclosure.

13.4                        LEGAL PROCEEDINGS

If a Receiving Party becomes compelled in any Proceeding or is requested by a Governmental Body having regulatory jurisdiction over the Contemplated Transactions to make any disclosure that is prohibited or otherwise constrained by this ARTICLE 13, that Receiving Party shall provide the Disclosing Party with prompt notice of such compulsion or request so that it may seek an appropriate protective order or other appropriate remedy or waive compliance with the provisions of this ARTICLE 13.  In the absence of a protective order or other remedy, the Receiving Party may disclose that portion (and only that portion) of the Confidential Information of the Disclosing Party that, based upon advice of the Receiving Party’s counsel, the Receiving Party is legally compelled to disclose or that has been requested by such Governmental Body; provided, however, that the Receiving Party shall use reasonable efforts to obtain reliable assurance that confidential treatment will be accorded by any Person to whom any Confidential Information is so disclosed.  The provisions of this Section 13.4 do not apply to any Proceedings between the parties to this Agreement.

13.5                        RETURN OR DESTRUCTION OF CONFIDENTIAL INFORMATION

If this Agreement is terminated, each Receiving Party shall (a) destroy all Confidential Information of the Disclosing Party prepared or generated by the Receiving Party without retaining a copy of any such material; (b) promptly deliver to the Disclosing Party all other Confidential Information of the Disclosing Party, together with all copies thereof, in the possession, custody or control of the Receiving Party or, alternatively, with the written consent of a Amarin Contact or a Buyer Contact (whichever represents the Disclosing Party) destroy all such Confidential Information; and (c) certify all such destruction in writing to the Disclosing Party; provided, however, that the Receiving Party may retain a list that contains general descriptions of the information it has returned or destroyed to facilitate the resolution of any controversies after the Disclosing Party’s Confidential Information is returned.

13.6                        ATTORNEY-CLIENT PRIVILEGE

The Disclosing Party is not waiving, and will not be deemed to have waived or diminished, any of its attorney work product protections, attorney-client privileges or similar protections and privileges as a result of disclosing its Confidential Information (including Confidential Information related to pending or threatened litigation) to the Receiving Party, regardless of whether the Disclosing Party has asserted, or is or may be entitled to assert, such privileges and protections.  The parties (a) share a common legal and commercial interest in all of the Disclosing Party’s Confidential Information that is subject to such privileges and protections; (b) are or may become joint defendants in Proceedings to which the Disclosing Party’s Confidential Information covered by such protections and privileges relates; (c) intend that such privileges and protections remain intact should either party become subject to any actual or threatened Proceeding to which the Disclosing Party’s Confidential Information covered by such protections and privileges relates; and (d) intend that after the Closing the Receiving Party shall have the right to assert such protections and privileges.  No Receiving Party shall admit, claim or contend, in Proceedings involving either party or otherwise, that any Disclosing Party waived any of its attorney work-product protections, attorney-client privileges or similar protections and privileges with respect to any information, documents or other material not disclosed to a Receiving Party due to the Disclosing Party disclosing its Confidential Information (including Confidential Information related to pending or threatened litigation) to the Receiving Party.

ARTICLE 14
GENERAL PROVISIONS

14.1                        EXPENSES

Except as otherwise provided in this Agreement, each party to this Agreement will bear its respective fees and expenses incurred in connection with the preparation, negotiation, execution and performance of this Agreement and the Contemplated Transactions, including all fees and expense of its Representatives. Buyer will pay the HSR Act filing fee.  If this Agreement is terminated, the obligation of each party to pay its own fees and expenses will be subject to any rights of such party arising from a Breach of this Agreement by another party.

14.2                        PUBLIC ANNOUNCEMENTS

Any public announcement, press release or similar publicity with respect to this Agreement or the Contemplated Transactions will be issued, if at all, at such time and in such manner as Buyer and Amarin jointly determine.  Except with the prior consent of Buyer or as permitted by this Agreement, neither Amarin, API nor any of their Representatives shall disclose to any Person (a) the fact that any Confidential Information of Amarin has been disclosed to Buyer or its Representatives, that Buyer or its Representatives have inspected any portion of the Confidential Information of Amarin, that any Confidential Information of Buyer has been disclosed to Amarin, API or their Representatives or that Amarin, API or their Representatives have inspected any portion of the Confidential Information of Buyer or (b) any information about the Contemplated Transactions, including the status of such discussions or negotiations, the execution of any documents (including this Agreement) or any of the terms of the Contemplated

Transactions or the related documents (including this Agreement).  Amarin and Buyer will consult with each other concerning the means by which Amarin’s and API’s employees, customers, suppliers and others having dealings with Amarin and API will be informed of the Contemplated Transactions, and Buyer will have the right to be present for and to participate in or otherwise approve in advance any such communication.

14.3                        NOTICES

All notices, Consents, waivers and other communications required or permitted by this Agreement shall be in writing and shall be deemed given to a party when (a) delivered to the appropriate address by hand or by recognized overnight courier service (costs prepaid); (b) sent by facsimile or e-mail with confirmation of transmission by the transmitting equipment; or (c) received or rejected by the addressee, if sent by certified mail, return receipt requested, in each case to the following addresses, facsimile numbers or e-mail addresses and marked to the attention of the person (by name or title) designated below (or to such other address, facsimile number, e-mail address or person as a party may designate by notice to the other parties):

Amarin and APCL:	Amarin Corporation plc
7 Curzon Street
London W1J 5HG
Attention: General Counsel
Fax no.:
E-mail address:

with a copy to:	Mr. Richard A.B. Stewart:
7 Curzon Street
London W1J 5HG
Fax no.:
E-mail address:

Buyer:	Valeant Pharmaceuticals International
3300 Hyland Avenue
Costa Mesa, California 92626
Attention: Mr. Wesley P. Wheeler
Fax no.:
E-mail address:

with a copy to:	Valeant Pharmaceuticals International
3300 Hyland Avenue
Costa Mesa, California 92626
Attention: General Counsel
Fax no.: 714/641-7274
E-mail address:

14.4                        JURISDICTION; SERVICE OF PROCESS

Any Proceeding arising out of or relating to this Agreement or any Contemplated Transaction may be brought in the courts of the State of California in Orange County, or, if it has or can acquire jurisdiction, in the United States District Court for the Southern District of California, and each of the parties irrevocably submits to the exclusive jurisdiction of each such court in any such Proceeding, waives any objection it may now or hereafter have to venue or to convenience of forum, agrees that all claims in respect of the Proceeding shall be heard and determined only in any such court and agrees not to bring any Proceeding arising out of or relating to this Agreement or any Contemplated Transaction in any other court.  The parties agree that either or both of them may file a copy of this paragraph with any court as written evidence of the knowing, voluntary and bargained agreement between the parties irrevocably to waive any objections to venue or to convenience of forum.  Process in any Proceeding referred to in the first sentence of this Section may be served on any party anywhere in the world.

14.5                        WAIVER OF JURY TRIAL

THE PARTIES HEREBY WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE CONTEMPLATED TRANSACTIONS, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE.  THE PARTIES AGREE THAT ANY OF THEM MAY FILE A COPY OF THIS PARAGRAPH WITH ANY COURT AS WRITTEN EVIDENCE OF THE KNOWING, VOLUNTARY AND BARGAINED-FOR AGREEMENT AMONG THE PARTIES IRREVOCABLY TO WAIVE TRIAL BY JURY AND THAT ANY PROCEEDING WHATSOEVER BETWEEN THEM RELATING TO THIS AGREEMENT OR ANY OF THE CONTEMPLATED TRANSACTIONS SHALL INSTEAD BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT A JURY.

14.6                        ENFORCEMENT OF AGREEMENT

Amarin acknowledges and agrees that Buyer would be irreparably damaged if any of the provisions of this Agreement are not performed in accordance with their specific terms and that any Breach of this Agreement by Amarin could not be adequately compensated in all cases by monetary damages alone.  Accordingly, in addition to any other right or remedy to which Buyer may be entitled, at law or in equity, it shall be entitled to enforce any provision of this Agreement by a decree of specific performance and to temporary, preliminary and permanent injunctive relief to prevent Breaches or threatened Breaches of any of the provisions of this Agreement, without posting any bond or other undertaking.

14.7                        WAIVER; REMEDIES CUMULATIVE

The rights and remedies of the parties to this Agreement are cumulative and not alternative.  Neither any failure nor any delay by any party in exercising any right, power or privilege under this Agreement or any of the documents referred to in this Agreement will operate as a waiver of such right, power or privilege, and no single or partial exercise of any such right, power or privilege will preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege.  To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Agreement or any of the documents referred to in this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of that party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.

14.8                        ENTIRE AGREEMENT AND MODIFICATION

This Agreement supersedes all prior agreements, whether written or oral, between the parties with respect to its subject matter (including any letter of intent and any confidentiality agreement between Buyer and Amarin) and constitutes (along with the Disclosure Schedules, Exhibits and other documents delivered pursuant to this Agreement) a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter.  This Agreement may not be amended, supplemented, or otherwise modified except by a written agreement executed by the party to be charged with the amendment.

14.9                        DISCLOSURE SCHEDULES

Any disclosure under one Schedule of the Disclosure Schedules shall be deemed disclosure under all Schedules of the Disclosure Schedules and this Agreement.  Disclosure of any matter in the Disclosure Schedules shall not constitute an expression of a view that such matter is material or is required to be disclosed pursuant to this Agreement.

14.10                 ASSIGNMENTS, SUCCESSORS AND NO THIRD-PARTY RIGHTS

No party may assign any of its rights or delegate any of its obligations under this Agreement without the prior written consent of the other parties, except that Buyer may assign any of its rights and delegate any of its obligations under this Agreement to any Subsidiary of Buyer.  Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon and inure to the benefit of the successors and permitted assigns of the parties.  Nothing expressed or referred to in this Agreement will be construed to give any Person other than the parties to this Agreement any legal or equitable right, remedy or claim under or with respect to this Agreement or any provision of this Agreement, except such rights as shall inure to a successor or permitted assignee pursuant to this Section 14.10.

14.11                 SEVERABILITY

If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect.  Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

14.12                 CONSTRUCTION

The headings of Articles and Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation.  All references to “Articles,” “Sections” and “Schedules” refer to the corresponding Articles, Sections and Schedules of this Agreement and the Disclosure Schedules.

14.13                 TIME OF ESSENCE

With regard to all dates and time periods set forth or referred to in this Agreement, time is of the essence.

14.14                 GOVERNING LAW

This Agreement will be governed by and construed under the laws of the State of California without regard to conflicts-of-laws principles that would require the application of any other law.

14.15                 EXECUTION OF AGREEMENT

This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.  The exchange of copies of this Agreement and of signature pages by facsimile transmission shall constitute effective execution and delivery of this Agreement as to the parties and may be used in lieu of the original Agreement for all purposes.  Signatures of the parties transmitted by facsimile shall be deemed to be their original signatures for all purposes.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

SELLER:

AMARIN CORPORATION PLC

By:
Name:
Title:

BUYER:

VALEANT PHARMACEUTICALS INTERNATIONAL

By:
Name:
Title:

EXHIBIT A

Purchase Price Allocation

Amarin Products and Rights

Zelapar Rights*	$16.0 million

Permax® Rights	$18.4 million

PCP Products and Rights	$10.0 million

API Shares	$1.6 million

TOTAL	$46.0 million

*     Reflects the allocation to the Zelapar Rights of the payment in full of the deferred conditional payments provided for under Section 2.3(a)(ii) and 2.2(a)(iii).

EXHIBIT B

Zelapar Development Agreement

SCHEDULES—Asset Purchase Agreement

CONFIDENTIAL

ASSET PURCHASE AGREEMENT

VALEANT—AMARIN

SCHEDULES

ANY CROSS-REFERENCES ARE FOR CONVENIENCE ONLY AND DO NOT AFFECT DISCLOSURE FOR ALL PURPOSES IN A SINGLE SCHEDULE

1

SCHEDULE 2.7

API Pro Forma Closing Balance Sheet

Amarin Pharmaceuticals, Inc.

Balance Sheet

		Forecast		NJ	Payroll tax	Mill Valley	Cash from	Adjustsments Agency pre-closing			Agency Jan + Feb		Write off	2/29/2004	Impact of Buy-	Valeant fair	After buy-back
Unaudited	12/31/2003	1/31/2004	2/29/2004	Lease	w/off	lease	PLC	Pre ‘03	2003	Bonus	‘04	Paydown	balance	On closing	Back	value	2/29/2004
ASSETS
Current assets:
Cash in Bank Chase	[ * ]	[ * ]	[ * ]				[ * ]			[ * ]		[ * ]		[ * ]			[ * ]
Petty Cash	[ * ]	[ * ]	[ * ]											[ * ]			[ * ]
Accounts Receivable	[ * ]	[ * ]	[ * ]									[ * ]		[ * ]			[ * ]
Due from Elan	[ * ]	[ * ]	[ * ]											[ * ]			[ * ]
Allowance For Doubtful Account	[ * ]	[ * ]	[ * ]											[ * ]			[ * ]
Allowance For Chargebacks	[ * ]	[ * ]	[ * ]											[ * ]	[ * ]		[ * ]
Allowance For Cash Discounts	[ * ]	[ * ]	[ * ]											[ * ]			[ * ]
Provision for Sales Returns	[ * ]	[ * ]	[ * ]											[ * ]	[ * ]		[ * ]
Inventory F/G	[ * ]	[ * ]	[ * ]											[ * ]		[ * ]	[ * ]
Inventory R/M	[ * ]	[ * ]	[ * ]											[ * ]			[ * ]
Inventory Sample	[ * ]	[ * ]	[ * ]											[ * ]			[ * ]
Reserve for Inventory Loss	[ * ]	[ * ]	[ * ]											[ * ]	[ * ]		[ * ]
Provision for Permax Returns	[ * ]	[ * ]	[ * ]											[ * ]	[ * ]		[ * ]
Prepayments	[ * ]	[ * ]	[ * ]											[ * ]			[ * ]
Total current assets	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]

Fixed assets:
Office Equipment	[ * ]	[ * ]	[ * ]											[ * ]		[ * ]	[ * ]
Office Furnishings	[ * ]	[ * ]	[ * ]											[ * ]		[ * ]	[ * ]
Lease Improvements	[ * ]	[ * ]	[ * ]											[ * ]		[ * ]	[ * ]
Computer Software	[ * ]	[ * ]	[ * ]											[ * ]		[ * ]	[ * ]
Tooling	[ * ]	[ * ]	[ * ]											[ * ]		[ * ]	[ * ]
Less accumulated depreciation	[ * ]	[ * ]	[ * ]											[ * ]		[ * ]	[ * ]
	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]

Other assets:
Security Deposits	[ * ]	[ * ]	[ * ]	[ * ]		[ * ]		[ * ]						[ * ]			[ * ]
	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]		[ * ]	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]

	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]

LIABILITY AND SHAREHOLDER’S EQUITY

Current liabilities:
Accounts Payable	[ * ]	[ * ]	[ * ]											[ * ]			[ * ]
Medicaid Rebates Payable	[ * ]	[ * ]	[ * ]											[ * ]	[ * ]		[ * ]
MHC Rebates Payable	[ * ]	[ * ]	[ * ]											[ * ]	[ * ]		[ * ]
Accrued Expenses	[ * ]	[ * ]	[ * ]							[ * ]				[ * ]			[ * ]
Accrued Payroll Taxes	—	[ * ]	[ * ]		[ * ]									[ * ]			[ * ]
Accrued Employee Benefits	—	[ * ]	[ * ]											[ * ]			[ * ]
NJ Restructure	[ * ]	[ * ]	[ * ]	[ * ]										[ * ]			[ * ]
Total current liabilities	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]

NET CURRENT ASSETS	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]

Long term liabilities:
Due to(from) Amarin PLC Intercompany	[ * ]	[ * ]	[ * ]	[ * ]		[ * ]	[ * ]	[ * ]	[ * ]		[ * ]		[ * ]	[ * ]
	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]

Shareholder’s equity:
Retained Earnings	[ * ]	[ * ]	[ * ]					[ * ]	[ * ]					[ * ]
Profit (loss) for period	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]					[ * ]	[ * ]		[ * ]	[ * ]
Total shareholder’s equity	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]

	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]

	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]

1

SCHEDULE 3.2

Enforceability; Authority; No Conflict

(b)  None, provided any required consents of third parties are obtained (see (c) below and Schedule 4.17).

(c)  Consents— Eli Lilly, for the Eli Lilly/Amarin License Agreement (see document; consent may not be required but will need to address any outstanding items per Lilly letter of 1/30/04 and subsequent agreement in principle)

RP Scherer/Cardinal Health Inc., for the Scherer/Elan License Agreement

Elan, for the Scherer/Elan License Agreement, et al.

1

SCHEDULE 3.5

Material Seller Contracts

(a)                                  Eli Lilly/Amarin License Agreement (Permax)

Scherer/Elan License Agreement (Zelapar)

Amended and Restated Asset Purchase Agreement between Elan Pharmaceuticals, Inc. and Amarin Corporation, plc dated as of 9/29/99 (for PCP Products)

Amended and Restated Option Agreement regarding Zelapar between Amarin and Elan, dated August 4, 2003 as amended by the letter agreement dated 23rd December 2003 and further amended on or about the Closing Date

Assignment and Assumption Agreement effective as of March 29, 2002, regarding Permax between Elan and Amarin, as amended by a Deed of Variation dated 27 January 2003 and a Deed of Variation No. 2 dated 4 August 2003

Settlement Agreement among Amarin Corporation, plc, Eli Lilly and Company and Ivax Pharmaceuticals, Inc. (for Permax patent litigation settlement; see Schedule 3.11 below)

Office Lease dated as of August 6, 2001, as amended May 31, 2002, between Bently Holdings, LLC, as successor to LB Strawberry LLC (Landlord), and Amarin Corporation, plc (Tenant)

1

SCHEDULE 3.6

Absence of Certain Changes and Events

1.               During 2003, Amarin took steps to reduce the buildup of inventory, an issue identified in its 20F filing for 2002, e.g., at pages 6-7 (Risk Factors), and pages 38-39 (—Revenue).  As a result, Amarin has reduced, throughout the course of the year, the amount of discounts and incentives previously offered to non-contract wholesale purchasers of Amarin products.  In early 2003, those special incentives, which in 2002 ranged from [  *  ]% to a high of [  *  ]% off of WAC price, were generally reduced to [  *  ]% off of WAC (not including the prompt payment discount noted below).  By year end 2003, even the reduced [  *  ]% discount was virtually eliminated with respect to all Amarin products.  The result has been to reduce sales, and therefore the amount of inventory of Amarin Products in the wholesaler trade channel, although reduced and/or seasonal demand and the impact of generic competition has in some cases affected the total amount of inventory in the trade channel.  As noted, the foregoing excludes managed care and government purchasing organizations having a written rebate, chargeback or discount contract in place, where Amarin continues to honor contract terms.  Amarin continues to provide its standard prompt payment discount on [  *  ]%-net [  *  ] terms.

2.               Also in 2003, Amarin took other steps to improve its position relative to its trade risks.  For example, Amarin announced a change in its returns policy, whereby Amarin reserves the right to replace expired product with fresh product, rather than providing a credit to customers.  Amarin also announced that it reserves the right to replace any such product (or, in the case of providing credit) at the customer’s actual purchase price, rather than at full WAC.  Not all of Amarin’s customers have agreed with those changes in policy, and have asserted contrary policies of their own.  Negotiations are conducted ad hoc as needed to address variances in policy between buyer and seller, with varying outcomes.

3.               In a further effort to gain greater certainty over levels of Amarin Products in the trade channel, since January 1, 2003, Amarin has not sold any product to Quality King, a customer known as a secondary purchaser and reseller of pharmaceutical products.

4.               During 2003, Amarin experienced an out-of-stock situation for the better part of the year regarding Capital & Codeine, due to a product recall issued by its manufacturer and the necessary transition to a new supplier (see Schedule 3.11 below).  Back orders were cancelled and the product was reintroduced in Q4’03.

5.               During 2003, Amarin experienced an out-of-stock situation with respect to the 100 count bottle of Nolahist, due to the manufacturer of the active pharmaceutical ingredient discontinuing that manufacture.  The 24 count box of Nolahist remains available.  Further production of bulk active ingredient for future manufacture would depend on scale-up and validation of the potential new manufacturer.  See Schedule 4.16, below.

6.               In 2003, Amarin took price increases on the PCP Products effective in early 2003, in amounts that were in some cases significant.  No further price increases have been taken since then on the PCP Products.  In 2003, Amarin did not take a price increase on Permax in light of the entry of generic competition and the potential impact on cost of goods under the Eli Lilly/Amarin License Agreement.

7.               During 2003, following the introduction of generic pergolide into the market, Amarin discontinued its indigent patient assistance program.

1

SCHEDULE 3.7

Intellectual Property

(b)                       The Ivax Settlement Agreement contains a sublicense of patent rights licensed to Amarin by Eli Lilly under the Eli Lilly/Amarin License Agreement as a part of settling patent litigation relating to the Ivax generic pergolide product. See Schedule 3.11 below.

1

SCHEDULE 3.8

Legal Proceedings; Orders - Buyer

(a)(i)  As initially described in Amarin’s 20F for 2002, e.g., at page 23 (P—ermax), certain claims have been asserted alleging product liability or similar claims against Amarin and/or API and other parties based on alleged valvular heart disease occurring in patients taking Permax.  See Schedule 4.15 below for an update on the individual claims known to date.  In connection with all of the foregoing and any additional VHD or other product liability matters pertaining to Permax, Amarin would assert all available legal or factual defenses and counterclaims.  In addition, under the terms of the Eli Lilly/Amarin License Agreement, Amarin believes that it would be entitled to indemnity or contribution from Lilly and/or Elan, depending on the circumstances of each claim, and also would assert all available defenses, including those available as the non-manufacturing distributor of the product.  Amarin has previously agreed in principle with Lilly that Lilly shall take the primary role in conducting the defense of any VHD cases that may arise.  Amarin and Lilly have discussed, and a first draft circulated, a Tolling Agreement by which Amarin and Lilly would agree to hold in abeyance any claims they may have against each other under relevant documents or principles, pending the outcome of negotiations.  Amarin has been represented in these discussions by separate outside counsel, Gordon & Rees, of San Francisco.  As a part of obtaining Lilly’s consent to the assignment of the Permax license agreement, Amarin, Lilly and Valeant have agreed in principle on an amendment to that agreement which provides for, among other things, an apportionment between Lilly and Valeant of any costs associated with product liability going forward.  While Amarin believes that it has recourse to Elan, its assignor, and/or Lilly, the manufacturer and holder of the NDA for the product, in connection with any ultimate liability Amarin may have to one or more plaintiffs in these matters, there can be no assurance that Amarin will be able to recoup all or any part of any such liability.

(ii)  On April 1, 2001, Amarin entered into a copromotion agreement with TEAMM Pharmaceuticals for the copromotion by TEAMM of Motofen and Bontril.  TEAMM’s obligations were never fulfilled and, over the course of the second half of 2002, communications took place regarding the parties’ respective obligations, with each party alleging nonperformance by the other and claiming certain amounts to be due from the other.  Those communications culminated in Amarin’s notice of termination dated October 4, 2002, to TEAMM terminating the agreement for good cause, effective on or about January 5, 2003.  The agreement contains provisions for arbitration in the event of a dispute.  No further communication has been received from TEAMM since that letter was sent, well over one year ago.  While it appears unlikely that TEAMM would now assert any claims associated with the agreement, there can be no assurance that TEAMM would not do so, or that if such claims would not be successful if asserted.

1

SCHEDULE 3.9

PRODUCT REGISTRATIONS

Product	Indication	ANDA/NDA (held by Amarin unless indicated otherwise)	Manufacturer

Bontril® SR	Anti-obesity	ANDA– [ * ]	[ * ]

Bontril® PDM	Anti-obesity	ANDA	[ * ]

Phrenilin®	Tension Headache	ANDA	[ * ]

Phrenilin® Forte	Tension Headache	ANDA	[ * ]

Phrenilin® with Caffeine and Codeine

Tension Headache

ANDA

[ * ]

Motofen®	Anti-diarrheal	NDA	[ * ]

Capital™ & Codeine	Mild to moderate pain	ANDA	[ * ]

Nolahist®

Allergy

OTC

[ * ]

DISCONTINUED PRODUCTS

Hydrocet®

Mild to moderate pain

ANDA– [  *  ]

(Discontinued – 2002)

Salflex®

Arthritic pain

Pre-1962 product

(Discontinued – 2001)

Theo-X™

Asthma

ANDA – [  *  ]

(Discontinued – 1999)

Amen®	Secondary amenorrhea

ANDA

(Discontinued – 1998)

Nolamine™	Nasal congestion

Withdrawn

(Discontinued2—2001)

Propagest™	Nasal congestion

Withdrawn

(Discontinued2—2001)

Exgest™	Nasal congestion

Withdrawn

(Discontinued2—2001)

Sinulin™	Sinus congestion

Withdrawn

(Discontinued2—2001)

1

SCHEDULE 3.10

Brokers or Finders

SG Cowen

Madison Keats

1

SCHEDULE 4.1

Organization and Good Standing

(a)           API is incorporated in Delaware.  API is qualified to do business as a foreign corporation in California.

1

SCHEDULE 4.2

Enforceability; Authority; No Conflict - Seller

(b)                                                         Consents to one or more of the Contemplated Transactions may be required from the following:

a.               Elan Corporation, plc, holder of a first security interest, floating charge and lien upon all or substantially all of the assets of Amarin and API including the Product Rights, and grantor of present option rights for Zelapar

b.              Scherer/Cardinal—Zelapar

c.               Eli Lilly and Company (Lilly)—Permax (in Amarin’s view, outright consent not strictly required to assign under the Contemplated Transactions; Lilly disagrees.  In any event, an agreement in principle for the consent of Lilly to the assignment has been reached, as described elsewhere in these Schedules.

d.              While consent to the Transactions is not required, there are change of control provisions requiring notice and/or treatment as a contract assignment, with consent to the particular contract or a right of termination, in the following agreements to which API is a party:

i.                                          Caremark, Inc.

ii.                                       New Jersey office lease

iii.                                    Baker Hill/Inspired Design

iv.                                   Product Liability Insurance Policy

In addition, several of the government purchasing contracts at API provide for automatic “assignment” of the agreement to the new owner in the case of a change of control.  Copies of all of these agreements have been provided to Buyer.

1

SCHEDULE 4.4

Amarin Interim Balance Sheet

Amarin Pharmaceuticals, Inc.

Balance Sheet

As At December 31, 2003 and 2002

Unaudited

	12/31/2003	12/31/2002

ASSETS

Current assets:
Cash in Bank Chase	[ * ]	[ * ]
Petty Cash	[ * ]	[ * ]
Accounts Receivable	[ * ]	[ * ]
Accounts Receivable Other	[ * ]	[ * ]
Due from Elan	[ * ]	[ * ]
Allowance For Doubtful Account	[ * ]	[ * ]
Allowance For Chargebacks	[ * ]	[ * ]
Allowance For Cash Discounts	[ * ]	[ * ]
Provision for Sales Returns	[ * ]	[ * ]
Inventory F/G	[ * ]	[ * ]
Inventory R/M	[ * ]	[ * ]
Inventory Sample	[ * ]	[ * ]
Reserve for Inventory Loss	[ * ]	[ * ]
Provision for Permax Returns	[ * ]	[ * ]
Prepayments	[ * ]	[ * ]
Total current assets	[ * ]	[ * ]

Fixed assets:
Office Equipment	[ * ]	[ * ]
Office Furnishings	[ * ]	[ * ]
Lease Improvements	[ * ]	[ * ]
Computer Software	[ * ]	[ * ]
Tooling	[ * ]	[ * ]
Less accumulated depreciation	[ * ]	[ * ]
	[ * ]	[ * ]

Other assets:
Security Deposits	[ * ]	[ * ]
	[ * ]	[ * ]
	[ * ]	[ * ]

LIABILITY AND SHAREHOLDER’S EQUITY

Current liabilities:
Accounts Payable	[ * ]	[ * ]
Medicaid Rebates Payable	[ * ]	[ * ]
MHC Rebates Payable	[ * ]	[ * ]
Accrued Expenses	[ * ]	[ * ]
Accrued Payroll Taxes	[ * ]	[ * ]
Accrued Employee Benefits	[ * ]	[ * ]
Accrued To Elan	[ * ]	[ * ]
A/P Clearing	[ * ]	[ * ]
NJ Restructure	[ * ]	[ * ]
PCC Write Off	[ * ]	[ * ]
Total current liabilities	[ * ]	[ * ]

Long term liabilities:
Due to Amarin PLC Intercompany	[ * ]	[ * ]
	[ * ]	[ * ]

Shareholder’s equity:
Retained Earnings	[ * ]	[ * ]
Profit (loss) for period	[ * ]	[ * ]
Total shareholder’s equity	[ * ]	[ * ]
	[ * ]	[ * ]

1

SCHEDULE 4.6

Permitted Encumbrances

Elan Corporation, plc, or its affiliated entities (together, “Elan”) have a first priority security interest, charge and encumbrance on the Purchased Assets (the “Elan Charge”) which shall be released on or prior to the Closing Date.

The offices presently occupied by API and subleased from Amarin at Two Belvedere Place, Suite 330, Mill Valley, California, are the subject of a lease from Bently Holdings, LLC, as lessor, to Amarin, as lessee.

API previously occupied offices in Warren, New Jersey, at 25 Independence Boulevard.  API vacated those offices in late 2002, following the closure of its NJ facility.  API remains obligated for the balance of that lease term in favor of the landlord, Glenborough Fund VII, LLC.  While discussions regarding possible subleases have occurred, there is no agreement to do so at this time.

API rents certain office machines in its Mill Valley location from IKON Office Solutions, and remains subject to that rental agreement.

See Schedule 3.11 regarding the IVAX sublicense regarding Permax patent rights.

Watson Pharmaceuticals Inc. has a floating charge over the Acquired Assets ranking second in priority to the Elan Charge. Amarin has secured insurance in Watson’s favor to augment Amarin’s position that the covenants in the Watson agreement have been complied with.

API currently provides leased cars to its field personnel through a fleet lease agreement with Wheels, Inc.

1

SCHEDULE 4.7

Condition and Sufficiency of Assets

Certain of Amarin’s leased cars may be at or beyond their normal replacement mileage (typically, 60,000 miles).

1

SCHEDULE 4.8

Accounts Receivable

As reflected in API’s Interim Balance Sheet and the attached Schedule, API has reserved certain amounts to reflect potential returns or other claims potentially asserted by certain customers with respect to the accounts receivable carried on the books of API.

1

SCH 4.8 Accounts Receivable

A/R Customer Balances

December 31, 2003

Ref-ID	Date	Type	Balance		Current		1-30		31-60		61-90		91-120		120+

MAR001		MARTEK PHARMACAL CO- AP	$	[ * ]	$	[ * ]
MCK001		MCKESSON DRUG CO	$	[ * ]	$	[ * ]	$	[ * ]	$	[ * ]	$	[ * ]	$	[ * ]	$	[ * ]
TRU001		TRUXTON INCORPORATED	$	[ * ]			$	[ * ]
WAL002		WALSH DOHMEN SOUTHEAST	$	[ * ]	$	[ * ]	$	[ * ]	$	[ * ]					$	[ * ]
KIN003		KINRAY DRUG COMPANY	$	[ * ]	$	[ * ]	$	[ * ]	$	[ * ]
CEN001		DROG CENTRAL	$	[ * ]	$	[ * ]	$	[ * ]
DRO001		DROG BETANCES	$	[ * ]	$	[ * ]	$	[ * ]
SMI001		SMITH DRUG COMPANY	$	[ * ]	$	[ * ]	$	[ * ]	$	[ * ]
HDS001		H D SMITH WHOLESALE DRUG	$	[ * ]	$	[ * ]	$	[ * ]	$	[ * ]
NCM001		NORTH CAROLINA MUTUAL WHOLESALE	$	[ * ]	$	[ * ]
AME009		AMERISOURCEBERGEN CORP	$	[ * ]	$	[ * ]	$	[ * ]	$	[ * ]	$	[ * ]	$	[ * ]	$	[ * ]
CAR001		CARDINAL DISTRIBUTION	$	[ * ]	$	[ * ]	$	[ * ]	$	[ * ]	$	[ * ]	$	[ * ]	$	[ * ]
MOR001		MORRIS & DICKSON CO	$	[ * ]	$	[ * ]	$	[ * ]	$	[ * ]	$	[ * ]	$	[ * ]	$	[ * ]
WAL027		WALGREEN CO	$	[ * ]			$	[ * ]
ROC001		ROCHESTER DRUG	$	[ * ]	$	[ * ]	$	[ * ]			$	[ * ]
PRE001		PRESCRIPTION SUPPLY INC	$	[ * ]	$	[ * ]
FMC001		FMC DISTRIBUTORS, INC	$	[ * ]	$	[ * ]			$	[ * ]					$	[ * ]
MCQ001		MCQUEARY BROTHERS DRUG	$	[ * ]	$	[ * ]	$	[ * ]			$	[ * ]	$	[ * ]	$	[ * ]
WAL011		WALMART WHSE #01	$	[ * ]											$	[ * ]
CAB001		DROGUERIA CABALLERO DEL CARIB	$	[ * ]											$	[ * ]
All Others			$	[ * ]	$	[ * ]	$	[ * ]	$	[ * ]	$	[ * ]	$	[ * ]	$	[ * ]

TOTAL			$	[ * ]	$	[ * ]	$	[ * ]	$	[ * ]	$	[ * ]	$	[ * ]	$	[ * ]

Excludes Intercompany receivable with Amarin PLC

Accounts Receivables

Customer Balances

12/31/2003

	Our Books	Customer’s Books	Difference

Cardinal	[ * ]	[ * ]	[ * ]

McKesson	[ * ]	[ * ]	[ * ]

Amerisouce-Bergen	[ * ]	[ * ]	[ * ]
	[ * ]	[ * ]	[ * ]

A/R Reserve

Cardinal	[ * ]
McKesson	[ * ]
AmeriSource Bergen	[ * ]
General	[ * ]

AR Reserve:	[ * ]

Note: We have ongoing discussions with cardinal regarding several issues. We believe that they have priced returns of PCC incorrectly.

Thye have taken credit on some [  *  ] units at full WAC of $[  *  ] per unit, when they paid $[  *  ] per unit.

There is no guarantee that we will receive a credit for these amounts.

In addition we have ongoing discussions with McKesson , Bergen and Cardinal regardin deductions that they have taken which we do not recognize primarily relating to partial returns and returns they sent to a third party for destruction.

Wehave no guarantee that we will get credit for all or any of these amounts.

Accordingly we have provided for a reserve assuming that we will agree to and settle the balances shown in their books of account.

SCHEDULE 4.9

Inventory

1

SCH 4.9a Inventory by product

Item Valuation by Item with Location Detail

For Fiscal Year/Period: 2003

Period Ending:	12/31/2003	Closing units	Closing $ at 12-31-03	Excess/reserve	Net Inventory

RAWMAT	I/C Raw Materials

BUTL00000	Butalbital
2	West-Ward Pharmaceuticals	[ * ]	[ * ]	[ * ]	[ * ]
BUTL00000		[ * ]	[ * ]

DIFE00000	Difenoxin
14	Lannett Company	[ * ]	[ * ]
2	West-Ward Pharmaceuticals	[ * ]	[ * ]	[ * ]	[ * ]
30	N/A	[ * ]	[ * ]
DIFE00000		[ * ]	[ * ]

INSR00000	Phrenilin/Phrenilin Forte Outsert
2	UPS Logistics Group	[ * ]	[ * ]
3	Tyco Healthcare/Mallinckrodt	[ * ]	[ * ]
INSR00000		[ * ]	[ * ]		[ * ]

INSR04616	Capital & Codiene 16oz
15	Hi-Tech Pharmacal Co. Inc.	[ * ]	[ * ]
INSR04616		[ * ]	[ * ]		[ * ]

INSR04700	Bontril SR Insert
16	Lark Fulfillment	[ * ]	[ * ]
2	UPS Logistics Group	[ * ]	[ * ]
25	Pharmagistics	[ * ]	[ * ]
3	Tyco Healthcare/Mallinckrodt	[ * ]	[ * ]
INSR04700		[ * ]	[ * ]		[ * ]

INSR04800	Bontril PDM Insert
16	Lark Fulfillment	[ * ]	[ * ]
2	UPS Logistics Group	[ * ]	[ * ]
3	Tyco Healthcare/Mallinckrodt	[ * ]	[ * ]
INSR04800		[ * ]	[ * ]		[ * ]

INSR06100	Phrenilin CC Insert
11	West-Ward Pharmaceuticals	[ * ]	[ * ]
2	UPS Logistics Group	[ * ]	[ * ]
3	Tyco Healthcare/Mallinckrodt	[ * ]	[ * ]

5	Test Pak	[ * ]	[ * ]
INSR06100		[ * ]	[ * ]	[ * ]	[ * ]

INSR07400	Motofen Insert
11	West-Ward Pharmaceuticals	[ * ]	[ * ]
16	Lark Fulfillment	[ * ]	[ * ]
INSR07400		[ * ]	[ * ]		[ * ]

LABL04616	Capital & Codiene 16oz
15	Hi-Tech Pharmacal Co. Inc.	[ * ]	[ * ]
2	UPS Logistics Group	[ * ]	[ * ]
LABL04616		[ * ]	[ * ]		[ * ]

LABL04710	Bontril SR 100 Label
2	UPS Logistics Group	[ * ]	[ * ]
3	Tyco Healthcare/Mallinckrodt	[ * ]	[ * ]
LABL04710		[ * ]	[ * ]		[ * ]

LABL04790	Bontril SR 1000 Label
2	UPS Logistics Group	[ * ]	[ * ]
3	Tyco Healthcare/Mallinckrodt	[ * ]	[ * ]
LABL04790		[ * ]	[ * ]		[ * ]

LABL04810	Bontril PDM 100 Label
2	UPS Logistics Group	[ * ]	[ * ]
3	Tyco Healthcare/Mallinckrodt	[ * ]	[ * ]
LABL04810		[ * ]	[ * ]		[ * ]

LABL04890	Bontril PDM 1000 Label
2	UPS Logistics Group	[ * ]	[ * ]
3	Tyco Healthcare/Mallinckrodt	[ * ]	[ * ]
LABL04890		[ * ]	[ * ]		[ * ]

LABL05010	Phrenilin 100 label
3	Tyco Healthcare/Mallinckrodt	[ * ]	[ * ]
5	Test Pak	[ * ]	[ * ]
LABL05010		[ * ]	[ * ]		[ * ]

LABL05050	Phrenilin 500 label
2	UPS Logistics Group	[ * ]	[ * ]
3	Tyco Healthcare/Mallinckrodt	[ * ]	[ * ]
5	Test Pak	[ * ]	[ * ]
LABL05050		[ * ]	[ * ]		[ * ]

LABL05210	Nolahist 100 Label
2	UPS Logistics Group	[ * ]	[ * ]	[ * ]	[ * ]
3	Tyco Healthcare/Mallinckrodt	[ * ]	[ * ]	[ * ]	[ * ]
5	Test Pak	[ * ]	[ * ]
LABL05210		[ * ]	[ * ]

LABL05610	Phrenilin Forte 100 Label
14	Lannett Company	[ * ]	[ * ]
2	UPS Logistics Group	[ * ]	[ * ]
3	Tyco Healthcare/Mallinckrodt	[ * ]	[ * ]
LABL05610		[ * ]	[ * ]		[ * ]

LABL05650	Phrenilin Forte 500 Label
2	UPS Logistics Group	[ * ]	[ * ]
3	Tyco Healthcare/Mallinckrodt	[ * ]	[ * ]
LABL05650		[ * ]	[ * ]		[ * ]

LABL06110	Phrenilin CC Label
11	West-Ward Pharmaceuticals	[ * ]	[ * ]
LABL06110		[ * ]	[ * ]	[ * ]	[ * ]

LABL07405	Motofen 50 Label
11	West-Ward Pharmaceuticals	[ * ]	[ * ]
LABL07405		[ * ]	[ * ]		[ * ]

LABL07410	Motofen 100 Label
11	West-Ward Pharmaceuticals	[ * ]	[ * ]
14	Lannett Company	[ * ]	[ * ]
COM001	Comar	[ * ]	[ * ]
LABL07410		[ * ]	[ * ]		[ * ]

UNCA05210	Nolahist 100 Unit Carton
11	West-Ward Pharmaceuticals	[ * ]	[ * ]
2	UPS Logistics Group	[ * ]	[ * ]
UNCA05210		[ * ]	[ * ]	[ * ]	[ * ]

UNCA05224	Nolahist 7x24 Unit Carton
11	West-Ward Pharmaceuticals	[ * ]	[ * ]
2	UPS Logistics Group	[ * ]	[ * ]
5	Test Pak	[ * ]	[ * ]
UNCA05224		[ * ]	[ * ]	[ * ]	[ * ]

RAWMAT	I/C Raw Materials		[ * ]

SAMPLE	I/C Sample Inventory

5907561503	Permax 0.05mg 3x30 Sample
16	Lark Fulfillment	[ * ]	[ * ]
2	UPS Logistics Group	[ * ]	[ * ]
5907561503		[ * ]	[ * ]	[ * ]	[ * ]

5907562503	Sample Permax .25mg 2x30
16	Lark Fulfillment	[ * ]	[ * ]
5907562503		[ * ]	[ * ]	[ * ]	[ * ]

6523404702	Bontril SR Sample Folder/fg
16	Lark Fulfillment	[ * ]	[ * ]
2	UPS Logistics Group	[ * ]	[ * ]
30	N/A	[ * ]	[ * ]
6523404702		[ * ]	[ * ]		[ * ]

6523404803	Bontril PDM Sample Folder/fg
16	Lark Fulfillment	[ * ]	[ * ]
6523404803		[ * ]	[ * ]		[ * ]

6523405602	Phrenilin Forte Sample Folder/fg
16	Lark Fulfillment	[ * ]	[ * ]
2	UPS Logistics Group	[ * ]	[ * ]
6523405602		[ * ]	[ * ]		[ * ]

SAMPLE	I/C Sample Inventory		[ * ]

TRADE	I/C - TRADE

5907561530	Permax .05mg 30
16	Lark Fulfillment	[ * ]	[ * ]	[ * ]	[ * ]
2	UPS Logistics Group	[ * ]	[ * ]	[ * ]	[ * ]
5907561530		[ * ]	[ * ]

5907562510	Permax .25mg 100
16	Lark Fulfillment	[ * ]	[ * ]	[ * ]	[ * ]
5907562510		[ * ]	[ * ]

5907563010	Permax 1mg 100
16	Lark Fulfillment	[ * ]	[ * ]	[ * ]	[ * ]
2	UPS Logistics Group	[ * ]	[ * ]	[ * ]	[ * ]
5907563010		[ * ]	[ * ]

6523402510	Permax .25mg 100
2	UPS Logistics Group	[ * ]	[ * ]
6523402510		[ * ]	[ * ]	[ * ]	[ * ]

6523402610	Permax 1mg 100
2	UPS Logistics Group	[ * ]	[ * ]
6523402610		[ * ]	[ * ]	[ * ]	[ * ]

6523404616	Capital and Codeine Suspension
2	UPS Logistics Group	[ * ]	[ * ]
6523404616		[ * ]	[ * ]		[ * ]

6523404710	Bontril SR 100
2	UPS Logistics Group	[ * ]	[ * ]
6523404710		[ * ]	[ * ]		[ * ]

6523404790	Bontril SR 1000
2	UPS Logistics Group	[ * ]	[ * ]
6523404790		[ * ]	[ * ]		[ * ]

6523404810	Bontril PDM 100
2	UPS Logistics Group	[ * ]	[ * ]
6523404810		[ * ]	[ * ]		[ * ]

6523404890	Bontril PDM 1000
2	UPS Logistics Group	[ * ]	[ * ]
6523404890		[ * ]	[ * ]		[ * ]

6523405010	Phrenilin 100
2	UPS Logistics Group	[ * ]	[ * ]
6523405010		[ * ]	[ * ]	[ * ]	[ * ]

6523405050	Phrenilin 500
2	UPS Logistics Group	[ * ]	[ * ]
6523405050		[ * ]	[ * ]	[ * ]	[ * ]

6523405210	Nolahist 100
2	UPS Logistics Group	[ * ]	[ * ]
6523405210		[ * ]	[ * ]

6523405224	Nolahist 7x24
2	UPS Logistics Group	[ * ]	[ * ]
6523405224		[ * ]	[ * ]	[ * ]	[ * ]

6523405610	Phrenilin Forte 100s
2	UPS Logistics Group	[ * ]	[ * ]
6523405610		[ * ]	[ * ]		[ * ]

6523405650	Phrenilin Forte 500
2	UPS Logistics Group	[ * ]	[ * ]	[ * ]	[ * ]
6523405650		[ * ]	[ * ]

6523406110	Phrenilin CC
2	UPS Logistics Group	[ * ]	[ * ]
6523406110		[ * ]	[ * ]		[ * ]

6523407405	Motofen 50
16	Lark Fulfillment	[ * ]	[ * ]
2	UPS Logistics Group	[ * ]	[ * ]
6523407405		[ * ]	[ * ]		[ * ]

6523407410	Motofen 100
16	Lark Fulfillment	[ * ]	[ * ]
2	UPS Logistics Group	[ * ]	[ * ]
6523407410		[ * ]	[ * ]		[ * ]

TRADE	I/C - TRADE		[ * ]
Other- general				[ * ]	[ * ]
Other- 4,800 units of 1.00mg Permax on order				[ * ]	[ * ]
Grand Total:			[ * ]	[ * ]	[ * ]

Data from UniStockCard

Support for SCH 4.9 Inventory reserves

Reserve for Inventory Loss

G/L# 02-1350

Difenoxin	[ * ]	[ * ] gms at Lannet unverified.
Butalbital	[ * ]	[ * ]% of inventory
PCC Inserts/Labels	[ * ]	Inventory at Westward
Nolahist Inserts/cartons/labels	[ * ]	Inventory at Testpak/Westward
Permax	[ * ]
Permax samples at lark	[ * ]
Legacy	[ * ]
General Accrual	[ * ]

G/L Balance as of December 31,2003	[ * ]

Permax:
Samples:
.05mg	[ * ]
.25mg	[ * ]
Subtotal Samples	[ * ]

Obsolete 59075 NDC Code:
.05mg	[ * ]
1.0mg	[ * ]
Subtotal Obsolete	[ * ]

Potentially short dated reserve .05mg	[ * ]
Potentially short dated reserve .25mg	[ * ]
Potentially short dated reserve1.00mg	[ * ]

1mg 4,800 units on order from Lilly	[ * ]
Other	[ * ]
Other Permax reserve	[ * ]

Total Permax	[ * ]

Legacy
Nolahist 24s	[ * ]
Phrenilin 100s	[ * ]
Phrenilin 500s	[ * ]
Forte 500s	[ * ]
[ * ]

Support for Schedule 4.9 Excess Inventory

Product/Package	12/31/2003 Lot #	Units	Expiration Date	Short Date	Potential Excess Inventory	cost	$	Legacy	Permax

Bontril PDM 100’s	GB263A	[ * ]	31-Jan-06	31-Jan-05
	GB264A	[ * ]	31-May-08	01-Jun-07
	GB265A	[ * ]	31-May-08	01-Jun-07

Bontril PDM 100’s	Total:	[ * ]

Bontril PDM 1000’s
	GB267B	[ * ]	31-May-08	01-Jun-07

Bontril PDM 1000’s	Total:	[ * ]

Bontril SR 100’s	GSR186A	[ * ]	31-Jul-06	31-Jul-05
	GSR189A	[ * ]	31-Jul-08	01-Aug-07
	GSR190A	[ * ]	31-Jul-08	01-Aug-07
	GSR191A	[ * ]	31-Aug-08	01-Sep-07

Bontril SR 100’s	Total:	[ * ]

Bontril SR 1000’s	GSR187B	[ * ]	31-May-05	31-Mar-04
	GSR188B	[ * ]	31-May-05	31-Mar-04
	GSR188B1	[ * ]	31-May-05	31-Mar-04

Bontril SR 1000’s	Total:	[ * ]

Capital & Codeine		[ * ]
Capital & Codeine	Total:	[ * ]

Motofen 50’s	MOTWW144H	[ * ]	30-Nov-05	29-Nov-04
	MOTWW147H	[ * ]	31-May-06	30-May-05
	MOTWW148H	[ * ]	30-Jun-06	29-Jun-05
Motofen 50’s	Total:	[ * ]

Motofen 100’s	MOTWW145A	[ * ]	31-May-08	31-May-07
	MOTWW146A	[ * ]	31-May-08	31-May-07
	MOTWW147A	[ * ]	31-May-08	31-May-07
	MOTWW148A	[ * ]	31-Jul-08	31-Jul-07
	MOTWW149A	[ * ]	31-Jul-08	31-Jul-07
	MOTWW150A	[ * ]	31-Jul-08	31-Jul-07
Motofen 100’s	Total:	[ * ]

Nolahist 100’s
Nolahist 100’s	Total:	[ * ]

Nolahist 24’s
	NLHWW129	[ * ]	10-May-05	10-May-04

Nolahist 24’s	Total:	[ * ]			[ * ]	[ * ]	[ * ]	[ * ]

Permax 0.05mg 30’s
	5MU85M	[ * ]	01-Nov-04	01-May-03

[ * ]
Permax 0.05mg 30’s	Total:	[ * ]			[ * ]	[ * ]	[ * ]		[ * ]

Permax 0.25mg 100’s	6MA70M	[ * ]	01-Apr-05	01-Oct-03	[ * ]
	6MA72M	[ * ]	01-Apr-05	01-Oct-03	[ * ]
	6MA73M	[ * ]	01-Apr-05	01-Oct-03	[ * ]
	6RN14M	[ * ]	01-Nov-05	03-May-04
					[ * ]	[ * ]	[ * ]		[ * ]

Permax 0.25mg 100’s	Total:	[ * ]

Permax 1.0mg 100’s	5MS44M	[ * ]	01-Oct-04	03-Apr-03	[ * ]		[ * ]		[ * ]
OLD NDC

Permax 1.0mg 100’s	6RK42M	[ * ]	01-Nov-05	03-May-04	[ * ]
	6RN15M	[ * ]	01-Nov-05	03-May-04	[ * ]
	6RN16M	[ * ]	01-Nov-05	03-May-04	[ * ]
	6RK43M	[ * ]	01-Nov-05	03-May-04	[ * ]
					[ * ]	[ * ]	[ * ]		[ * ]

Permax 1.0mg 100’s	Total:	[ * ]

Phrenilin 100’s
	GPN316A	[ * ]	31-Mar-07	31-Mar-06	[ * ]
	GPN317A	[ * ]	31-Mar-07	31-Mar-06	[ * ]
	PHRWW101AT	[ * ]	28-Feb-07	28-Feb-06	[ * ]
	PHRWW102AT	[ * ]	28-Feb-07	28-Feb-06
	GPN318A	[ * ]	30-Jun-07	30-Jun-06
Phrenilin 100’s	Total:	[ * ]			[ * ]	[ * ]	[ * ]	[ * ]

Phrenilin 500’s
	GPN311F	[ * ]	31-Jan-05	01-Feb-04
	GPN313F	[ * ]	31-May-05	31-May-04
	GPN314F	[ * ]	30-Jun-05	30-Jun-04
	GPN314F1	[ * ]	30-Jun-05	30-Jun-04
	GPN315F	[ * ]	30-Jun-05	30-Jun-04
	PHRWW101FT	[ * ]	28-Feb-07	28-Feb-06
	PHRWW102FT	[ * ]	28-Feb-07	28-Feb-06

Phrenilin 500’s	Total:	[ * ]			[ * ]	[ * ]	[ * ]	[ * ]

Phrenilin CC 100’s	PCCWW108	[ * ]	30-Nov-03	30-Nov-02
	PCCWW109	[ * ]	30-Nov-03	30-Nov-02
	PCCWW110A	[ * ]	31-Dec-03	31-Dec-02
	PCCWW111A	[ * ]	31-Dec-03	31-Dec-02
	PCCWW111-1	[ * ]	31-Dec-03	31-Dec-02
	PCCMK101A	[ * ]	31-Aug-03	31-Aug-02
	PCCMK102A	[ * ]	30-Sep-03	30-Sep-02
	PCCMK103A	[ * ]	30-Sep-03	30-Sep-02
	PCCWW101AT	[ * ]	31-Oct-03	31-Oct-02
	PCCWW102AT	[ * ]	31-Oct-03	31-Oct-02
	PCCWW103AT	[ * ]	31-Oct-03	31-Oct-02
Phrenilin CC 100’s	Total:	[ * ]

Phrenilin Forte 100’s	PF466A	[ * ]	30-Nov-06	30-Nov-05
	PF468A	[ * ]	30-Nov-06	30-Nov-05
	PF469A	[ * ]	30-Nov-06	30-Nov-05
	PF470A	[ * ]	30-Nov-06	30-Nov-05
	PF471A	[ * ]	30-Nov-06	30-Nov-05
	PF472A	[ * ]	31-Dec-06	31-Dec-05
	PF473A	[ * ]	31-Dec-06	31-Dec-05
	PF474A	[ * ]	31-Dec-06	31-Dec-05
	PF475A	[ * ]	31-Dec-06	31-Dec-05
	PF477A	[ * ]	31-Dec-06	31-Dec-05
	PF478A	[ * ]	31-Dec-06	31-Dec-05
	PF479A	[ * ]	28-Feb-07	28-Feb-06
	PF480A	[ * ]	28-Feb-07	28-Feb-06
	PF481A	[ * ]	28-Feb-07	28-Feb-06
	PF482A	[ * ]	28-Feb-07	28-Feb-06
	PF483A	[ * ]	28-Feb-07	28-Feb-06
	PF484A	[ * ]	28-Feb-07	28-Feb-06

Phrenilin Forte 100’s	Total:	[ * ]

Phrenilin Forte 500’s
	PF444F	[ * ]	31-Jul-05	31-Jul-04	[ * ]
	PF451F	[ * ]	31-Aug-05	31-Aug-04	[ * ]
	PF452F	[ * ]	31-Aug-05	31-Aug-04	[ * ]
	PF453F	[ * ]	31-Aug-05	31-Aug-04	[ * ]
	PF454F	[ * ]	31-Aug-05	31-Aug-04	[ * ]
	PF467F	[ * ]	30-Nov-05	30-Nov-04	[ * ]
	PF485F	[ * ]	31-Aug-07	31-Aug-06
Phrenilin Forte 500’s	Total:	[ * ]			[ * ]	[ * ]	[ * ]	[ * ]
Samples at Lark- Permax .25							[ * ]		[ * ]
Samples at Lark Permax .05							[ * ]		[ * ]
Permax 1mg on order from Lilly					[ * ]	[ * ]	[ * ]		[ * ]
							[ * ]	[ * ]	[ * ]

SCHEDULE 4.10

No Undisclosed Liabilities

SEVERANCE PROGRAM—On or about November 13, 2003, API distributed a severance program to its employees, as a retention tool.  This program applies to all API employees who did not previously have an agreement in place providing for severance in the event of certain triggering events.  (Four employees have severance benefits included in their employment letters.)  The program generally provides for two months’ salary and benefits continuation if a triggering event occurs; four months in the case of Senior Directors, and six months for Vice Presidents not having a prior contractual agreement.  Copies of the severance memos distributed to affected employees, along with copies of the employment agreements containing severance provisions, have been provided to Buyer.

BONUSES—(a)  Management by Objective bonus program.  API administers an annual bonus program for employees at the Manager level or higher, consisting of a given percentage of base salary bonus opportunity, based on the attainment of predetermined API and individual objectives.  Program review and awards are conducted on a calendar year basis, as measured initially by supervisors, then senior API and Amarin management and approved by Amarin senior management.  (b)  Sales Force bonus program.  The API sales force, including regional managers, have a bonus opportunity described in advance for each calendar quarter, based on metrics which can vary from quarter to quarter.  A copy of the bonus program for Q4’03 has been provided to Buyer.

See the attached schedule of open purchase orders and stability purchase orders.

1

SCH 4.10 Open Purchase Orders

PO #	Supplier	Commitment		Description

Open Orders - still open at Closing Date
738	Berg	$	[ * ]	Phenindamine Tartrate - To be paid over 3 years. Problems with manufacturing process
799	SST	$	[ * ]	Difenoxin- [ * ] gms @ [ * ]/gm. For deliver 01-04. We will probably store it at JM for a while.
800	HiTech Pharmacal	$	[ * ]	Capital and Codeine - PO for [ * ] lots totalling [ * ] units. [ * ] received 01-04 already. [ * ] outstanding - delivery Q1 04 ?
805	Mallinckrodt	$	[ * ]	Bontril PDM for 03-04 delivery
804	Mallinckrodt	$	[ * ]	Bontril SR for 3-04 delivery
688	Westward	$	[ * ]	Nolahist- manufacture [ * ] tabs. Awaiting API
724	Westward	$	[ * ]	Nolahist- manufacture [ * ] tabs. Awaiting API
688	TestPak	$	[ * ]	Nolahist- package [ * ] tabs. Awaiting API
724	TestPak	$	[ * ]	Nolahist- package [ * ] tabs. Awaiting API
527	Scott Levin	$	[ * ]	Permax Audit data - 2004 is the third year of a three year contract

Various	Mallinck/Westward/HiTech	$	[ * ]	Various stability PO’s—For 5 year annual stability testing–required each year and prices are those in force at the time.

		$	[ * ]

Open orders at 12-31-03, but subsequent delivery of goods

729	Lilly	$	[ * ]	Permax .05 - [ * ] units delivered into inventory 01-23-04
729	Lilly	$	[ * ]	Permax .05 - [ * ] units delivered 02-10-04
730	Lilly	$	[ * ]	Permax .25 - [ * ] units delivered 02-10-04
692	Lilly	$	[ * ]	Permax 1.00mg - [ * ] units delivered 2-10-04. Lilly sold the rest of the batch to another country for use there.

		$	[ * ]

Support for SCH 4.10- Open Stability Purchase Orders

Open Stability Purchase Orders

Current Stability test costs	Per test
Mallinckrodt
Bontril SR 100s	[ * ]
Bontril SR 1000s	[ * ]
Bontril PDM 100s	[ * ]
Bontril PDM 1000s	[ * ]
Phrenilin	[ * ]
Forte	[ * ]
PCC	[ * ]

Westward
Motofen	[ * ]
Nolahist	[ * ]
PCC	[ * ]

Hitech
Capital & Codeine	[ * ]

Monthly Interval - $ Commitment
Po #	Date	Mfr		6		12		18	24		36		48		60

50		[ * ]	Forte										$	[ * ]	$	[ * ]
51		[ * ]	Forte										$	[ * ]	$	[ * ]
52		[ * ]	Forte										$	[ * ]	$	[ * ]
various		[ * ]	Motofen														Probably Closed- status uncertain
106	3/16/2001	[ * ]	Phrenilin	$	[ * ]
125	3/16/2001	[ * ]	Phrenilin	$	[ * ]	$	[ * ]		$	[ * ]	$	[ * ]	$	[ * ]	$	[ * ]	GPN300FT packed by testpak	Status:uncertain if closed
130	3/16/2001	[ * ]	Phrenilin			$	[ * ]		$	[ * ]	$	[ * ]	$	[ * ]	$	[ * ]	GPN300FT packed by testpak	Status:uncertain if closed
136	3/16/2001	[ * ]	Phrenilin	$	[ * ]	$	[ * ]		$	[ * ]	$	[ * ]	$	[ * ]	$	[ * ]	GPN300T blisters packed by testpak	Status:uncertain if closed
159	3/16/2001	[ * ]	Bontril SR										$	[ * ]	$	[ * ]	GSR123A
32	2/2/2001	[ * ]	BontriPDM 1000s								$	[ * ]	$	[ * ]	$	[ * ]	GB199B
33	2/2/2001	[ * ]	Bontril 100s								$	[ * ]	$	[ * ]	$	[ * ]	GB199A
34	2/2/2001	[ * ]	Bontril SR								$	[ * ]	$	[ * ]	$	[ * ]	GSR149A
37	2/2/2001	[ * ]	Bontril SR								$	[ * ]	$	[ * ]	$	[ * ]	GSR151
091400A	9/14/2000	[ * ]	Bontril SR										$	[ * ]	$	[ * ]	GSR135A
091400B	9/14/2000	[ * ]	Bontril SR								$	[ * ]	$	[ * ]	$	[ * ]	GSR139
091400C	9/14/2000	[ * ]	Forte 100s										$	[ * ]	$	[ * ]	PF412A
091400D	9/14/2000	[ * ]	Forte 500s										$	[ * ]	$	[ * ]	PF412F
592	3/8/2002	[ * ]	Bontril SR 1000s						$	[ * ]	$	[ * ]	$	[ * ]	$	[ * ]	GSR172B
593	3/8/2002	[ * ]	Bontril PDM 1000s								$	[ * ]	$	[ * ]	$	[ * ]	GB212BT
594	3/8/2002	[ * ]	Bontril PDM 1000s						$	[ * ]	$	[ * ]	$	[ * ]	$	[ * ]	GB211BT
604	3/27/2002	[ * ]	Forte Sample Folders			$	[ * ]		$	[ * ]	$	[ * ]	$	[ * ]	$	[ * ]	PF433T
753	3/20/2003	[ * ]	Phrenilin 100s												$	[ * ]	GPN272A
753	3/20/2003	[ * ]	Phrenilin												$	[ * ]	GPN272F
754	3/20/2003	[ * ]	Forte 100s			$	[ * ]		$	[ * ]	$	[ * ]	$	[ * ]	$	[ * ]	PF472A
754	3/20/2003	[ * ]	Forte 500s			$	[ * ]		$	[ * ]	$	[ * ]	$	[ * ]	$	[ * ]	PF472F
781	5/28/2003	[ * ]	Bontril PDM 100s						$	[ * ]	$	[ * ]	$	[ * ]	$	[ * ]	GB251A-ST
782	5/28/2003	[ * ]	Bontril PDM 1000s						$	[ * ]	$	[ * ]	$	[ * ]	$	[ * ]	GB251B
783	5/28/2003	[ * ]	Bontril samples			$	[ * ]		$	[ * ]	$	[ * ]	$	[ * ]	$	[ * ]	GSR187S
784	5/30/2003	[ * ]	Forte Samples			$	[ * ]		$	[ * ]	$	[ * ]	$	[ * ]	$	[ * ]	PF483S
792	7/21/2003	[ * ]	Phrenilin 100s			$	[ * ]		$	[ * ]	$	[ * ]	$	[ * ]	$	[ * ]	GPN316A
793	7/21/2003	[ * ]	Phrenilin 500s			$	[ * ]		$	[ * ]	$	[ * ]	$	[ * ]	$	[ * ]	GPN316F
806	11/13/2003	[ * ]	Bontril SR 100s			$	[ * ]		$	[ * ]	$	[ * ]	$	[ * ]	$	[ * ]	GSR189A

807	11/13/2003	Mallinckrodt (MK)	Bontril PDM 100s			$	[ * ]			$	[ * ]	$	[ * ]	$	[ * ]	$	[ * ]	GB262A1
808	11/13/2003	Mallinckrodt (MK)	Bontril PDM 1000s			$	[ * ]			$	[ * ]	$	[ * ]	$	[ * ]	$	[ * ]	GB266B1
199	4/16/2001	Mallinckrodt (MK)	Bontril PDM 1000s											$	[ * ]	$	[ * ]	GB185B
200	4/16/2001	Mallinckrodt (MK)	Bontril PDM 100s											$	[ * ]	$	[ * ]	GB185A
201	4/16/2001	Mallinckrodt (MK)	Bontril PDM 1000s											$	[ * ]	$	[ * ]	GB 182B
203	4/16/2001	Mallinckrodt (MK)	Bontril PDM 100s											$	[ * ]	$	[ * ]	GB181A
213	4/18/2001	Mallinckrodt (MK)	Bontril PDM 100s									$	[ * ]	$	[ * ]	$	[ * ]	GB210AT
214	4/18/2001	Mallinckrodt (MK)	Bontril PDM 1000s									$	[ * ]	$	[ * ]	$	[ * ]	GB210BT
242	4/26/2001	Mallinckrodt (MK)	Forte 500s													$	[ * ]	PF377
243	4/26/2001	Mallinckrodt (MK)	Forte 500s													$	[ * ]	PF388
244	4/26/2001	Mallinckrodt (MK)	Forte 100s													$	[ * ]	PF388
245	4/26/2001	Mallinckrodt (MK)	Forte Blisters											$	[ * ]	$	[ * ]	PF378
246	4/26/2001	Mallinckrodt (MK)	Forte 100s													$	[ * ]	PF377A
250	4/26/2001	Mallinckrodt (MK)	Forte 100s													$	[ * ]	PF373A
252	4/26/2001	Mallinckrodt (MK)	Forte 100s													$	[ * ]	PF359A
253	4/26/2001	Mallinckrodt (MK)	Forte 500s													$	[ * ]	PF363F
254	4/26/2001	Mallinckrodt (MK)	Forte 500s											$	[ * ]	$	[ * ]	PF340F
255	4/26/2001	Mallinckrodt (MK)	Forte 100s											$	[ * ]	$	[ * ]	PF397A
256	4/26/2001	Mallinckrodt (MK)	Foret 100s											$	[ * ]	$	[ * ]	PF396A
260	4/26/2001	Mallinckrodt (MK)	Forte 100s											$	[ * ]	$	[ * ]	PF356
340	7/31/2001	Mallinckrodt (MK)	Phrenilin													$	[ * ]	GPN280F
341	7/31/2001	Mallinckrodt (MK)	Phrenilin 100s											$	[ * ]	$	[ * ]	GPN280A
398	9/18/2001	Mallinckrodt (MK)	Phrenilin 100s											$	[ * ]	$	[ * ]	GPN299A
399	9/18/2001	Mallinckrodt (MK)	Phrenilin 500s											$	[ * ]	$	[ * ]	GPN299F
400	9/18/2001	Mallinckrodt (MK)	Phrenilin samples											$	[ * ]	$	[ * ]	GPN281
402	9/18/2001	Mallinckrodt (MK)	Phrenilin 100s							$	[ * ]	$	[ * ]	$	[ * ]	$	[ * ]	GPN301A
403	9/18/2001	Mallinckrodt (MK)	Phrenilin 500s							$	[ * ]	$	[ * ]	$	[ * ]	$	[ * ]	GPN301F-ST
404	9/18/2001	Mallinckrodt (MK)	Forte 100s							$	[ * ]	$	[ * ]	$	[ * ]	$	[ * ]	PF418A
405	9/18/2001	Mallinckrodt (MK)	Forte 500s							$	[ * ]	$	[ * ]	$	[ * ]	$	[ * ]	PF418F-ST
494	12/5/2001	Mallinckrodt (MK)	Bontril SR 100s							$	[ * ]	$	[ * ]	$	[ * ]	$	[ * ]	GSR169A
495	12/5/2001	Mallinckrodt (MK)	Bontril SR Blisters							$	[ * ]	$	[ * ]	$	[ * ]	$	[ * ]	GSR169T
500	12/7/2001	Mallinckrodt (MK)	Bontril SR 1000s							$	[ * ]	$	[ * ]	$	[ * ]	$	[ * ]	GSR168B
544	1/24/2002	Mallinckrodt (MK)	Bontril PDM							$	[ * ]	$	[ * ]	$	[ * ]	$	[ * ]	GB250T
557	2/20/2002	Mallinckrodt (MK)	Phrenilin 100s							$	[ * ]	$	[ * ]	$	[ * ]	$	[ * ]	GPN304A
558	2/20/2002	Mallinckrodt (MK)	Phrenilin 500s							$	[ * ]	$	[ * ]	$	[ * ]	$	[ * ]	GPN304F
559	2/21/2002	Mallinckrodt (MK)	Forte 100s							$	[ * ]	$	[ * ]	$	[ * ]	$	[ * ]	PF421A
565	2/26/2002	Mallinckrodt (MK)	Forte 500s							$	[ * ]	$	[ * ]	$	[ * ]	$	[ * ]	PF424F
588	3/8/2002	Mallinckrodt (MK)	Bontril PDM									$	[ * ]	$	[ * ]	$	[ * ]	GB211AT
589	3/8/2002	Mallinckrodt (MK)	Bontril PDM									$	[ * ]	$	[ * ]	$	[ * ]	GB212AT
590	3/8/2002	Mallinckrodt (MK)	Bontril SR 1000s							$	[ * ]	$	[ * ]	$	[ * ]	$	[ * ]	GSR170B
591	3/8/2002	Mallinckrodt (MK)	Bontril SR 1000s							$	[ * ]	$	[ * ]	$	[ * ]	$	[ * ]	GSR171B

Westward
100400	10/4/2000	Westward	Motofen					$	[ * ]	$	[ * ]	$	[ * ]	$	[ * ]	$	[ * ]	MOTWW128A
9	11/2/2000	Westward	Nolahist	$	[ * ]			$	[ * ]	$	[ * ]	$	[ * ]	$	[ * ]	$	[ * ]	NLHWW123P
44	2/20/2001	Westward	Nolahist	$	[ * ]			$	[ * ]	$	[ * ]	$	[ * ]	$	[ * ]	$	[ * ]	NLHWW125P
45	2/20/2001	Westward	Nolahist	$	[ * ]			$	[ * ]	$	[ * ]	$	[ * ]	$	[ * ]	$	[ * ]	NLHWW124P
60	3/8/2001	Westward	PCC					$	[ * ]	$	[ * ]	$	[ * ]	$	[ * ]	$	[ * ]	PCCWW100
209	4/16/2001	Westward	Motofen			$	[ * ]	$	[ * ]	$	[ * ]	$	[ * ]	$	[ * ]	$	[ * ]	MOTWW129
238	4/26/2001	Westward	Motofen			$	[ * ]	$	[ * ]	$	[ * ]	$	[ * ]	$	[ * ]	$	[ * ]	MOTWW133A
239	4/26/2001	Westward	Motofen			$	[ * ]	$	[ * ]	$	[ * ]	$	[ * ]	$	[ * ]	$	[ * ]	MOTWW133H
280	5/16/2001	Westward	PCC			$	[ * ]	$	[ * ]	$	[ * ]	$	[ * ]	$	[ * ]	$	[ * ]	PCCWW100 testpak
346	8/2/2001	Westward	PCC	$	[ * ]	$	[ * ]	$	[ * ]	$	[ * ]	$	[ * ]	$	[ * ]	$	[ * ]	PCCWW101AT
347	8/2/2001	Westward	PCC	$	[ * ]	$	[ * ]	$	[ * ]	$	[ * ]	$	[ * ]	$	[ * ]	$	[ * ]	PCCWW102AT
348	8/2/2001	Westward	PCC	$	[ * ]	$	[ * ]	$	[ * ]	$	[ * ]	$	[ * ]	$	[ * ]	$	[ * ]	PCCWW103AT
349	8/2/2001	Westward	PCC	$	[ * ]	$	[ * ]	$	[ * ]	$	[ * ]	$	[ * ]	$	[ * ]	$	[ * ]	PCCWW101AT
350	8/2/2001	Westward	PCC	$	[ * ]	$	[ * ]	$	[ * ]	$	[ * ]	$	[ * ]	$	[ * ]	$	[ * ]	PCCWW102AT
351	8/2/2001	Westward	PCC	$	[ * ]	$	[ * ]	$	[ * ]	$	[ * ]	$	[ * ]	$	[ * ]	$	[ * ]	PCCWW103AT
372	9/5/2001	Westward	Motofen											$	[ * ]	$	[ * ]	MOTWW115A

373	9/5/2001	Westward	Motofen											$	[ * ]	$	[ * ]	MOTWW115H
374	9/5/2001	Westward	Motofen									$	[ * ]	$	[ * ]	$	[ * ]	MOTWW116A
375	9/5/2001	Westward	Motofen									$	[ * ]	$	[ * ]	$	[ * ]	MOTWW117A
376	9/5/2001	Westward	Motofen									$	[ * ]	$	[ * ]	$	[ * ]	MOTWW117H
576	3/8/2002	Westward	Phrenilin 100s			$	[ * ]			$	[ * ]	$	[ * ]	$	[ * ]	$	[ * ]	PHRWW100
576	3/8/2002	Westward	Phrenilin 100s			$	[ * ]			$	[ * ]	$	[ * ]	$	[ * ]	$	[ * ]	PHRWW100AT
576	3/8/2002	Westward	Phrenilin 500s			$	[ * ]			$	[ * ]	$	[ * ]	$	[ * ]	$	[ * ]	PHRWW100FT
577	3/8/2002	Westward	Phrenilin 100s			$	[ * ]			$	[ * ]	$	[ * ]	$	[ * ]	$	[ * ]	PHRWW101
577	3/8/2002	Westward	Phrenilin 100s			$	[ * ]			$	[ * ]	$	[ * ]	$	[ * ]	$	[ * ]	PHRWW101T
577	3/8/2002	Westward	Phrenilin 500s			$	[ * ]			$	[ * ]	$	[ * ]	$	[ * ]	$	[ * ]	PHRWW101FT
578	3/8/2002	Westward	Phrenilin 100s			$	[ * ]			$	[ * ]	$	[ * ]	$	[ * ]	$	[ * ]	PHRWW102
578	3/8/2002	Westward	Phrenilin 100s			$	[ * ]			$	[ * ]	$	[ * ]	$	[ * ]	$	[ * ]	PHRWW102T
578	3/8/2002	Westward	Phrenilin 500s			$	[ * ]			$	[ * ]	$	[ * ]	$	[ * ]	$	[ * ]	PHRWW102FT
612	4/3/2002	Westward	Motofen											$	[ * ]	$	[ * ]	MOTWW110A
617	4/3/2002	Westward	Motofen											$	[ * ]	$	[ * ]	MOTWW125A
618	4/3/2002	Westward	Motofen									$	[ * ]	$	[ * ]	$	[ * ]	MOTWW126H
623	4/3/2002	Westward	Motofen							$	[ * ]	$	[ * ]	$	[ * ]	$	[ * ]	MOTWW126H
650	6/10/2002	Westward	Phrenilin	$	[ * ]	$	[ * ]	$	[ * ]	$	[ * ]	$	[ * ]	$	[ * ]	$	[ * ]	PHRWW100FT
651	6/10/2002	Westward	Phrenilin	$	[ * ]	$	[ * ]	$	[ * ]	$	[ * ]	$	[ * ]	$	[ * ]	$	[ * ]	PHRWW100AT
652	6/10/2002	Westward	Phrenilin	$	[ * ]	$	[ * ]	$	[ * ]	$	[ * ]	$	[ * ]	$	[ * ]	$	[ * ]	PHRWW100T
786	6/11/2003	Westward	Motofen			$	[ * ]			$	[ * ]	$	[ * ]	$	[ * ]	$	[ * ]	MOTWW147H
787	6/11/2003	Westward	Motofen			$	[ * ]			$	[ * ]	$	[ * ]	$	[ * ]	$	[ * ]	MOTWW145A

700	10/8/2002	HiTech Pharmacal		$	[ * ]	$	[ * ]	$	[ * ]	$	[ * ]	$	[ * ]	$	[ * ]	$	[ * ]	and [ * ]

				$	[ * ]	$	[ * ]	$	[ * ]	$	[ * ]	$	[ * ]	$	[ * ]	$	[ * ]		$	[ * ]

SCHEDULE 4.11

Taxes

The possible application of UK Stamp Duty to the Contemplated Transactions remains under review.

1

SCHEDULE 4.12

No Material Adverse Change

1.               Since January 1, 2003, API has experienced the resignation of a number of field sales representatives and one of its regional managers.  Some of the representatives, and the regional manager, have since been replaced, with the net effect that as of January 15, 2004, API had twelve (12) active sales representatives along with the three regional managers.  While some replacement hiring has occurred during that period, in light of the entry of generic competition to Permax and the delay in approval of Zelapar, API chose not to return the sales force to full strength.  Continued operation at less than full strength can materially adversely affect the effectiveness of the sales force in contributing to demand for API products.  Further resignations in the field force, and particularly any of the regional managers, could have a further negative impact.  In addition, API has operated without filling the National Sales Director position for over a year, which has compromised the ability of the Vice President, Sales and Marketing to focus on more strategic activities.

2.               Following the entry of generic competition to Permax in early 2003, API discontinued a substantial amount of its marketing programs and spending in support of the brand.  API has also continued its practice of not directly promoting substitutable products other than Permax and Phrenilin Forte.  Indirect marketing program spending for the PCP Products was reduced in 2003 in light of reduced sales.

3.               As part of its requirements for the final approval of Zelapar, FDA has required that Elan conduct two further safety studies (referred to either separately, or in a combined study, as the Zelapar R&D Studies).  These studies are identified in the approvable letter for Zelapar and referenced in Amarin’s press release attached to its Form 6-K filed on or about December 4, 2003.  The studies relate to (i) the potential for QTc interval prolongation, and (ii) a tyramine challenge study based on the potential for nonselective inhibition of monoamine oxidase A.  Elan and Amarin have currently agreed in principle on a protocol which they believe would address the issues raised by FDA.  As a part of its most recent extension of payment terms due from Amarin, Elan has agreed to allow Amarin to continue the development of Zelapar.  The protocol, timing and estimated costs of the Zelapar R&D Studies have been provided to Buyer.  There can be no assurance that the Zelapar R&D Studies will be completed successfully or on time, or that FDA, upon reviewing the data generated by the Zelapar R&D Studies, will not request additional information leading to additional risk, time or cost for the approval of Zelapar.  Furthermore, it is possible that one or more competitive products to Zelapar, including rasagiline, another MAO-B inhibitor, could be approved before or after any final approval of Zelapar, which could materially adversely affect its competitiveness in the marketplace.

4.               Amarin and Elan have entered into a number of agreements which have extended the time and amount of payments required to be made by Amarin to Elan, in addition to various waivers or releases of other claims or potential claims.  Prior to entering into such waivers and releases, Amarin and Elan each maintained a factual or legal basis for such claims.  Amarin is presently negotiating with Elan for a further reduction in the amount that would be paid to Elan in a combined payment, settlement and partial restructure of all debt obligations owed by Amarin.  Any further agreement will likely require an updated and confirmed release of all claims between the parties, subject to any agreed exceptions.

1

5.               PERMAX—(a)  In 2003 two changes were made to the approved product labeling for Permax by Eli Lilly, as requested by FDA, pertaining to valvular heart disease (VHD), and the potential for somnolence or sudden onset of sleep.  As is typical in such situations, Eli Lilly sent Dear Health Care Practitioner letters to an appropriate segment of health care providers following each label change.  Pending or outstanding claims regarding the VHD issue are described elsewhere in these schedules.  Amarin has no Knowledge of any claims pending or threatened as a result of somnolence or sudden onset of sleep alleged to have occurred as a result of taking Permax.  (b)  In 2003, Permax experienced competition from two generic pergolide products, launched by Teva and Ivax, which had the effect of substantially reducing revenues for branded Permax, as summarized in Amarin’s quarterly financial reports filed on Form 6-K, commencing with the first quarter of 2003.  Amarin has no Knowledge of any further ANDA being filed or approved for a pergolide product using Permax as the reference listed drug.  Amarin cannot predict the impact on Permax of ongoing competition from these or other generic competitors.  (c)  In March, 2003, Lilly gave Amarin notice, under the Lilly/Amarin license agreement for Permax, of Lilly’s discontinuation of Permax manufacture and termination of Lilly’s supply obligations under that agreement, effective three years from the date of that notice.  Amarin has entered into discussions with Lilly about its intended outsource of supply of Permax for Lilly’s other territories, and has also begun independent exploration of a possible source or sources for commercial supply of Permax.  Based on present and projected demand for Permax, potential sources for supply of the product, the estimated time necessary to qualify and approve a new vendor, and other relevant factors, Amarin does not believe that it will face an interruption in its supply of Permax.  However, there can be no assurance that Amarin will be able to identify and qualify a new vendor prior to the termination of Lilly’s obligations without interruption, or will be able to do so at a cost which is acceptable to Amarin.

6.               IVAX SETTLEMENT: In May, 2003, Amarin entered into a settlement of patent litigation with Ivax Corporation concerning two U.S. patents licensed to Amarin by Lilly upon Amarin’s acquisition from Elan of the exclusive U.S. license rights to Permax® (pergolide mesylate) tablets.  In return for a sublicense under those patents, Amarin will receive royalty payments from Ivax’s sale of any pergolide products.  Under the terms of the settlement, Amarin and Lilly granted to Ivax a non-exclusive sublicense in the U.S. under the two patents at issue, beginning September 2, 2003, and continuing for the remaining life of the patents.  In return, Ivax will make royalty payments to Amarin, to be shared between Amarin and Lilly, from the first six months’ gross profit (net sales less cost of goods sold) from sales of any Ivax pergolide product sold during that initial six-month period under its Abbreviated New Drug Application (ANDA) for pergolide products. The patent litigation was initiated by Elan in 2001 upon the filing by Ivax of its ANDA, and was assumed by Amarin as a part of its acquisition of the U.S. license rights from Elan.  Ivax launched its product in September, 2003, and its first royalty report is due to Amarin 60 days following the first three months of commercial sales.

7.               As described elsewhere in these Schedules, Amarin has virtually eliminated any incentives to non-contract purchasers of Amarin Products other than its standard [  *  ]%-net [  *  ] prompt payment discount.  Given purchases in the secondary market from some or all of Amarin’s customers, overlapping trade relationships and the lack of reliable data generally regarding the amount of trade product in the hands of customers, it is impossible to assure the levels of inventory in the trade channel for any Amarin product or its remaining dating, both generally and as to specific customers.  Amarin has obtained selected information from certain customers and has made every effort to provide that information to Buyer, but cannot provide assurance that such information was or will remain accurate.  Amarin cannot of course predict either the demand for its products by ultimate consumers, or the amount of first line sales by Amarin to its customers.

8.               In approximately November, 2002, Alpharma conducted a recall of a number of products it manufactured.  That recall pertained to a number of third party products and included one lot of Capital & Codeine suspension.  Thereafter, Alpharma no longer manufactured Capital & Codeine.  After a delay of several months required for transition to an alternate supplier, HiTech Pharmacal, Amarin has reintroduced the product.  Other than a minor amount of some product returns, Amarin experienced no claims, Actions or Proceedings as a result of that recall, and there are no claims or threatened claims pending.  In addition, in light of updated manufacturing information filed with FDA, Amarin has requested and FDA has agreed that Amarin’s ANDA for Capital & Codeine now stands alone and need no longer cross-reference Alpharma’s ANDA.

9.               In late 2001, Amarin introduced Phrenilin with Caffeine and Codeine (PCC).  Due to competition from West-ward Pharmaceuticals with a similar product, and the lack of any competitive advantage for Amarin’s product, regular sales and marketing of that product were discontinued.  As a result, Amarin discontinued its generic wholesale service agreement for PCC with Cardinal Health.

10.         On about June 4, 2001, FDA conducted a field audit of Amarin’s New Jersey facility.  No further action was taken following the report.  That facility has since been closed, in late 2002.

11.         The Products identified as Discontinued Products on Schedule 3.9 were discontinued on or about the dates shown.  Other than Nolamine, Propagest, Exgest and Sinulin, the others shown were discontinued for commercial or strategic reasons.  On November 6, 2000, FDA issued a warning regarding all decongestant products containing the active ingredient phenylpropanolamine (“PPA”), and initiated steps to remove these products from the marketplace.  The Company withdrew those four products from the market and accepted returns of those products through December 31, 2001, of $[  *  ]. During 2002, PPA returns were $[  *  ]. A decision was taken in early 2001 to accept returns in certain circumstances even where customers did not have legal right of return. Seller accounts for these returns as part of operating expense.  Elan made a contribution to the Company of US$5[  *  ] to cover PPA returns during the year ended December 31, 2000.  This contribution was offset against the cost of PPA product returns.  PPA product returns received in 2003 were less than $[  *  ].

SCHEDULE 4.13

Employee Benefits

Employee benefit programs at API can be summarized as follows:

STOCK OPTIONS

Every full-time employee receives a grant of stock options upon joining Amarin Pharmaceuticals.  These options are granted in ordinary shares of our parent company, Amarin Corporation plc, adjusted for pricing at the fair market value of the Company’s American Depository Receipts (ADRs).  The options granted are nonqualified stock options, which means that they are not qualified for special income tax treatment.  Vested options are currently exercisable and converted to ADRs by our program administrator, Salomon Smith Barney.

MEDICAL INSURANCE

Eligible full-time employees may enroll in either a single or a family contract on the first day of employment, with no waiting period.  The current provider of our medical insurance is Guardian Life Insurance Company, under a preferred provider organization (PPO) plan.  A list of current providers under the plan can be found at www.glic.com, though you should verify participations since individual physician participation can change frequently.  Participating employees are also covered under our medical insurance plan’s prescription drug program.

Amarin pays on your behalf 95% of the cost of the medical insurance you select.  Your contribution is 5% of the cost for the coverage you choose: individual employee, employee with a spouse or a dependant, or full family coverage.  The amount of your contribution will be provided to you along with your enrollment forms.  Employee contributions are accomplished automatically by payroll deduction.  If you elect not to receive health plan coverage, the Company will pay you $100 each pay period.

A summary of coverage, and a booklet containing the details of the plan and eligibility requirements, may be obtained from Jean Pineda.

1

DENTAL INSURANCE

Eligible full-time employees may enroll in either a single or a family contract on the first day of employment, without a waiting period.  This coverage is also provided by Guardian.  Providers can also be found at the website shown above.  This coverage is provided to you at no cost.

As of May 1, 2002, we have added orthodontia coverage, for both adults and children.  The benefit covers 50% of your costs in network, with a $1500 annual and lifetime benefit cap per person.  This benefit is also paid for by Amarin.

A summary of coverage, and a booklet containing the details of the plan and eligibility requirements, may be obtained from Jean Pineda.

VISION CARE

As of May 1, 2002, full-time employees are eligible for enrollment in our vision care plan after completing one month of service, administered by VSP, a national provider.  The benefit provides for one examination every 12 months, new lenses (contacts or glasses) every 12 months, and new frames every 24 months, with a $25 co-pay.  Discounts on elective services such as LASIK may apply.  A list of providers can be found at www.vsp.com.  The company pays the cost of this benefit.

LIFE INSURANCE

Eligible full-time employees are automatically enrolled in this plan on the first day of employment, again without waiting period, at no cost to the employee.  The life/accidental death coverage is currently provided by Unum Insurance Company.  The benefit is two times the employee’s annual salary, up to a maximum of $550,000.  Coverage in excess of $300,000 requires evidence of insurability, i.e., an application process.

LONG TERM DISABILITY

As of October 1, 2001, full time employees are also eligible for long-term disability coverage through Unum, at no charge and with no waiting period upon employment.

SECTION 125 PLAN

Amarin offers a pre-tax contribution option for employees.  This employee benefit is known as a Section 125 plan.  Eligible full-time employees may enroll in this plan after completing one month of employment.

A Section 125 plan is a benefit plan that allows you to make contributions toward out-of-pocket medical expenses, such as deductibles under the medical plan, and dependent care expenses on a “before tax” rather than an “after tax” basis.  This means your qualified expenses are deducted from your gross pay before income taxes and Social Security is calculated.

401K      QUALIFIED RETIREMENT PLAN

Amarin Pharmaceuticals provides full time employees with the opportunity to set aside a portion of pre-tax earnings in our Merrill Lynch 401(k) Qualified Retirement plan, which is an excellent means of long-term savings for your retirement and provides income tax benefits as well.

Administrative costs of the plan are paid by Amarin.  You will receive an enrollment packet as a part of your orientation upon employment.

EMPLOYEE ASSISTANCE PROGRAM

Our employee assistance program (EAP) helps eligible employees and their immediate families with a wide range of problems.  Situations addressed by the EAP include marriage and family problems, emotional problems, alcoholism and alcohol abuse, drug abuse and dependency, financial problems, compulsive gambling and eating disorders.  Your conversations and all records are strictly confidential.  The administrative cost of this program is fully paid by Amarin.  You can obtain information to the EAP by calling (800)EAP-CALL or (800)327-2255.

REFERRAL BONUS

Amarin will pay a referral bonus to any employee who refers an applicant to our company who is ultimately hired to a full-time position.  The bonus is 10% of the referred employee’s base pay, up to a maximum of $15,000.  The bonus will be paid in two increments, 50% on start date and 50% at six months thereafter.  The referring employee must still be employed with the company at the time the bonus is to be given.  Positions must be approved for bonus in advance by the President and Executive Vice President.

HOLIDAYS

Beginning in calendar 2003, we will observe the following holidays:

New Year’s Day

Wednesday, January 1st

Memorial Day	Monday, May 26th
Independence Day	Friday, July 4th
Labor Day	Monday, September 1st
Thanksgiving Day	Thursday, November 27th
The Day after Thanksgiving	Friday, November 28th
Christmas Eve Day	Wednesday, December 24th
Christmas Day	Thursday, December 25th

In addition to the above holidays, a floating holiday will be designated by management each year.  In 2004, the floating holiday will be Friday, January 2.

Full-time employees are eligible for paid holidays immediately upon hire.

VACATION

Full-time employees are eligible to earn three weeks of paid vacation time per year.  After five years of service with the company, you will be entitled to an additional week’s vacation.

SICK DAYS

Full-time employees are eligible, immediately upon hire, for six (6) paid sick days each year, prorated for partial years.  Sick days are calculated according to the calendar year.  During your initial year of employment, you receive sick days as of your start date for the balance of the calendar year.  Your supervisor will inform you of the number of days and the date on which you become eligible.

Unused sick days are converted, at the end of the calendar year, to vacation days, at the rate of 2:1, i.e., for every two sick days not taken, you will be entitled to an additional vacation day in the following year.

In addition, Amarin provides a short-term disability benefit summarized as follows:

SHORT-TERM DISABILITY BENEFIT

SUMMARY

This is to provide a brief summary of the primary aspects of Amarin Pharmaceuticals’ short-term disability income benefit.  There may be other aspects of the program that may apply in a specific situation.  The STD program provides income during a period of medical leave.  During a period of medical disability, you will also need to arrange for an approved leave of absence under our policies.  Contact Don Joseph or Jean Pineda for more information.

•                  Short-term disability income (STD) begins on the date your medical disability begins, as certified by your doctor (i.e. no waiting period), after using any sick days you have

•                  Your doctor’s certification of medical disability is required to qualify for STD (you must be unable to perform your regular job duties)

•                  Benefit Amount consists of continued pay at two-thirds of your then-current salary, less standard deductions, regardless of salary amount (i.e., no cap or limit on salary rate)

•                  Benefit continues for actual length of disability, up to a maximum of 90 days.  If disability is ongoing, you will transition to our Long Term Disability insurance (LTD) (separate LTD requirements may apply)

•                  Return to work requires doctor’s certification

IF YOU LIVE IN CALIFORNIA:  the above is a summary of the California state disability income program, which you would participate in.  Amarin will make up the difference between the capped salary amount, if applicable, and your Benefit Amount.

IF YOU LIVE IN DELAWARE, HAWAII, NEW JERSEY, NEW YORK OR RHODE ISLAND:  you would participate in the state disability income program administered by your state, which may differ in some respects from the above summary.  Amarin will make up the difference between the capped salary amount, if applicable, and your Benefit Amount.

IF YOU LIVE IN ANY OTHER STATE NOT LISTED ABOVE:  you would receive the above summarized benefit directly from Amarin, intended to be the equivalent of the California program as in effect from time to time, except that Amarin will make up the difference between the capped salary amount, if applicable, and your Benefit Amount.

10/02

API has also adopted a severance program for the benefit of its employees.  See Schedule 4.10.

SCHEDULE 4.14

Compliance with Legal Requirements; Governmental Authorizations

A list of applicable registered trademarks is contained in Schedule 4.22.

API has both federal and state of California tax identification numbers.  See also Schedule 4.1.

See the list of Product Registrations at Schedule 3.9 for products marketed by API.

1

SCHEDULE 4.15

Legal Proceedings; Orders

As described elsewhere in these Schedules, certain claims have been asserted alleging product liability or similar claims against Amarin and/or API and other parties based on alleged valvular heart disease occurring in patients taking Permax.  The following summarizes the status of claims known to Amarin as of the date of the Agreement and updates disclosures made to Buyer dated November 11, 2003:

(a)                                  [  *  ] and [  *  ]—these claims have now been settled through mediation in Minnesota, with the settlement paid by [  *  ] on behalf of potential defendants including [  *  ].  Binding settlement agreements have been executed and delivered, which release [  *  ] from any liability.  To [  *  ] Knowledge, no right of appeal or challenge has been asserted with respect to the settled claims.  [  *  ] product liability insurance carrier was timely notified of the claims and of the settlement.  An agreement in principle has been reached with [  *  ] to release [  *  ] from any claims for costs incurred in these matters.

(b)                                 [  *  ] v. [  *  ] et al.—[  *  ]—case pending; discovery stage.  Plaintiff alleges physical injury and emotional distress resulting from cardiac valvulopathy allegedly caused by taking Permax.  [  *  ] and [  *  ] have entered into a joint representation agreement with local Texas counsel, [  *  ].  Amarin’s product liability insurance carrier was timely notified of the case filing.  An agreement in principle has been reached with [  *  ] to release [  *  ] from any claims for costs incurred to date in this matter.

(c)                                  [  *  ] has received a letter dated October 16, 2003, from an attorney representing [  *  ], as “next friend” of [  *  ], who died allegedly as a result of taking Permax.  No further correspondence or communication has been received in this matter.  [  *  ] product liability insurance carrier was timely notified of the receipt of the letter, and [  *  ] local counsel in the [  *  ] matter described above has undertaken preliminary inquiries with potential plaintiff’s counsel in the matter.

(d)                                 Amarin has received notice through [  *  ] of a potential claim by [  *  ] and by an unnamed woman from Georgia, each of whom is represented by the same attorney who brought the [  *  ] and [  *  ] claims described above.  Some information has been exchanged with [  *  ], but to our Knowledge no formal claim or proceeding has been initiated.  [  *  ] product liability insurance carrier was timely notified of the receipt of this information.

(e)                                  As noted in disclosure material dated November 11, 2003, previously provided to Buyer, one of [  *  ] sales representatives was terminated from employment on August 15, 2003, for failure to perform the essential functions of her job after having returned from an approved Family/Medical leave in April, 2003.  Following her return in April, there had been instances of significant friction between the employee and her manager, at which time the employee’s reporting role was immediately transferred to direct report to the VP-Sales and Marketing.  The employee alleged, among other things, discrimination based on her medical condition.  An internal investigation was conducted in which it was concluded that the employee’s allegations were without merit.  Following her termination, the employee sought and obtained a “right to sue” letter from the Equal Employment Opportunity Commission.  No further contact, and no threat of a claim or litigation, has

1

been received by Amarin from the employee or any attorney or other representative claiming to act on her behalf.  If such a claim or proceeding were to be initiated, Amarin would defend itself vigorously, although there can be no assurances of the outcome of any such claim or litigation.

(f)                                    Florida AG notice—In late December, 2003, Amarin received a notice from the Florida Attorney General regarding an investigation being conducted by the State of Florida into Best Price/Average Manufacturer’s Price for pharmaceuticals being purchased by the state.  The notice simply requests that the manufacturer receiving the notice retain all records pertaining to Best Price/AMP calculations.  The notice does not identify Amarin or any Amarin product by name.  Amarin intends to comply with the request to maintain records.

SCHEDULE 4.16

Absence of Certain Changes and Events

(i) Amarin has previously sourced phenindamine, the active ingredient in Nolahist, from a third party manufacturer, Ganes Chemical.  Amarin is in the process of changing sources for that material to Berg.  The scale-up process for that change has not yet been completed.  At current sales levels, the cost of that change could be prohibitive.

(ii) API has distributed its products through UPS Supply Chain Services, fka Livingston Healthcare Services Inc.  The UPS agreement expired on August 31, 2003 and has been under discussion for renewal.  API has not yet entered into that renewal, based on business considerations in light of the Contemplated Transactions and certain terms that could be considered unfavorable.  At present, API is not aware of any material disruption to its business from the continued “handshake” operation of its distribution and the lack of renewal.  There can be no assurance that UPS will continue to distribute without a signed agreement in place.

(iii) As described elsewhere in these Schedules, Amarin and Lilly have reached an agreement in principle by which Lilly will consent to the assignment to Buyer of the Lilly license agreement.  That agreement in principle includes payment in full to Lilly of outstanding purchase orders by API for Permax, and certain other costs, in the total amount of $945, 109.43.

1

SCHEDULE 4.17

API Contracts; No Defaults

In addition to those listed in Schedule 3.5, API is a party to the following Material Contracts:

See Schedule 4.18 for insurance policies in place at API

See attached Excel spreadsheet with summary of active and inactive managed care and government purchase contracts

Adoption Agreement for 401(k) Plan

Guardian Life Insurance Company (health and dental insurance)

Unum Life Insurance (Life/AD&D insurance, and long term disability insurance)

VSP, Inc.  (vision plan)

Wheels, Inc.  (sales force fleet lease agreement)

Gelco (sales force expense administration)

Pharmagistics, LLC (sample fulfillment and compliance)

Paychex (payroll and 401(k), employee assistance plan and Sec.125 plan administration)

ProClaim (third party administrator of product liability insurance)

Inspired Design/Baker Hill (sales force automation software)

NDC Health (market research data)

Verispan (market research data)

Elan/MediCal (facilitating agreement for Permax sold under Elan’s NDC)

Certain of the API contracts contain provisions addressing the effect of a change of control of API.  Following is a chart summarizing that impact.  Copies of all pertinent contracts have been provided to Buyer.

1

1/14/04

API CONTRACTS—CHANGE OF CONTROL CLAUSE		Y/N	Comment

A.

SUPPLY AGREEMENTS

1.	Mallinckrodt	No
2.	West-Ward	No

B.

DISTRIBUTION AGREEMENTS

3.	Livingston Healthcare Services Inc.	No	Predecessor to UPS; renewal contract on hold
4.	Pharmagistics Sampling Services	No	Assignable w/o consent on sale of business-see sec. 9

C.

REBATE AND CHARGEBACK AGREEMENTS

5.	Cardinal Health (Generic Whlsl Service Agmt)	No
6.	Caremark, Inc.	Yes	Mfr to give notice; Caremark can terminate. Sec. 9(e)
7.	Allscripts, Inc.	No	Expired 12/31/03; renewal underway
8.	Merck-Medco Managed Care, LLC	No
9.	Kaiser Permanente	No
10.	Carolina Allied Pharm.	No
11.	PDM Healthcare	No	Renewed through 12/31/04
12.	PPSE Pharmacy Select	No	Renewal effective 1/1/04
13.	Pharmacy Bus. Assoc. (Truecare)	No	Expired 12/31/03—renewal underway
14.	ServAll	No	Renewed via Pharmacy Select—jointly administered
15.	PACE Alliance	No	Renewed via Pharmacy Select—jointly administered
16.	Aetna Health Management Inc.	No
17.	Prime Therapeutics, Inc.	No

D.

GOVERNMENT PURCHASE AGREEMENTS

18.	Department of Veterans Affairs	?	Amendments effective as of 1-1-04
19.	CMS (Medicaid) Master Rebate Agreement	Yes	Automatically assigned to new owner—Sec. IX(b)
20.	Public Health Service	Yes	Automatically assigned to new owner—Sec. VII(d)
21.	Minnesota Senior Rx	No	Amendment effective 1/5/04
22.	Missouri Senior Rx	Yes	Automatically assigned to new owner—Sec. VII(b)
23.	New Jersey PAAD	Yes	Automatically assigned to new owner—Sec. VII(b)
24.	New Jersey Senior Gold	Yes	Automatically assigned to new owner—Sec. VII(b)
25.	New York EPIC	Yes	Automatically assigned to new owner—Sec. IX(b)

26.	Pennsylvania PACE—updated/renewed	Yes	Automatically assigned to new owner—Sec. 32
27.	Vermont PATH	No
28.	Wisconsin Senior Care	No
29.	Delaware DHSS	No
30.	Louisiana Dept of Health	No
31.	California—MediCal	No

E.

OTHER MATERIAL AGREEMENTS AT API

32.	Office Lease—New Jersey	Yes	Treated as assignment; consent not unreas. withheld
33.	Wheels, Inc.	No	Leased cars for sales force
34.	Gelco	No	Expense management system for sales force
35.	Inspired Design/Baker Hill	Yes	Software for sales force; Sec 23-consent on sale of business
36.	Elan—MediCal Agreement	No	For continuity with MediCal sales under Elan’s NDC no.
37.	Pharmagistics, LLC	Yes	Transfer on sale of business OK
38.	Paychex	No	Payroll/401(k) administration
39.	ProClaim	No	Third party administrator for product liability insurance
40.	NDC Health	No	Market research data
41.	Verispan	No	Market research data
42.	Lexington	No	Product liability insurance

(Terminated or Inactive)
AMARIN PHARMACEUTICALS CONTRACTS

	Form	Size	Generic	Strength	NDC#	Mediserv Columbus, OH	Product Price Less WAC

Contract Type						Chargeback #CH000200	Revised 01-01-03
Contracted with						Amarin
Begin Date						1/1/2001
End Date						12/31/2002

Bontril PDM	Tablet	100	Phendimetrazine Tartrate	35mg	65234-048-10

Bontril PDM	Tablet	1000			65234-048-90

Bontril SR (slow release)	Capsule	100	Phendimetrazine Tartrate	105mg	65234-047-10

Capital & Codeine	Susp	473ml	Acetaminophen and Codeine Phosphate	120mg/12mg	65234-046-16

Hydrocet	Capsule	100	Hydrocodone Bitartrate/Acetaminophen	5mg/500mg	0086-0057-10

Motofen	Tablet	50	Difenoxin HCL/Atropine Sulfate	1mg/0.025mg	65234-074-05	[ * ]% off WAC	$	[ * ]
Motofen	Tablet	100			65234-074-10	[ * ]%off WAC	$	[ * ]

Nolahist	Tablet	100	Phenindamine Tartrate	25mg	65234-052-10	[ * ]% off WAC	$	[ * ]
Nolahist	Tablet	24			65234-052-24	[ * ]% off WAC	$	[ * ]

Permax	Tablet	30		0.05	59075-0615-30
Permax	Tablet	100		0.25	59075-0625-10
Permax	Tablet	100		1	59075-0630-10

Phrenilin	Tablet	100	Butalbital/Acetaminophen	50mg/325mg	65234-050-10	[ * ]% off WAC	$	[ * ]
Phrenilin	Tablet	500			65234-050-50	[ * ]% off WAC	$	[ * ]

Phrenilin Forte	Capsule	100	Butalbital/Acetaminophen	50mg/650mg	65234-056-10	[ * ]% off WAC	$	[ * ]
Phrenilin Forte	Capsule	500			65234-056-50	[ * ]% off WAC	$	[ * ]

Phrenilin Caffeine w/Codeine	Tablet	100	Butalbital/Acetaminophen	50mg/325mg	65234-061-10
			Caffeine/Codeine	40mg/30mg

						No response to extension letter assumed terminated

	Form	Size	Generic	Strength	NDC#	Albertsons Scttsdale AZ
Contract Type
Contracted with
Begin Date
End Date						Evergreen

Bontril PDM	Tablet	100	Phendimetrazine Tartrate	35mg	65234-048-10

Bontril PDM	Tablet	1000			65234-048-90

Bontril SR (slow release)	Capsule	100	Phendimetrazine Tartrate	105mg	65234-047-10

Capital & Codeine	Susp	473ml	Acetaminophen and Codeine Phosphate	120mg/12mg	65234-046-16

Hydrocet	Capsule	100	Hydrocodone Bitartrate/Acetaminophen	5mg/500mg	0086-0057-10

Motofen	Tablet	50	Difenoxin HCL/Atropine Sulfate	1mg/0.025mg	65234-074-05
Motofen	Tablet	100			65234-074-10

Nolahist	Tablet	100	Phenindamine Tartrate	25mg	65234-052-10
Nolahist	Tablet	24			65234-052-24

Permax	Tablet	30		0.05	59075-0615-30
Permax	Tablet	100		0.25	59075-0625-10
Permax	Tablet	100		1	59075-0630-10

Phrenilin	Tablet	100	Butalbital/Acetaminophen	50mg/325mg	65234-050-10
Phrenilin	Tablet	500			65234-050-50

Phrenilin Forte	Capsule	100	Butalbital/Acetaminophen	50mg/650mg	65234-056-10
Phrenilin Forte	Capsule	500			65234-056-50

Phrenilin Caffeine w/Codeine	Tablet	100	Butalbital/Acetaminophen	50mg/325mg	65234-061-10	[ * ]% off WAC
			Caffeine/Codeine	40mg/30mg

						terminated 10-31-03

	Form	Size	Generic	Strength	NDC#	Allscrips Libertyville, IL (Accepted)	Product Price Less WAC
Contract Type						#CH001100	Revised 01-01-03
Contracted with						Amarin
Begin Date						1/1/2001
End Date						12/31/2003

Bontril PDM	Tablet	100	Phendimetrazine Tartrate	35mg	65234-048-10	[ * ]% off WAC	$	[ * ]

Bontril PDM	Tablet	1000			65234-048-90	[ * ]% off WAC	$	[ * ]

Bontril SR (slow release)	Capsule	100	Phendimetrazine Tartrate	105mg	65234-047-10	[ * ]% off WAC	$	[ * ]

Capital & Codeine	Susp	473ml	Acetaminophen and Codeine Phosphate	120mg/12mg	65234-046-16

Hydrocet	Capsule	100	Hydrocodone Bitartrate/Acetaminophen	5mg/500mg	0086-0057-10

Motofen	Tablet	50	Difenoxin HCL/Atropine Sulfate	1mg/0.025mg	65234-074-05	[ * ]% off WAC	$	[ * ]
Motofen	Tablet	100			65234-074-10	[ * ]% off WAC	$	[ * ]

Nolahist	Tablet	100	Phenindamine Tartrate	25mg	65234-052-10	[ * ]% off WAC	$	[ * ]
Nolahist	Tablet	24			65234-052-24	[ * ]% off WAC	$	[ * ]

Permax	Tablet	30		0.05	59075-0615-30
Permax	Tablet	100		0.25	59075-0625-10
Permax	Tablet	100		1	59075-0630-10

Phrenilin	Tablet	100	Butalbital/Acetaminophen	50mg/325mg	65234-050-10	[ * ]% off WAC	$	[ * ]
Phrenilin	Tablet	500			65234-050-50	[ * ]% off WAC	$	[ * ]

Phrenilin Forte	Capsule	100	Butalbital/Acetaminophen	50mg/650mg	65234-056-10	[ * ]% off WAC	$	[ * ]
Phrenilin Forte	Capsule	500			65234-056-50	[ * ]% off WAC	$	[ * ]

Phrenilin Caffeine w/Codeine	Tablet	100	Butalbital/Acetaminophen	50mg/325mg	65234-061-10
			Caffeine/Codeine	40mg/30mg

						ternminated wef 12-31-03

	Form	Size	Generic	Strength	NDC#	Carolina Allied Pharm. Durham, NC (Accepted)	Product Price Less WAC
Contract Type						Chargeback #CH000100	#REF!
Contracted with						Amarin
Begin Date						1/1/2001
End Date						12/31/2003

Bontril PDM	Tablet	100	Phendimetrazine Tartrate	35mg	65234-048-10	[ * ]% off WAC	$	[ * ]

Bontril PDM	Tablet	1000			65234-048-90	[ * ]% off WAC	$	[ * ]

Bontril SR (slow release)	Capsule	100	Phendimetrazine Tartrate	105mg	65234-047-10	[ * ]% off WAC	$	[ * ]

Capital & Codeine	Susp	473ml	Acetaminophen and Codeine Phosphate	120mg/12mg	65234-046-16	[ * ]% off WAC	$	[ * ]

Hydrocet	Capsule	100	Hydrocodone Bitartrate/Acetaminophen	5mg/500mg	0086-0057-10	[ * ]% off WAC	$	[ * ]

Motofen	Tablet	50	Difenoxin HCL/Atropine Sulfate	1mg/0.025mg	65234-074-05
Motofen	Tablet	100			65234-074-10

Nolahist	Tablet	100	Phenindamine Tartrate	25mg	65234-052-10	[ * ]% off WAC	$	[ * ]
Nolahist	Tablet	24			65234-052-24	[ * ]% off WAC	$	[ * ]

Permax	Tablet	30		0.05	59075-0615-30
Permax	Tablet	100		0.25	59075-0625-10
Permax	Tablet	100		1	59075-0630-10

Phrenilin	Tablet	100	Butalbital/Acetaminophen	50mg/325mg	65234-050-10	[ * ]% off WAC	$	[ * ]
Phrenilin	Tablet	500			65234-050-50	[ * ]% off WAC	$	[ * ]

Phrenilin Forte	Capsule	100	Butalbital/Acetaminophen	50mg/650mg	65234-056-10	[ * ]% off WAC	$	[ * ]
Phrenilin Forte	Capsule	500			65234-056-50	[ * ]% off WAC	$	[ * ]

Phrenilin Caffeine w/Codeine	Tablet	100	Butalbital/Acetaminophen	50mg/325mg	65234-061-10
			Caffeine/Codeine	40mg/30mg

						Contract not extended therefor terminated 1-1-04

	Form	Size	Generic	Strength	NDC#	Scott & White Temple, TX	Product Price Less WAC
Contract Type						Chargeback #CH000800	Revised 01-01-03
Contracted with						Amarin
Begin Date						1/1/2001
End Date						12/31/2002

Bontril PDM	Tablet	100	Phendimetrazine Tartrate	35mg	65234-048-10	[ * ]% off WAC	$	[ * ]

Bontril PDM	Tablet	1000			65234-048-90	[ * ]% off WAC	$	[ * ]

Bontril SR (slow release)	Capsule	100	Phendimetrazine Tartrate	105mg	65234-047-10	[ * ]% off WAC	$	[ * ]

Capital & Codeine	Susp	473ml	Acetaminophen and Codeine Phosphate	120mg/12mg	65234-046-16	[ * ]% off WAC	$	[ * ]

Hydrocet	Capsule	100	Hydrocodone Bitartrate/Acetaminophen	5mg/500mg	0086-0057-10	[ * ]% off WAC	$	[ * ]

Motofen	Tablet	50	Difenoxin HCL/Atropine Sulfate	1mg/0.025mg	65234-074-05	[ * ]% off WAC	$	[ * ]
Motofen	Tablet	100			65234-074-10	[ * ]% off WAC	$	[ * ]

Nolahist	Tablet	100	Phenindamine Tartrate	25mg	65234-052-10	[ * ]% off WAC	$	[ * ]
Nolahist	Tablet	24			65234-052-24	[ * ]% off WAC	[ * ]

Permax	Tablet	30		0.05	59075-0615-30
Permax	Tablet	100		0.25	59075-0625-10
Permax	Tablet	100		1	59075-0630-10

Phrenilin	Tablet	100	Butalbital/Acetaminophen	50mg/325mg	65234-050-10	[ * ]% off WAC	$	[ * ]
Phrenilin	Tablet	500			65234-050-50

Phrenilin Forte	Capsule	100	Butalbital/Acetaminophen	50mg/650mg	65234-056-10	[ * ]% off WAC	$	[ * ]
Phrenilin Forte	Capsule	500			65234-056-50

Phrenilin Caffeine w/Codeine	Tablet	100	Butalbital/Acetaminophen	50mg/325mg	65234-061-10
			Caffeine/Codeine	40mg/30mg

						No response to extension letter assumed terminated

	Form	Size	Generic	Strength	NDC#	Scott & White Temple, TX	Product Price Less WAC
Contract Type						Rebate # RB000300	Revised 01-01-03
Contracted with						Amarin
Begin Date						1/1/2001
End Date						12/31/2002

Bontril PDM	Tablet	100	Phendimetrazine Tartrate	35mg	65234-048-10	[ * ]%	$	[ * ]

Bontril PDM	Tablet	1000			65234-048-90	[ * ]%	$	[ * ]

Bontril SR (slow release)	Capsule	100	Phendimetrazine Tartrate	105mg	65234-047-10	[ * ]%	$	[ * ]

Capital & Codeine	Susp	473ml	Acetaminophen and Codeine Phosphate	120mg/12mg	65234-046-16	[ * ]%	$	[ * ]

Hydrocet	Capsule	100	Hydrocodone Bitartrate/Acetaminophen	5mg/500mg	0086-0057-10	[ * ]%	$	[ * ]

Motofen	Tablet	50	Difenoxin HCL/Atropine Sulfate	1mg/0.025mg	65234-074-05	[ * ]%	$	[ * ]
Motofen	Tablet	100			65234-074-10	[ * ]%	$	[ * ]

Nolahist	Tablet	100	Phenindamine Tartrate	25mg	65234-052-10	[ * ]%	$	[ * ]
Nolahist	Tablet	24			65234-052-24	[ * ]%	$	[ * ]

Permax	Tablet	30		0.05	59075-0615-30
Permax	Tablet	100		0.25	59075-0625-10
Permax	Tablet	100		1	59075-0630-10

Phrenilin	Tablet	100	Butalbital/Acetaminophen	50mg/325mg	65234-050-10	[ * ]%	$	[ * ]
Phrenilin	Tablet	500			65234-050-50

Phrenilin Forte	Capsule	100	Butalbital/Acetaminophen	50mg/650mg	65234-056-10	[ * ]%	$	[ * ]
Phrenilin Forte	Capsule	500			65234-056-50

Phrenilin Caffeine w/Codeine	Tablet	100	Butalbital/Acetaminophen	50mg/325mg	65234-061-10
			Caffeine/Codeine	40mg/30mg

						No response to extension letter assumed terminated

	Form	Size	Generic	Strength	NDC#	Harvard Pilgrim Boston, MA	Product Price Less WAC
Contract Type						CH001800	Revised 01-01-03
Contracted with						Amarin
Begin Date						1/1/2001
End Date						12/31/2002

Bontril PDM	Tablet	100	Phendimetrazine Tartrate	35mg	65234-048-10

Bontril PDM	Tablet	1000			65234-048-90

Bontril SR (slow release)	Capsule	100	Phendimetrazine Tartrate	105mg	65234-047-10

Capital & Codeine	Susp	473ml	Acetaminophen and Codeine Phosphate	120mg/12mg	65234-046-16

Hydrocet	Capsule	100	Hydrocodone Bitartrate/Acetaminophen	5mg/500mg	0086-0057-10

Motofen	Tablet	50	Difenoxin HCL/Atropine Sulfate	1mg/0.025mg	65234-074-05
Motofen	Tablet	100			65234-074-10

Nolahist	Tablet	100	Phenindamine Tartrate	25mg	65234-052-10
Nolahist	Tablet	24			65234-052-24

Permax	Tablet	30		0.05	59075-0615-30
Permax	Tablet	100		0.25	59075-0625-10
Permax	Tablet	100		1	59075-0630-10

Phrenilin	Tablet	100	Butalbital/Acetaminophen	50mg/325mg	65234-050-10	[ * ]% off WAC	$	[ * ]
Phrenilin	Tablet	500			65234-050-50	[ * ]% off WAC	$	[ * ]

Phrenilin Forte	Capsule	100	Butalbital/Acetaminophen	50mg/650mg	65234-056-10	[ * ]% off WAC	$	[ * ]
Phrenilin Forte	Capsule	500			65234-056-50	[ * ]% off WAC	$	[ * ]

Phrenilin Caffeine w/Codeine	Tablet	100	Butalbital/Acetaminophen	50mg/325mg	65234-061-10
			Caffeine/Codeine	40mg/30mg

						No response to extension letter assumed terminated

	Form	Size	Generic	Strength	NDC#	Harvard Pilgrim Boston, MA	Product Price Less WAC
Contract Type						Rebate	Revised 01-01-03
Contracted with						Amarin
Begin Date						10/1/1997
End Date						Evergreen

Bontril PDM	Tablet	100	Phendimetrazine Tartrate	35mg	65234-048-10

Bontril PDM	Tablet	1000			65234-048-90

Bontril SR (slow release)	Capsule	100	Phendimetrazine Tartrate	105mg	65234-047-10

Capital & Codeine	Susp	473ml	Acetaminophen and Codeine Phosphate	120mg/12mg	65234-046-16

Hydrocet	Capsule	100	Hydrocodone Bitartrate/Acetaminophen	5mg/500mg	0086-0057-10

Motofen	Tablet	50	Difenoxin HCL/Atropine Sulfate	1mg/0.025mg	65234-074-05
Motofen	Tablet	100			65234-074-10

Nolahist	Tablet	100	Phenindamine Tartrate	25mg	65234-052-10
Nolahist	Tablet	24			65234-052-24

Permax	Tablet	30		0.05	59075-0615-30
Permax	Tablet	100		0.25	59075-0625-10
Permax	Tablet	100		1	59075-0630-10

Phrenilin	Tablet	100	Butalbital/Acetaminophen	50mg/325mg	65234-050-10	[ * ]%	$	[ * ]
Phrenilin	Tablet	500			65234-050-50

Phrenilin Forte	Capsule	100	Butalbital/Acetaminophen	50mg/650mg	65234-056-10	[ * ]%	$	[ * ]
Phrenilin Forte	Capsule	500			65234-056-50

Phrenilin Caffeine w/Codeine	Tablet	100	Butalbital/Acetaminophen	50mg/325mg	65234-061-10
			Caffeine/Codeine	40mg/30mg

						No response to extension letter assumed terminated

	Form	Size	Generic	Strength	NDC#	Health Alliance Plan of Michigan Detroit, MI	Product Price Less WAC
Contract Type						Rebate	Revised 01-01-03
Contracted with						Amarin
Begin Date						9/1/1993
End Date						Evergreen

Bontril PDM	Tablet	100	Phendimetrazine Tartrate	35mg	65234-048-10

Bontril PDM	Tablet	1000			65234-048-90

Bontril SR (slow release)	Capsule	100	Phendimetrazine Tartrate	105mg	65234-047-10

Capital & Codeine	Susp	473ml	Acetaminophen and Codeine Phosphate	120mg/12mg	65234-046-16

Hydrocet	Capsule	100	Hydrocodone Bitartrate/Acetaminophen	5mg/500mg	0086-0057-10

Motofen	Tablet	50	Difenoxin HCL/Atropine Sulfate	1mg/0.025mg	65234-074-05
Motofen	Tablet	100			65234-074-10

Nolahist	Tablet	100	Phenindamine Tartrate	25mg	65234-052-10	[ * ]%	$	[ * ]
Nolahist	Tablet	24			65234-052-24	[ * ]%	$	[ * ]

Permax	Tablet	30		0.05	59075-0615-30
Permax	Tablet	100		0.25	59075-0625-10
Permax	Tablet	100		1	59075-0630-10

Phrenilin	Tablet	100	Butalbital/Acetaminophen	50mg/325mg	65234-050-10	[ * ]%	$	[ * ]
Phrenilin	Tablet	500			65234-050-50

Phrenilin Forte	Capsule	100	Butalbital/Acetaminophen	50mg/650mg	65234-056-10	[ * ]%	$	[ * ]
Phrenilin Forte	Capsule	500			65234-056-50

Phrenilin Caffeine w/Codeine	Tablet	100	Butalbital/Acetaminophen	50mg/325mg	65234-061-10
			Caffeine/Codeine	40mg/30mg

						No response to extension letter assumed terminated

	Form	Size	Generic	Strength	NDC#	Health Services Corp. of America Bridgeton, MO	Product Price Less WAC
Contract Type						CH002100	Revised 01-01-03
Contracted with						Amarin
Begin Date						1/1/2001
End Date						12/31/2002

Bontril PDM	Tablet	100	Phendimetrazine Tartrate	35mg	65234-048-10

Bontril PDM	Tablet	1000			65234-048-90

Bontril SR (slow release)	Capsule	100	Phendimetrazine Tartrate	105mg	65234-047-10

Capital & Codeine	Susp	473ml	Acetaminophen and Codeine Phosphate	120mg/12mg	65234-046-16

Hydrocet	Capsule	100	Hydrocodone Bitartrate/Acetaminophen	5mg/500mg	0086-0057-10

Motofen	Tablet	50	Difenoxin HCL/Atropine Sulfate	1mg/0.025mg	65234-074-05
Motofen	Tablet	100			65234-074-10

Nolahist	Tablet	100	Phenindamine Tartrate	25mg	65234-052-10
Nolahist	Tablet	24			65234-052-24

Permax	Tablet	30		0.05	59075-0615-30
Permax	Tablet	100		0.25	59075-0625-10
Permax	Tablet	100		1	59075-0630-10

Phrenilin	Tablet	100	Butalbital/Acetaminophen	50mg/325mg	65234-050-10	[ * ]% off WAC	$	[ * ]
Phrenilin	Tablet	500			65234-050-50	[ * ]% off WAC	$	[ * ]

Phrenilin Forte	Capsule	100	Butalbital/Acetaminophen	50mg/650mg	65234-056-10	[ * ]% off WAC	$	[ * ]
Phrenilin Forte	Capsule	500			65234-056-50	[ * ]% off WAC	$	[ * ]

Phrenilin Caffeine w/Codeine	Tablet	100	Butalbital/Acetaminophen	50mg/325mg	65234-061-10
			Caffeine/Codeine	40mg/30mg

						No response to extension letter assumed terminated

	Form	Size	Generic	Strength	NDC#	Cigna (Connecticut general)	Product Price Less WAC
Contract Type						term 6-30-03
Contracted with
Begin Date						Evergren
End Date						6/30/2003

Bontril PDM	Tablet	100	Phendimetrazine Tartrate	35mg	65234-048-10

Bontril PDM	Tablet	1000			65234-048-90

Bontril SR (slow release)	Capsule	100	Phendimetrazine Tartrate	105mg	65234-047-10

Capital & Codeine	Susp	473ml	Acetaminophen and Codeine Phosphate	120mg/12mg	65234-046-16

Hydrocet	Capsule	100	Hydrocodone Bitartrate/Acetaminophen	5mg/500mg	0086-0057-10

Motofen	Tablet	50	Difenoxin HCL/Atropine Sulfate	1mg/0.025mg	65234-074-05
Motofen	Tablet	100			65234-074-10

Nolahist	Tablet	100	Phenindamine Tartrate	25mg	65234-052-10
Nolahist	Tablet	24			65234-052-24

Permax	Tablet	30		0.05	59075-0615-30
Permax	Tablet	100		0.25	59075-0625-10
Permax	Tablet	100		1	59075-0630-10

Phrenilin	Tablet	100	Butalbital/Acetaminophen	50mg/325mg	65234-050-10	[ * ]% off WAC	$	[ * ]
Phrenilin	Tablet	500			65234-050-50	[ * ]% off WAC	$	[ * ]

Phrenilin Forte	Capsule	100	Butalbital/Acetaminophen	50mg/650mg	65234-056-10	[ * ]% off WAC	$	[ * ]
Phrenilin Forte	Capsule	500			65234-056-50	[ * ]% off WAC	$	[ * ]

Phrenilin Caffeine w/Codeine	Tablet	100	Butalbital/Acetaminophen	50mg/325mg	65234-061-10
			Caffeine/Codeine	40mg/30mg

						Dropped off formulary contract termed 6-30-03

	Form	Size	Generic	Strength	NDC#	Humana Louisville, KY	Product Price Less WAC
Contract Type						CH002200	Revised 01-01-03
Contracted with						Amarin
Begin Date						1/1/2000
End Date						12/31/2002

Bontril PDM	Tablet	100	Phendimetrazine Tartrate	35mg	65234-048-10

Bontril PDM	Tablet	1000			65234-048-90

Bontril SR (slow release)	Capsule	100	Phendimetrazine Tartrate	105mg	65234-047-10

Capital & Codeine	Susp	473ml	Acetaminophen and Codeine Phosphate	120mg/12mg	65234-046-16

Hydrocet	Capsule	100	Hydrocodone Bitartrate/Acetaminophen	5mg/500mg	0086-0057-10

Motofen	Tablet	50	Difenoxin HCL/Atropine Sulfate	1mg/0.025mg	65234-074-05	[ * ]% off WAC	$	[ * ]
Motofen	Tablet	100			65234-074-10	[ * ]% off WAC	$	[ * ]

Nolahist	Tablet	100	Phenindamine Tartrate	25mg	65234-052-10
Nolahist	Tablet	24			65234-052-24

Permax	Tablet	30		0.05	59075-0615-30
Permax	Tablet	100		0.25	59075-0625-10
Permax	Tablet	100		1	59075-0630-10

Phrenilin	Tablet	100	Butalbital/Acetaminophen	50mg/325mg	65234-050-10	[ * ]% off WAC	$	[ * ]
Phrenilin	Tablet	500			65234-050-50	[ * ]% off WAC	$	[ * ]

Phrenilin Forte	Capsule	100	Butalbital/Acetaminophen	50mg/650mg	65234-056-10	[ * ]% off WAC	$	[ * ]
Phrenilin Forte	Capsule	500			65234-056-50	[ * ]% off WAC	$	[ * ]

Phrenilin Caffeine w/Codeine	Tablet	100	Butalbital/Acetaminophen	50mg/325mg	65234-061-10
			Caffeine/Codeine	40mg/30mg

						No response to extension letter assumed terminated

	Form	Size	Generic	Strength	NDC#	Humana Louisville, KY	Product Price Less WAC
Contract Type						Rebate	Revised 01-01-03
Contracted with						Amarin
Begin Date						10/1/1997
End Date						Evergreen

Bontril PDM	Tablet	100	Phendimetrazine Tartrate	35mg	65234-048-10

Bontril PDM	Tablet	1000			65234-048-90

Bontril SR (slow release)	Capsule	100	Phendimetrazine Tartrate	105mg	65234-047-10

Capital & Codeine	Susp	473ml	Acetaminophen and Codeine Phosphate	120mg/12mg	65234-046-16

Hydrocet	Capsule	100	Hydrocodone Bitartrate/Acetaminophen	5mg/500mg	0086-0057-10

Motofen	Tablet	50	Difenoxin HCL/Atropine Sulfate	1mg/0.025mg	65234-074-05
Motofen	Tablet	100			65234-074-10

Nolahist	Tablet	100	Phenindamine Tartrate	25mg	65234-052-10
Nolahist	Tablet	24			65234-052-24

Permax	Tablet	30		0.05	59075-0615-30
Permax	Tablet	100		0.25	59075-0625-10
Permax	Tablet	100		1	59075-0630-10

Phrenilin	Tablet	100	Butalbital/Acetaminophen	50mg/325mg	65234-050-10	[ * ]%	$	[ * ]
Phrenilin	Tablet	500			65234-050-50

Phrenilin Forte	Capsule	100	Butalbital/Acetaminophen	50mg/650mg	65234-056-10	[ * ]%	$	[ * ]
Phrenilin Forte	Capsule	500			65234-056-50

Phrenilin Caffeine w/Codeine	Tablet	100	Butalbital/Acetaminophen	50mg/325mg	65234-061-10
			Caffeine/Codeine	40mg/30mg

						No response to extension letter assumed terminated

	Form	Size	Generic	Strength	NDC#	Integrated Pharmaceutical Services Rancho Cordova, Ca	Product Price Less WAC
Contract Type						Rebate	Revised 01-01-03
Contracted with						Amarin
Begin Date						7/1/1997
End Date						Evergreen

Bontril PDM	Tablet	100	Phendimetrazine Tartrate	35mg	65234-048-10

Bontril PDM	Tablet	1000			65234-048-90

Bontril SR (slow release)	Capsule	100	Phendimetrazine Tartrate	105mg	65234-047-10

Capital & Codeine	Susp	473ml	Acetaminophen and Codeine Phosphate	120mg/12mg	65234-046-16	[ * ]%	$	[ * ]

Hydrocet	Capsule	100	Hydrocodone Bitartrate/Acetaminophen	5mg/500mg	0086-0057-10

Motofen	Tablet	50	Difenoxin HCL/Atropine Sulfate	1mg/0.025mg	65234-074-05	[ * ]%	$	[ * ]
Motofen	Tablet	100			65234-074-10	[ * ]%	$	[ * ]

Nolahist	Tablet	100	Phenindamine Tartrate	25mg	65234-052-10	[ * ]%	$	[ * ]
Nolahist	Tablet	24			65234-052-24	[ * ]%	$	[ * ]

Permax	Tablet	30		0.05	59075-0615-30
Permax	Tablet	100		0.25	59075-0625-10
Permax	Tablet	100		1	59075-0630-10

Phrenilin	Tablet	100	Butalbital/Acetaminophen	50mg/325mg	65234-050-10	[ * ]%	$	[ * ]
Phrenilin	Tablet	500			65234-050-50

Phrenilin Forte	Capsule	100	Butalbital/Acetaminophen	50mg/650mg	65234-056-10	[ * ]%	$	[ * ]
Phrenilin Forte	Capsule	500			65234-056-50

Phrenilin Caffeine w/Codeine	Tablet	100	Butalbital/Acetaminophen	50mg/325mg	65234-061-10
			Caffeine/Codeine	40mg/30mg

						Inactive

	Form	Size	Generic	Strength	NDC#	NPA East Hanover, NJ	Product Price Less WAC
Contract Type						Rebate	Revised 01-01-03
Contracted with						Amarin
Begin Date						4/1/1999
End Date						Evergreen

Bontril PDM	Tablet	100	Phendimetrazine Tartrate	35mg	65234-048-10

Bontril PDM	Tablet	1000			65234-048-90

Bontril SR (slow release)	Capsule	100	Phendimetrazine Tartrate	105mg	65234-047-10

Capital & Codeine	Susp	473ml	Acetaminophen and Codeine Phosphate	120mg/12mg	65234-046-16

Hydrocet	Capsule	100	Hydrocodone Bitartrate/Acetaminophen	5mg/500mg	0086-0057-10

Motofen	Tablet	50	Difenoxin HCL/Atropine Sulfate	1mg/0.025mg	65234-074-05
Motofen	Tablet	100			65234-074-10

Nolahist	Tablet	100	Phenindamine Tartrate	25mg	65234-052-10
Nolahist	Tablet	24			65234-052-24

Permax	Tablet	30		0.05	59075-0615-30
Permax	Tablet	100		0.25	59075-0625-10
Permax	Tablet	100		1	59075-0630-10

Phrenilin	Tablet	100	Butalbital/Acetaminophen	50mg/325mg	65234-050-10
Phrenilin	Tablet	500			65234-050-50

Phrenilin Forte	Capsule	100	Butalbital/Acetaminophen	50mg/650mg	65234-056-10
Phrenilin Forte	Capsule	500			65234-056-50

Phrenilin Caffeine w/Codeine	Tablet	100	Butalbital/Acetaminophen	50mg/325mg	65234-061-10
			Caffeine/Codeine	40mg/30mg

						Inactive Co does not exist

	Form	Size	Generic	Strength	NDC#	Pharmaceutical Buyers, Inc Boulder, Co	Product Price Less WAC
Contract Type						#CH001600	Revised 01-01-03
Contracted with						Amarin
Begin Date						11/1/2000
End Date						12/31/2002

Bontril PDM	Tablet	100	Phendimetrazine Tartrate	35mg	65234-048-10

Bontril PDM	Tablet	1000			65234-048-90

Bontril SR (slow release)	Capsule	100	Phendimetrazine Tartrate	105mg	65234-047-10

Capital & Codeine	Susp	473ml	Acetaminophen and Codeine Phosphate	120mg/12mg	65234-046-16

Hydrocet	Capsule	100	Hydrocodone Bitartrate/Acetaminophen	5mg/500mg	0086-0057-10

Motofen	Tablet	50	Difenoxin HCL/Atropine Sulfate	1mg/0.025mg	65234-074-05
Motofen	Tablet	100			65234-074-10

Nolahist	Tablet	100	Phenindamine Tartrate	25mg	65234-052-10
Nolahist	Tablet	24			65234-052-24

Permax	Tablet	30		0.05	59075-0615-30
Permax	Tablet	100		0.25	59075-0625-10
Permax	Tablet	100		1	59075-0630-10

Phrenilin	Tablet	100	Butalbital/Acetaminophen	50mg/325mg	65234-050-10	[ * ]% off WAC	$	[ * ]
Phrenilin	Tablet	500			65234-050-50	[ * ]% off WAC	$	[ * ]

Phrenilin Forte	Capsule	100	Butalbital/Acetaminophen	50mg/650mg	65234-056-10	[ * ]% off WAC	$	[ * ]
Phrenilin Forte	Capsule	500			65234-056-50	[ * ]% off WAC	$	[ * ]

Phrenilin Caffeine w/Codeine	Tablet	100	Butalbital/Acetaminophen	50mg/325mg	65234-061-10
			Caffeine/Codeine	40mg/30mg

						No response to extension letter assumed terminated

	Form	Size	Generic	Strength	NDC#	Pharmacy Associates, Inc. Little Rock, AR	Product Price Less WAC
Contract Type						Rebate	Revised 01-01-03
Contracted with						Amarin
Begin Date						7/1/1998
End Date						Evergreen

Bontril PDM	Tablet	100	Phendimetrazine Tartrate	35mg	65234-048-10

Bontril PDM	Tablet	1000			65234-048-90

Bontril SR (slow release)	Capsule	100	Phendimetrazine Tartrate	105mg	65234-047-10

Capital & Codeine	Susp	473ml	Acetaminophen and Codeine Phosphate	120mg/12mg	65234-046-16	[ * ]%	$	[ * ]

Hydrocet	Capsule	100	Hydrocodone Bitartrate/Acetaminophen	5mg/500mg	0086-0057-10

Motofen	Tablet	50	Difenoxin HCL/Atropine Sulfate	1mg/0.025mg	65234-074-05	[ * ]%	$	[ * ]
Motofen	Tablet	100			65234-074-10	[ * ]%	$	[ * ]

Nolahist	Tablet	100	Phenindamine Tartrate	25mg	65234-052-10	[ * ]%	$	[ * ]
Nolahist	Tablet	24			65234-052-24	[ * ]%	$	[ * ]

Permax	Tablet	30		0.05	59075-0615-30
Permax	Tablet	100		0.25	59075-0625-10
Permax	Tablet	100		1	59075-0630-10

Phrenilin	Tablet	100	Butalbital/Acetaminophen	50mg/325mg	65234-050-10	[ * ]%	$	[ * ]
Phrenilin	Tablet	500			65234-050-50	[ * ]%	$	[ * ]

Phrenilin Forte	Capsule	100	Butalbital/Acetaminophen	50mg/650mg	65234-056-10	[ * ]%	$	[ * ]
Phrenilin Forte	Capsule	500			65234-056-50	[ * ]%	$	[ * ]

Phrenilin Caffeine w/Codeine	Tablet	100	Butalbital/Acetaminophen	50mg/325mg	65234-061-10
			Caffeine/Codeine	40mg/30mg

						Inactive

	Form	Size	Generic	Strength	NDC#	Pro-Vantage Brookfield, WI	Product Price Less WAC
Contract Type						Rebate	Revised 01-01-03
Contracted with						Amarin
Begin Date						1/1/1999
End Date						Evergreen
						(2% Admin Fee-Quarterly)
Bontril PDM	Tablet	100	Phendimetrazine Tartrate	35mg	65234-048-10

Bontril PDM	Tablet	1000			65234-048-90

Bontril SR (slow release)	Capsule	100	Phendimetrazine Tartrate	105mg	65234-047-10

Capital & Codeine	Susp	473ml	Acetaminophen and Codeine Phosphate	120mg/12mg	65234-046-16

Hydrocet	Capsule	100	Hydrocodone Bitartrate/Acetaminophen	5mg/500mg	0086-0057-10

Motofen	Tablet	50	Difenoxin HCL/Atropine Sulfate	1mg/0.025mg	65234-074-05
Motofen	Tablet	100			65234-074-10

Nolahist	Tablet	100	Phenindamine Tartrate	25mg	65234-052-10
Nolahist	Tablet	24	65234-052-24

Permax	Tablet	30		0.05	59075-0615-30
Permax	Tablet	100		0.25	59075-0625-10
Permax	Tablet	100		1	59075-0630-10

Phrenilin	Tablet	100	Butalbital/Acetaminophen	50mg/325mg	65234-050-10	[ * ]% Stand Form/[ * ]% AdVantage
Phrenilin	Tablet	500			65234-050-50	[ * ]% Stand Form/[ * ]% AdVantage

Phrenilin Forte	Capsule	100	Butalbital/Acetaminophen	50mg/650mg	65234-056-10	[ * ]% Stand Form/[ * ]% AdVantage
Phrenilin Forte	Capsule	500			65234-056-50	[ * ]% Stand Form/[ * ]% AdVantage

Phrenilin Caffeine w/Codeine	Tablet	100	Butalbital/Acetaminophen	50mg/325mg	65234-061-10
			Caffeine/Codeine	40mg/30mg

						Inactive

Active Government Contracts
AMARIN PHARMACEUTICALS INC

	Form	Size	Generic	Strength	NDC#	Delaware Pharm. Assistance Program Newark, DE	Product Price Less WAC
Contract Type
Contracted with
Begin Date						7/1/2003	Fixed Price
End Date						Evergreen

Bontril PDM	Tablet	100	Phendimetrazine Tartrate	35mg	65234-048-10

Bontril PDM	Tablet	1000			65234-048-90

Bontril SR (slow release)	Capsule	100	Phendimetrazine Tartrate	105mg	65234-047-10

Capital & Codeine	Susp	473ml	Acetaminophen and Codeine Phosphate	120mg/12mg	65234-046-16

Hydrocet	Capsule	100	Hydrocodone Bitartrate/Acetaminophen	5mg/500mg	0086-0057-10

Motofen	Tablet	50	Difenoxin HCL/Atropine Sulfate	1mg/0.025mg	65234-074-05
Motofen	Tablet	100			65234-074-10

Nolahist	Tablet	100	Phenindamine Tartrate	25mg	65234-052-10
Nolahist	Tablet	24			65234-052-24

Permax	Tablet	30		0.05	59075-0615-30
Permax	Tablet	100		0.25	65234-025-10
Permax	Tablet	100		1	65234-026-10

Phrenilin	Tablet	100	Butalbital/Acetaminophen	50mg/325mg	65234-050-10
Phrenilin	Tablet	500			65234-050-50

Phrenilin Forte	Capsule	100	Butalbital/Acetaminophen	50mg/650mg	65234-056-10
Phrenilin Forte	Capsule	500			65234-056-50

Phrenilin Caffeine w/Codeine	Tablet	100	Butalbital/Acetaminophen	50mg/325mg	65234-061-10
			Caffeine/Codeine	40mg/30mg

						All prices calculated quarterly based on medicaid

	Form	Size	Generic	Strength	NDC#	EPIC Albany NY	Product Price Less WAC
Contract Type
Contracted with						Amarin
Begin Date						4/1/2002
End Date						Evergreen

Bontril PDM	Tablet	100	Phendimetrazine Tartrate	35mg	65234-048-10

Bontril PDM	Tablet	1000			65234-048-90

Bontril SR (slow release)	Capsule	100	Phendimetrazine Tartrate	105mg	65234-047-10

Capital & Codeine	Susp	473ml	Acetaminophen and Codeine Phosphate	120mg/12mg	65234-046-16

Hydrocet	Capsule	100	Hydrocodone Bitartrate/Acetaminophen	5mg/500mg	0086-0057-10

Motofen	Tablet	50	Difenoxin HCL/Atropine Sulfate	1mg/0.025mg	65234-074-05
Motofen	Tablet	100			65234-074-10

Nolahist	Tablet	100	Phenindamine Tartrate	25mg	65234-052-10
Nolahist	Tablet	24			65234-052-24

Permax	Tablet	30		0.05	59075-0615-30
Permax	Tablet	100		0.25	65234-025-10
Permax	Tablet	100		1	65234-026-10

Phrenilin	Tablet	100	Butalbital/Acetaminophen	50mg/325mg	65234-050-10
Phrenilin	Tablet	500			65234-050-50

Phrenilin Forte	Capsule	100	Butalbital/Acetaminophen	50mg/650mg	65234-056-10
Phrenilin Forte	Capsule	500			65234-056-50

Phrenilin Caffeine w/Codeine	Tablet	100	Butalbital/Acetaminophen	50mg/325mg	65234-061-10
			Caffeine/Codeine	40mg/30mg

						All prices calculated quarterly based on medicaid

	Form	Size	Generic	Strength	NDC#	LA Medicaid Supplemental Rebate Baton Rouge LA	Product Price Less WAC
Contract Type
Contracted with						Amarin
Begin Date						3/6/2003
End Date						Evergreen

Bontril PDM	Tablet	100	Phendimetrazine Tartrate	35mg	65234-048-10

Bontril PDM	Tablet	1000			65234-048-90

Bontril SR (slow release)	Capsule	100	Phendimetrazine Tartrate	105mg	65234-047-10

Capital & Codeine	Susp	473ml	Acetaminophen and Codeine Phosphate	120mg/12mg	65234-046-16

Hydrocet	Capsule	100	Hydrocodone Bitartrate/Acetaminophen	5mg/500mg	0086-0057-10

Motofen	Tablet	50	Difenoxin HCL/Atropine Sulfate	1mg/0.025mg	65234-074-05
Motofen	Tablet	100			65234-074-10

Nolahist	Tablet	100	Phenindamine Tartrate	25mg	65234-052-10
Nolahist	Tablet	24			65234-052-24

Permax	Tablet	30		0.05	59075-0615-30	[ * ]% minus nat’l medicaid rebate
Permax	Tablet	100		0.25	65234-025-10	[ * ]% minus nat’l medicaid rebate
Permax	Tablet	100		1	65234-026-10	[ * ]% minus nat’l medicaid rebate

Phrenilin	Tablet	100	Butalbital/Acetaminophen	50mg/325mg	65234-050-10
Phrenilin	Tablet	500			65234-050-50

Phrenilin Forte	Capsule	100	Butalbital/Acetaminophen	50mg/650mg	65234-056-10
Phrenilin Forte	Capsule	500			65234-056-50

Phrenilin Caffeine w/Codeine	Tablet	100	Butalbital/Acetaminophen	50mg/325mg	65234-061-10
			Caffeine/Codeine	40mg/30mg

						All prices calculated quarterly based on medicaid

	Form	Size	Generic	Strength	NDC#	Medicaid (CMS) National Drug Rebate program Baltimore MD	Product Price Less WAC
Contract Type
Contracted with						Amarin
Begin Date						2/6/2001
End Date						Evergreen

Bontril PDM	Tablet	100	Phendimetrazine Tartrate	35mg	65234-048-10

Bontril PDM	Tablet	1000			65234-048-90

Bontril SR (slow release)	Capsule	100	Phendimetrazine Tartrate	105mg	65234-047-10

Capital & Codeine	Susp	473ml	Acetaminophen and Codeine Phosphate	120mg/12mg	65234-046-16

Hydrocet	Capsule	100	Hydrocodone Bitartrate/Acetaminophen	5mg/500mg	0086-0057-10

Motofen	Tablet	50	Difenoxin HCL/Atropine Sulfate	1mg/0.025mg	65234-074-05
Motofen	Tablet	100			65234-074-10

Nolahist	Tablet	100	Phenindamine Tartrate	25mg	65234-052-10
Nolahist	Tablet	24			65234-052-24

Permax	Tablet	30		0.05	59075-0615-30
Permax	Tablet	100		0.25	65234-025-10
Permax	Tablet	100		1	65234-026-10

Phrenilin	Tablet	100	Butalbital/Acetaminophen	50mg/325mg	65234-050-10
Phrenilin	Tablet	500			65234-050-50

Phrenilin Forte	Capsule	100	Butalbital/Acetaminophen	50mg/650mg	65234-056-10
Phrenilin Forte	Capsule	500			65234-056-50

Phrenilin Caffeine w/Codeine	Tablet	100	Butalbital/Acetaminophen	50mg/325mg	65234-061-10
			Caffeine/Codeine	40mg/30mg

						All prices calculated quarterly based on medicaid

	Form	Size	Generic	Strength	NDC#	Medi-Cal Supplemental Rebate Sacramento CA	Product Price Less WAC
Contract Type
Contracted with						Amarin
Begin Date						6/26/2003
End Date						3/31/2006

Bontril PDM	Tablet	100	Phendimetrazine Tartrate	35mg	65234-048-10

Bontril PDM	Tablet	1000			65234-048-90

Bontril SR (slow release)	Capsule	100	Phendimetrazine Tartrate	105mg	65234-047-10

Capital & Codeine	Susp	473ml	Acetaminophen and Codeine Phosphate	120mg/12mg	65234-046-16

Hydrocet	Capsule	100	Hydrocodone Bitartrate/Acetaminophen	5mg/500mg	0086-0057-10

Motofen	Tablet	50	Difenoxin HCL/Atropine Sulfate	1mg/0.025mg	65234-074-05
Motofen	Tablet	100			65234-074-10

Nolahist	Tablet	100	Phenindamine Tartrate	25mg	65234-052-10
Nolahist	Tablet	24			65234-052-24

Permax	Tablet	30		0.05	59075-0615-30	[ * ]% supplemental
Permax	Tablet	100		0.25	65234-025-10	[ * ]% supplemental
Permax	Tablet	100		1	65234-026-10	[ * ]% supplemental

Phrenilin	Tablet	100	Butalbital/Acetaminophen	50mg/325mg	65234-050-10
Phrenilin	Tablet	500			65234-050-50

Phrenilin Forte	Capsule	100	Butalbital/Acetaminophen	50mg/650mg	65234-056-10
Phrenilin Forte	Capsule	500			65234-056-50

Phrenilin Caffeine w/Codeine	Tablet	100	Butalbital/Acetaminophen	50mg/325mg	65234-061-10
			Caffeine/Codeine	40mg/30mg

						All prices calculated quarterly based on medicaid

	Form	Size	Generic	Strength	NDC#	Minnesota Senior RX St Paul MN	Product Price Less WAC
Contract Type
Contracted with						Amarin
Begin Date						7/1/2002
End Date						12/31/2005

Bontril PDM	Tablet	100	Phendimetrazine Tartrate	35mg	65234-048-10

Bontril PDM	Tablet	1000			65234-048-90

Bontril SR (slow release)	Capsule	100	Phendimetrazine Tartrate	105mg	65234-047-10

Capital & Codeine	Susp	473ml	Acetaminophen and Codeine Phosphate	120mg/12mg	65234-046-16

Hydrocet	Capsule	100	Hydrocodone Bitartrate/Acetaminophen	5mg/500mg	0086-0057-10

Motofen	Tablet	50	Difenoxin HCL/Atropine Sulfate	1mg/0.025mg	65234-074-05
Motofen	Tablet	100			65234-074-10

Nolahist	Tablet	100	Phenindamine Tartrate	25mg	65234-052-10
Nolahist	Tablet	24			65234-052-24

Permax	Tablet	30		0.05	59075-0615-30
Permax	Tablet	100		0.25	65234-025-10
Permax	Tablet	100		1	65234-026-10

Phrenilin	Tablet	100	Butalbital/Acetaminophen	50mg/325mg	65234-050-10
Phrenilin	Tablet	500			65234-050-50

Phrenilin Forte	Capsule	100	Butalbital/Acetaminophen	50mg/650mg	65234-056-10
Phrenilin Forte	Capsule	500			65234-056-50

Phrenilin Caffeine w/Codeine	Tablet	100	Butalbital/Acetaminophen	50mg/325mg	65234-061-10
			Caffeine/Codeine	40mg/30mg

						All prices calculated quarterly based on medicaid

	Form	Size	Generic	Strength	NDC#	Missouri Senior RX	Product Price Less WAC
Contract Type
Contracted with						Amarin
Begin Date						10/1/2002
End Date						Evergreen

Bontril PDM	Tablet	100	Phendimetrazine Tartrate	35mg	65234-048-10

Bontril PDM	Tablet	1000			65234-048-90

Bontril SR (slow release)	Capsule	100	Phendimetrazine Tartrate	105mg	65234-047-10

Capital & Codeine	Susp	473ml	Acetaminophen and Codeine Phosphate	120mg/12mg	65234-046-16

Hydrocet	Capsule	100	Hydrocodone Bitartrate/Acetaminophen	5mg/500mg	0086-0057-10

Motofen	Tablet	50	Difenoxin HCL/Atropine Sulfate	1mg/0.025mg	65234-074-05
Motofen	Tablet	100			65234-074-10

Nolahist	Tablet	100	Phenindamine Tartrate	25mg	65234-052-10
Nolahist	Tablet	24			65234-052-24

Permax	Tablet	30		0.05	59075-0615-30
Permax	Tablet	100		0.25	65234-025-10
Permax	Tablet	100		1	65234-026-10

Phrenilin	Tablet	100	Butalbital/Acetaminophen	50mg/325mg	65234-050-10
Phrenilin	Tablet	500			65234-050-50

Phrenilin Forte	Capsule	100	Butalbital/Acetaminophen	50mg/650mg	65234-056-10
Phrenilin Forte	Capsule	500			65234-056-50

Phrenilin Caffeine w/Codeine	Tablet	100	Butalbital/Acetaminophen	50mg/325mg	65234-061-10
			Caffeine/Codeine	40mg/30mg

						All prices calculated quarterly based on medicaid

	Form	Size	Generic	Strength	NDC#	New Jersey PAAD trenton NJ	Product Price Less WAC
Contract Type
Contracted with						Amarin
Begin Date						6/1/2003
End Date						Evergreen

Bontril PDM	Tablet	100	Phendimetrazine Tartrate	35mg	65234-048-10

Bontril PDM	Tablet	1000			65234-048-90

Bontril SR (slow release)	Capsule	100	Phendimetrazine Tartrate	105mg	65234-047-10

Capital & Codeine	Susp	473ml	Acetaminophen and Codeine Phosphate	120mg/12mg	65234-046-16

Hydrocet	Capsule	100	Hydrocodone Bitartrate/Acetaminophen	5mg/500mg	0086-0057-10

Motofen	Tablet	50	Difenoxin HCL/Atropine Sulfate	1mg/0.025mg	65234-074-05
Motofen	Tablet	100			65234-074-10

Nolahist	Tablet	100	Phenindamine Tartrate	25mg	65234-052-10
Nolahist	Tablet	24			65234-052-24

Permax	Tablet	30		0.05	59075-0615-30
Permax	Tablet	100		0.25	65234-025-10
Permax	Tablet	100		1	65234-026-10

Phrenilin	Tablet	100	Butalbital/Acetaminophen	50mg/325mg	65234-050-10
Phrenilin	Tablet	500			65234-050-50

Phrenilin Forte	Capsule	100	Butalbital/Acetaminophen	50mg/650mg	65234-056-10
Phrenilin Forte	Capsule	500			65234-056-50

Phrenilin Caffeine w/Codeine	Tablet	100	Butalbital/Acetaminophen	50mg/325mg	65234-061-10
			Caffeine/Codeine	40mg/30mg

						All prices calculated quarterly based on medicaid

	Form	Size	Generic	Strength	NDC#	New Jersey Senior Gold Trenton NJ	Product Price Less WAC
Contract Type
Contracted with						Amarin
Begin Date						6/1/2003
End Date						Evergreen

Bontril PDM	Tablet	100	Phendimetrazine Tartrate	35mg	65234-048-10

Bontril PDM	Tablet	1000			65234-048-90

Bontril SR (slow release)	Capsule	100	Phendimetrazine Tartrate	105mg	65234-047-10

Capital & Codeine	Susp	473ml	Acetaminophen and Codeine Phosphate	120mg/12mg	65234-046-16

Hydrocet	Capsule	100	Hydrocodone Bitartrate/Acetaminophen	5mg/500mg	0086-0057-10

Motofen	Tablet	50	Difenoxin HCL/Atropine Sulfate	1mg/0.025mg	65234-074-05
Motofen	Tablet	100			65234-074-10

Nolahist	Tablet	100	Phenindamine Tartrate	25mg	65234-052-10
Nolahist	Tablet	24			65234-052-24

Permax	Tablet	30		0.05	59075-0615-30
Permax	Tablet	100		0.25	65234-025-10
Permax	Tablet	100		1	65234-026-10

Phrenilin	Tablet	100	Butalbital/Acetaminophen	50mg/325mg	65234-050-10
Phrenilin	Tablet	500			65234-050-50

Phrenilin Forte	Capsule	100	Butalbital/Acetaminophen	50mg/650mg	65234-056-10
Phrenilin Forte	Capsule	500			65234-056-50

Phrenilin Caffeine w/Codeine	Tablet	100	Butalbital/Acetaminophen	50mg/325mg	65234-061-10
			Caffeine/Codeine	40mg/30mg

						All prices calculated quarterly based on medicaid

	Form	Size	Generic	Strength	NDC#	PACE Harrisburg PA	Product Price Less WAC
Contract Type
Contracted with						Amarin
Begin Date						1/1/2003
End Date						Evergreen

Bontril PDM	Tablet	100	Phendimetrazine Tartrate	35mg	65234-048-10

Bontril PDM	Tablet	1000			65234-048-90

Bontril SR (slow release)	Capsule	100	Phendimetrazine Tartrate	105mg	65234-047-10

Capital & Codeine	Susp	473ml	Acetaminophen and Codeine Phosphate	120mg/12mg	65234-046-16

Hydrocet	Capsule	100	Hydrocodone Bitartrate/Acetaminophen	5mg/500mg	0086-0057-10

Motofen	Tablet	50	Difenoxin HCL/Atropine Sulfate	1mg/0.025mg	65234-074-05
Motofen	Tablet	100			65234-074-10

Nolahist	Tablet	100	Phenindamine Tartrate	25mg	65234-052-10
Nolahist	Tablet	24			65234-052-24

Permax	Tablet	30		0.05	59075-0615-30
Permax	Tablet	100		0.25	65234-025-10
Permax	Tablet	100		1	65234-026-10

Phrenilin	Tablet	100	Butalbital/Acetaminophen	50mg/325mg	65234-050-10
Phrenilin	Tablet	500			65234-050-50

Phrenilin Forte	Capsule	100	Butalbital/Acetaminophen	50mg/650mg	65234-056-10
Phrenilin Forte	Capsule	500			65234-056-50

Phrenilin Caffeine w/Codeine	Tablet	100	Butalbital/Acetaminophen	50mg/325mg	65234-061-10
			Caffeine/Codeine	40mg/30mg

						All prices calculated quarterly based on medicaid

	Form	Size	Generic	Strength	NDC#	PHS Bethesda, MD	Product Price Less WAC
Contract Type
Contracted with						Amarin
Begin Date						5/1/2003
End Date						Evergreen

Bontril PDM	Tablet	100	Phendimetrazine Tartrate	35mg	65234-048-10

Bontril PDM	Tablet	1000			65234-048-90

Bontril SR (slow release)	Capsule	100	Phendimetrazine Tartrate	105mg	65234-047-10

Capital & Codeine	Susp	473ml	Acetaminophen and Codeine Phosphate	120mg/12mg	65234-046-16

Hydrocet	Capsule	100	Hydrocodone Bitartrate/Acetaminophen	5mg/500mg	0086-0057-10

Motofen	Tablet	50	Difenoxin HCL/Atropine Sulfate	1mg/0.025mg	65234-074-05
Motofen	Tablet	100			65234-074-10

Nolahist	Tablet	100	Phenindamine Tartrate	25mg	65234-052-10
Nolahist	Tablet	24			65234-052-24

Permax	Tablet	30		0.05	59075-0615-30
Permax	Tablet	100		0.25	65234-025-10
Permax	Tablet	100		1	65234-026-10

Phrenilin	Tablet	100	Butalbital/Acetaminophen	50mg/325mg	65234-050-10
Phrenilin	Tablet	500			65234-050-50

Phrenilin Forte	Capsule	100	Butalbital/Acetaminophen	50mg/650mg	65234-056-10
Phrenilin Forte	Capsule	500			65234-056-50

Phrenilin Caffeine w/Codeine	Tablet	100	Butalbital/Acetaminophen	50mg/325mg	65234-061-10
			Caffeine/Codeine	40mg/30mg

						Prices calculated qtrly 340B calc

	Form	Size	Generic	Strength	NDC#	Vermont PATH Waterburg VT	Product Price Less WAC
Contract Type
Contracted with						Amarin
Begin Date						1/1/2003
End Date						Evergreen

Bontril PDM	Tablet	100	Phendimetrazine Tartrate	35mg	65234-048-10

Bontril PDM	Tablet	1000			65234-048-90

Bontril SR (slow release)	Capsule	100	Phendimetrazine Tartrate	105mg	65234-047-10

Capital & Codeine	Susp	473ml	Acetaminophen and Codeine Phosphate	120mg/12mg	65234-046-16

Hydrocet	Capsule	100	Hydrocodone Bitartrate/Acetaminophen	5mg/500mg	0086-0057-10

Motofen	Tablet	50	Difenoxin HCL/Atropine Sulfate	1mg/0.025mg	65234-074-05
Motofen	Tablet	100			65234-074-10

Nolahist	Tablet	100	Phenindamine Tartrate	25mg	65234-052-10
Nolahist	Tablet	24			65234-052-24

Permax	Tablet	30		0.05	59075-0615-30
Permax	Tablet	100		0.25	65234-025-10
Permax	Tablet	100		1	65234-026-10

Phrenilin	Tablet	100	Butalbital/Acetaminophen	50mg/325mg	65234-050-10
Phrenilin	Tablet	500			65234-050-50

Phrenilin Forte	Capsule	100	Butalbital/Acetaminophen	50mg/650mg	65234-056-10
Phrenilin Forte	Capsule	500			65234-056-50

Phrenilin Caffeine w/Codeine	Tablet	100	Butalbital/Acetaminophen	50mg/325mg	65234-061-10
			Caffeine/Codeine	40mg/30mg

						All prices calculated quarterly based on medicaid

	Form	Size	Generic	Strength	NDC#	Wisconsin Senior Care	Product Price Less WAC
Contract Type							Revised 01-01-03
Contracted with						Amarin
Begin Date						9/1/2003
End Date

Bontril PDM	Tablet	100	Phendimetrazine Tartrate	35mg	65234-048-10

Bontril PDM	Tablet	1000			65234-048-90

Bontril SR (slow release)	Capsule	100	Phendimetrazine Tartrate	105mg	65234-047-10

Capital & Codeine	Susp	473ml	Acetaminophen and Codeine Phosphate	120mg/12mg	65234-046-16

Hydrocet	Capsule	100	Hydrocodone Bitartrate/Acetaminophen	5mg/500mg	0086-0057-10

Motofen	Tablet	50	Difenoxin HCL/Atropine Sulfate	1mg/0.025mg	65234-074-05
Motofen	Tablet	100			65234-074-10

Nolahist	Tablet	100	Phenindamine Tartrate	25mg	65234-052-10
Nolahist	Tablet	24			65234-052-24

Permax	Tablet	30		0.05	59075-0615-30
Permax	Tablet	100		0.25	65234-025-10
Permax	Tablet	100		1	65234-026-10

Phrenilin	Tablet	100	Butalbital/Acetaminophen	50mg/325mg	65234-050-10
Phrenilin	Tablet	500			65234-050-50

Phrenilin Forte	Capsule	100	Butalbital/Acetaminophen	50mg/650mg	65234-056-10
Phrenilin Forte	Capsule	500			65234-056-50

Phrenilin Caffeine w/Codeine	Tablet	100	Butalbital/Acetaminophen	50mg/325mg	65234-061-10
			Caffeine/Codeine	40mg/30mg

						All prices calculated quarterly based on medicaid

(Current)

AMARIN PHARMACEUTICALS CONTRACTS

	Form	Size	Generic	Strength	NDC#	Aetna Atlanta GA	Product Price Less WAC
Contract Type
Contracted with
Begin Date						4/1/2002
End Date						12/31/2004

Bontril PDM	Tablet	100	Phendimetrazine Tartrate	35mg	65234-048-10

Bontril PDM	Tablet	1000			65234-048-90

Bontril SR (slow release)	Capsule	100	Phendimetrazine Tartrate	105mg	65234-047-10

Capital & Codeine	Susp	473ml	Acetaminophen and Codeine Phosphate	120mg/12mg	65234-046-16

Hydrocet	Capsule	100	Hydrocodone Bitartrate/Acetaminophen	5mg/500mg	0086-0057-10

Motofen	Tablet	50	Difenoxin HCL/Atropine Sulfate	1mg/0.025mg	65234-074-05
Motofen	Tablet	100			65234-074-10

Nolahist	Tablet	100	Phenindamine Tartrate	25mg	65234-052-10
Nolahist	Tablet	24			65234-052-24

Permax	Tablet	30		0.05	59075-0615-30	[ * ]% off WAC	$	[ * ]
Permax	Tablet	100		0.25	65234-025-10	[ * ]% off WAC	$	[ * ]
Permax	Tablet	100		1	65234-026-10	[ * ]% off WAC	$	[ * ]

Phrenilin	Tablet	100	Butalbital/Acetaminophen	50mg/325mg	65234-050-10
Phrenilin	Tablet	500			65234-050-50

Phrenilin Forte	Capsule	100	Butalbital/Acetaminophen	50mg/650mg	65234-056-10
Phrenilin Forte	Capsule	500			65234-056-50

Phrenilin Caffeine w/Codeine	Tablet	100	Butalbital/Acetaminophen	50mg/325mg	65234-061-10
			Caffeine/Codeine	40mg/30mg

1

	Form	Size	Generic	Strength	NDC#	Cardinal Preferred Program GWSA	Product Price Less WAC
Contract Type
Contracted with
Begin Date						9/1/2002
End Date						evergreen

Bontril PDM	Tablet	100	Phendimetrazine Tartrate	35mg	65234-048-10

Bontril PDM	Tablet	1000			65234-048-90

Bontril SR (slow release)	Capsule	100	Phendimetrazine Tartrate	105mg	65234-047-10

Capital & Codeine	Susp	473ml	Acetaminophen and Codeine Phosphate	120mg/12mg	65234-046-16

Hydrocet	Capsule	100	Hydrocodone Bitartrate/Acetaminophen	5mg/500mg	0086-0057-10

Motofen	Tablet	50	Difenoxin HCL/Atropine Sulfate	1mg/0.025mg	65234-074-05
Motofen	Tablet	100			65234-074-10

Nolahist	Tablet	100	Phenindamine Tartrate	25mg	65234-052-10
Nolahist	Tablet	24			65234-052-24

Permax	Tablet	30		0.05	59075-0615-30
Permax	Tablet	100		0.25	65234-025-10
Permax	Tablet	100		1	65234-026-10

Phrenilin	Tablet	100	Butalbital/Acetaminophen	50mg/325mg	65234-050-10
Phrenilin	Tablet	500			65234-050-50

Phrenilin Forte	Capsule	100	Butalbital/Acetaminophen	50mg/650mg	65234-056-10
Phrenilin Forte	Capsule	500			65234-056-50

Phrenilin Caffeine w/Codeine	Tablet	100	Butalbital/Acetaminophen	50mg/325mg	65234-061-10	[ * ]% off WAC plus contract price of [ * ]
			Caffeine/Codeine	40mg/30mg

						plus additional [ * ]% discount for K Mart & [ * ]% to Medicine Shoppe, Kerr drugs, Winn Dixie and Cigna

2

	Form	Size	Generic	Strength	NDC#	Kaiser Permanante Added 1/29/02	Product Price Less WAC
Contract Type						EC2052
Contracted with						Amarin
Begin Date						7/1/2002
End Date						9/30/2004

Bontril PDM	Tablet	100	Phendimetrazine Tartrate	35mg	65234-048-10

Bontril PDM	Tablet	1000			65234-048-90

Bontril SR (slow release)	Capsule	100	Phendimetrazine Tartrate	105mg	65234-047-10

Capital & Codeine	Susp	473ml	Acetaminophen and Codeine Phosphate	120mg/12mg	65234-046-16

Hydrocet	Capsule	100	Hydrocodone Bitartrate/Acetaminophen	5mg/500mg	0086-0057-10

Motofen	Tablet	50	Difenoxin HCL/Atropine Sulfate	1mg/0.025mg	65234-074-05
Motofen	Tablet	100			65234-074-10

Nolahist	Tablet	100	Phenindamine Tartrate	25mg	65234-052-10
Nolahist	Tablet	24			65234-052-24

Permax	Tablet	30		0.05	59075-0615-30		$	[ * ]
Permax	Tablet	100		0.25	65234-025-10		$	[ * ]
Permax	Tablet	100		1	65234-026-10		$	[ * ]

Phrenilin	Tablet	100	Butalbital/Acetaminophen	50mg/325mg	65234-050-10		$	[ * ]
Phrenilin	Tablet	500			65234-050-50		$	[ * ]

Phrenilin Forte	Capsule	100	Butalbital/Acetaminophen	50mg/650mg	65234-056-10		$	[ * ]
Phrenilin Forte	Capsule	500			65234-056-50		$	[ * ]

Phrenilin Caffeine w/Codeine	Tablet	100	Butalbital/Acetaminophen	50mg/325mg	65234-061-10
			Caffeine/Codeine	40mg/30mg

						Fixed price contract

3

	Form	Size	Generic	Strength	NDC#	Caremark Chicago IL	Product Price Less WAC
Contract Type							0
Contracted with						Amarin
Begin Date						4/1/2003
End Date						3/31/2005

Bontril PDM	Tablet	100	Phendimetrazine Tartrate	35mg	65234-048-10

Bontril PDM	Tablet	1000			65234-048-90

Bontril SR (slow release)	Capsule	100	Phendimetrazine Tartrate	105mg	65234-047-10

Capital & Codeine	Susp	473ml	Acetaminophen and Codeine Phosphate	120mg/12mg	65234-046-16

Hydrocet	Capsule	100	Hydrocodone Bitartrate/Acetaminophen	5mg/500mg	0086-0057-10

Motofen	Tablet	50	Difenoxin HCL/Atropine Sulfate	1mg/0.025mg	65234-074-05
Motofen	Tablet	100			65234-074-10

Nolahist	Tablet	100	Phenindamine Tartrate	25mg	65234-052-10
Nolahist	Tablet	24			65234-052-24

Permax	Tablet	30		0.05	59075-0615-30
Permax	Tablet	100		0.25	65234-025-10
Permax	Tablet	100		1	65234-026-10

Phrenilin	Tablet	100	Butalbital/Acetaminophen	50mg/325mg	65234-050-10	[ * ]% off WAC	$	[ * ]
Phrenilin	Tablet	500			65234-050-50	[ * ]% off WAC	$	[ * ]

Phrenilin Forte	Capsule	100	Butalbital/Acetaminophen	50mg/650mg	65234-056-10	[ * ]% off WAC	$	[ * ]
Phrenilin Forte	Capsule	500			65234-056-50	[ * ]% off WAC	$	[ * ]

Phrenilin Caffeine w/Codeine	Tablet	100	Butalbital/Acetaminophen	50mg/325mg	65234-061-10	[ * ]% off WAC	$	[ * ]
			Caffeine/Codeine	40mg/30mg

4

	Form	Size	Generic	Strength	NDC#	PharmaCare (PDM) Cleveland, OH	Product Price Less WAC
Contract Type						Chargeback #CH000300	Revised 01-01-03
Contracted with						Amarin
Begin Date						11/4/2003
End Date						12/31/2004
						(3% Admin Fee-Quarterly)
Bontril PDM	Tablet	100	Phendimetrazine Tartrate	35mg	65234-048-10	[ * ]% off WAC	$	[ * ]

Bontril PDM	Tablet	1000			65234-048-90	[ * ]% off WAC	$	[ * ]

Bontril SR (slow release)	Capsule	100	Phendimetrazine Tartrate	105mg	65234-047-10	[ * ]% off WAC	$	[ * ]

Capital & Codeine	Susp	473ml	Acetaminophen and Codeine Phosphate	120mg/12mg	65234-046-16	[ * ]% off WAC	$	[ * ]

Hydrocet	Capsule	100	Hydrocodone Bitartrate/Acetaminophen	5mg/500mg	0086-0057-10	[ * ]% off WAC	$	[ * ]

Motofen	Tablet	50	Difenoxin HCL/Atropine Sulfate	1mg/0.025mg	65234-074-05	[ * ]% off WAC	$	[ * ]
Motofen	Tablet	100			65234-074-10	[ * ]% off WAC	$	[ * ]

Nolahist	Tablet	100	Phenindamine Tartrate	25mg	65234-052-10	[ * ]% off WAC	$	[ * ]
Nolahist	Tablet	24			65234-052-24	[ * ]% off WAC	$	[ * ]

Permax	Tablet	30		0.05	59075-0615-30
Permax	Tablet	100		0.25	65234-025-10
Permax	Tablet	100		1	65234-026-10

Phrenilin	Tablet	100	Butalbital/Acetaminophen	50mg/325mg	65234-050-10	[ * ]% off WAC	$	[ * ]
Phrenilin	Tablet	500			65234-050-50

Phrenilin Forte	Capsule	100	Butalbital/Acetaminophen	50mg/650mg	65234-056-10	[ * ]% off WAC	$	[ * ]
Phrenilin Forte	Capsule	500			65234-056-50

Phrenilin Caffeine w/Codeine	Tablet	100	Butalbital/Acetaminophen	50mg/325mg	65234-061-10
			Caffeine/Codeine	40mg/30mg

5

	Form	Size	Generic	Strength	NDC#	PPSC Pharmacy Select Talahassee FL
Contract Type						Chargeback #CH002400
Contracted with						Amarin
Begin Date						1/1/2004
End Date						12/31/2004
						(2% Admin Fee-Quarterly)
Bontril PDM	Tablet	100	Phendimetrazine Tartrate	35mg	65234-048-10	[ * ]% off WAC	$	[ * ]

Bontril PDM	Tablet	1000			65234-048-90	[ * ]% off WAC	$	[ * ]

Bontril SR (slow release)	Capsule	100	Phendimetrazine Tartrate	105mg	65234-047-10	[ * ]% off WAC	$	[ * ]

Capital & Codeine	Susp	473ml	Acetaminophen and Codeine Phosphate	120mg/12mg	65234-046-16	[ * ]% off WAC	$	[ * ]

Hydrocet	Capsule	100	Hydrocodone Bitartrate/Acetaminophen	5mg/500mg	0086-0057-10	[ * ]% off WAC	$	[ * ]

Motofen	Tablet	50	Difenoxin HCL/Atropine Sulfate	1mg/0.025mg	65234-074-05	[ * ]% off WAC
Motofen	Tablet	100			65234-074-10	[ * ]% off WAC	$	[ * ]
							$	[ * ]
Nolahist	Tablet	100	Phenindamine Tartrate	25mg	65234-052-10	[ * ]% off WAC
Nolahist	Tablet	24			65234-052-24	[ * ]% off WAC	$	[ * ]
							$	[ * ]
Permax	Tablet	30		0.05	59075-0615-30
Permax	Tablet	100		0.25	65234-025-10
Permax	Tablet	100		1	65234-026-10

Phrenilin	Tablet	100	Butalbital/Acetaminophen	50mg/325mg	65234-050-10	[ * ]% off WAC
Phrenilin	Tablet	500			65234-050-50	[ * ]% off WAC
							$	[ * ]
Phrenilin Forte	Capsule	100	Butalbital/Acetaminophen	50mg/650mg	65234-056-10	[ * ]% off WAC	$	[ * ]
Phrenilin Forte	Capsule	500			65234-056-50	[ * ]% off WAC	$	[ * ]
							$	[ * ]
Phrenilin Caffeine w/Codeine	Tablet	100	Butalbital/Acetaminophen	50mg/325mg	65234-061-10
			Caffeine/Codeine	40mg/30mg

						Pharmacy select includes PPSC, PACE and Servall

6

	Form	Size	Generic	Strength	NDC#	Pharmacy Bus.Assoc. Kansas City, MO (Truecare) (Accepted)	Product Price Less WAC
Contract Type						Chargeback #CH001500	Revised 01-01-03
Contracted with						Amarin
Begin Date						1/1/2004
End Date						12/31/2004
						(3% Admin Fee-Quarterly)
Bontril PDM	Tablet	100	Phendimetrazine Tartrate	35mg	65234-048-10	[ * ]% off WAC	$	[ * ]

Bontril PDM	Tablet	1000			65234-048-90	[ * ]% off WAC	$	[ * ]

Bontril SR (slow release)	Capsule	100	Phendimetrazine Tartrate	105mg	65234-047-10	[ * ]% off WAC	$	[ * ]

Capital & Codeine	Susp	473ml	Acetaminophen and Codeine Phosphate	120mg/12mg	65234-046-16	[ * ]% off WAC	$	[ * ]

Hydrocet	Capsule	100	Hydrocodone Bitartrate/Acetaminophen	5mg/500mg	0086-0057-10	[ * ]% off WAC	$	[ * ]

Motofen	Tablet	50	Difenoxin HCL/Atropine Sulfate	1mg/0.025mg	65234-074-05
Motofen	Tablet	100			65234-074-10

Nolahist	Tablet	100	Phenindamine Tartrate	25mg	65234-052-10	[ * ]% off WAC	$	[ * ]
Nolahist	Tablet	24			65234-052-24	[ * ]% off WAC	$	[ * ]

Permax	Tablet	30		0.05	59075-0615-30
Permax	Tablet	100		0.25	65234-025-10
Permax	Tablet	100		1	65234-026-10

Phrenilin	Tablet	100	Butalbital/Acetaminophen	50mg/325mg	65234-050-10	[ * ]% off WAC	$	[ * ]
Phrenilin	Tablet	500			65234-050-50	[ * ]% off WAC	$	[ * ]

Phrenilin Forte	Capsule	100	Butalbital/Acetaminophen	50mg/650mg	65234-056-10	[ * ]% off WAC	$	[ * ]
Phrenilin Forte	Capsule	500			65234-056-50	[ * ]% off WAC	$	[ * ]

Phrenilin Caffeine w/Codeine	Tablet	100	Butalbital/Acetaminophen	50mg/325mg	65234-061-10	[ * ]% off WAC	$	[ * ]
			Caffeine/Codeine	40mg/30mg

7

	Form	Size	Generic	Strength	NDC#	ServAll Gahanna, OH (Accepted)	Product Price Less WAC
Contract Type						Chargeback #CH001200	Revised 01-01-03
Contracted with						Amarin
Begin Date						1/1/2004
End Date						12/31/2004
						(2% Admin Fee-Quarterly)
Bontril PDM	Tablet	100	Phendimetrazine Tartrate	35mg	65234-048-10	[ * ]% off WAC	$	[ * ]

Bontril PDM	Tablet	1000			65234-048-90	[ * ]% off WAC	$	[ * ]

Bontril SR (slow release)	Capsule	100	Phendimetrazine Tartrate	105mg	65234-047-10	[ * ]% off WAC	$	[ * ]

Capital & Codeine	Susp	473ml	Acetaminophen and Codeine Phosphate	120mg/12mg	65234-046-16	[ * ]% off WAC	$	[ * ]

Hydrocet	Capsule	100	Hydrocodone Bitartrate/Acetaminophen	5mg/500mg	0086-0057-10	[ * ]% off WAC	$	[ * ]

Motofen	Tablet	50	Difenoxin HCL/Atropine Sulfate	1mg/0.025mg	65234-074-05	[ * ]% off WAC	$	[ * ]
Motofen	Tablet	100			65234-074-10	[ * ]% off WAC	$	[ * ]

Nolahist	Tablet	100	Phenindamine Tartrate	25mg	65234-052-10	[ * ]% off WAC	$	[ * ]
Nolahist	Tablet	24			65234-052-24	[ * ]% off WAC	$	[ * ]

Permax	Tablet	30		0.05	59075-0615-30
Permax	Tablet	100		0.25	65234-025-10
Permax	Tablet	100		1	65234-026-10

Phrenilin	Tablet	100	Butalbital/Acetaminophen	50mg/325mg	65234-050-10	[ * ]% off WAC	$	[ * ]
Phrenilin	Tablet	500			65234-050-50	[ * ]% off WAC	$	[ * ]

Phrenilin Forte	Capsule	100	Butalbital/Acetaminophen	50mg/650mg	65234-056-10	[ * ]% off WAC	$	[ * ]
Phrenilin Forte	Capsule	500			65234-056-50	[ * ]% off WAC	$	[ * ]

Phrenilin Caffeine w/Codeine	Tablet	100	Butalbital/Acetaminophen	50mg/325mg	65234-061-10
			Caffeine/Codeine	40mg/30mg

						Contract now falls under Phamacy Select

8

	Form	Size	Generic	Strength	NDC#	Medco Franklin Lakes NJ	Product Price Less WAC
Contract Type						Rebate	Revised 01-01-03
Contracted with						Amarin
Begin Date						10/1/2000
End Date						12/31/2006

Bontril PDM	Tablet	100	Phendimetrazine Tartrate	35mg	65234-048-10

Bontril PDM	Tablet	1000			65234-048-90

Bontril SR (slow release)	Capsule	100	Phendimetrazine Tartrate	105mg	65234-047-10

Capital & Codeine	Susp	473ml	Acetaminophen and Codeine Phosphate	120mg/12mg	65234-046-16

Hydrocet	Capsule	100	Hydrocodone Bitartrate/Acetaminophen	5mg/500mg	0086-0057-10

Motofen	Tablet	50	Difenoxin HCL/Atropine Sulfate	1mg/0.025mg	65234-074-05	[ * ]% off WAC	$	[ * ]
Motofen	Tablet	100			65234-074-10	[ * ]% off WAC	$	[ * ]

Nolahist	Tablet	100	Phenindamine Tartrate	25mg	65234-052-10
Nolahist	Tablet	24			65234-052-24

Permax	Tablet	30		0.05	59075-0615-30	up to[ * ]% off WAC	$	[ * ]
Permax	Tablet	100		0.25	65234-025-10	up to[ * ]% off WAC	$	[ * ]
Permax	Tablet	100		1	65234-026-10	up to[ * ]% off WAC	$	[ * ]

Phrenilin	Tablet	100	Butalbital/Acetaminophen	50mg/325mg	65234-050-10	[ * ]% off WAC	$	[ * ]
Phrenilin	Tablet	500			65234-050-50	[ * ]% off WAC	$	[ * ]

Phrenilin Forte	Capsule	100	Butalbital/Acetaminophen	50mg/650mg	65234-056-10	[ * ]% off WAC	$	[ * ]
Phrenilin Forte	Capsule	500			65234-056-50	[ * ]% off WAC	$	[ * ]

Phrenilin Caffeine w/Codeine	Tablet	100	Butalbital/Acetaminophen	50mg/325mg	65234-061-10	[ * ]% off WAC
			Caffeine/Codeine	40mg/30mg

						Permax discount dependent on market share

9

	Form	Size	Generic	Strength	NDC#	PACE Alliance Lawrence, KS	Product Price Less WAC
Contract Type						CH001900	Revised 01-01-03
Contracted with						Amarin
Begin Date						1/1/2004
End Date						12/31/2004

Bontril PDM	Tablet	100	Phendimetrazine Tartrate	35mg	65234-048-10	[ * ]% off WAC	$	[ * ]

Bontril PDM	Tablet	1000			65234-048-90	[ * ]% off WAC	$	[ * ]

Bontril SR (slow release)	Capsule	100	Phendimetrazine Tartrate	105mg	65234-047-10	[ * ]% off WAC	$	[ * ]

Capital & Codeine	Susp	473ml	Acetaminophen and Codeine Phosphate	120mg/12mg	65234-046-16	[ * ]% off WAC	$	[ * ]

Hydrocet	Capsule	100	Hydrocodone Bitartrate/Acetaminophen	5mg/500mg	0086-0057-10	[ * ]% off WAC	$	[ * ]

Motofen	Tablet	50	Difenoxin HCL/Atropine Sulfate	1mg/0.025mg	65234-074-05	[ * ]% off WAC	$	[ * ]
Motofen	Tablet	100			65234-074-10	[ * ]% off WAC	$	[ * ]

Nolahist	Tablet	100	Phenindamine Tartrate	25mg	65234-052-10	[ * ]% off WAC	$	[ * ]
Nolahist	Tablet	24			65234-052-24	[ * ]% off WAC	$	[ * ]

Permax	Tablet	30		0.05	59075-0615-30
Permax	Tablet	100		0.25	65234-025-10
Permax	Tablet	100		1	65234-026-10

Phrenilin	Tablet	100	Butalbital/Acetaminophen	50mg/325mg	65234-050-10	[ * ]% off WAC	$	[ * ]
Phrenilin	Tablet	500			65234-050-50	[ * ]% off WAC	$	[ * ]

Phrenilin Forte	Capsule	100	Butalbital/Acetaminophen	50mg/650mg	65234-056-10	[ * ]% off WAC	$	[ * ]
Phrenilin Forte	Capsule	500			65234-056-50	[ * ]% off WAC	$	[ * ]

Phrenilin Caffeine w/Codeine	Tablet	100	Butalbital/Acetaminophen	50mg/325mg	65234-061-10
			Caffeine/Codeine	40mg/30mg

						Contract now falls under Phamacy Select

10

	Form	Size	Generic	Strength	NDC#	Prime Therapeutics St Paul MN	Product Price Less WAC
Contract Type							Revised 01-01-03
Contracted with						Amarin
Begin Date						4/1/2002
End Date						3/31/2005

Bontril PDM	Tablet	100	Phendimetrazine Tartrate	35mg	65234-048-10	[ * ]% Admin Fee Plus:

Bontril PDM	Tablet	1000			65234-048-90

Bontril SR (slow release)	Capsule	100	Phendimetrazine Tartrate	105mg	65234-047-10

Capital & Codeine	Susp	473ml	Acetaminophen and Codeine Phosphate	120mg/12mg	65234-046-16

Hydrocet	Capsule	100	Hydrocodone Bitartrate/Acetaminophen	5mg/500mg	0086-0057-10

Motofen	Tablet	50	Difenoxin HCL/Atropine Sulfate	1mg/0.025mg	65234-074-05
Motofen	Tablet	100			65234-074-10

Nolahist	Tablet	100	Phenindamine Tartrate	25mg	65234-052-10
Nolahist	Tablet	24			65234-052-24

Permax	Tablet	30		0.05	59075-0615-30	[ * ]% off WAC	$	[ * ]
Permax	Tablet	100		0.25	65234-025-10	[ * ]% off WAC	$	[ * ]
Permax	Tablet	100		1	65234-026-10	[ * ]% off WAC	$	[ * ]

Phrenilin	Tablet	100	Butalbital/Acetaminophen	50mg/325mg	65234-050-10
Phrenilin	Tablet	500			65234-050-50

Phrenilin Forte	Capsule	100	Butalbital/Acetaminophen	50mg/650mg	65234-056-10
Phrenilin Forte	Capsule	500			65234-056-50

Phrenilin Caffeine w/Codeine	Tablet	100	Butalbital/Acetaminophen	50mg/325mg	65234-061-10
			Caffeine/Codeine	40mg/30mg

11

SCHEDULE 4.18

Insurance

Amarin Corporation, plc is an additional named insured under the products liability insurance policy shown on the attached schedule.

1

SCH 4.18 Insurance Coverage of Amarin Pharmaceuticals Inc.

Policy Detail	Coverage	Period covered	Company	Annual Premium

Property & General Liability Coverage	Property $625K. Electronic Eqpt $300K General Aggregate $2M. Personal Injury $1M Damage to rented property $1M	10/1/03-10/1/04	The Chubb Group	$	[ * ]

Automobile Insurance	Liability and Uninsured motorist $1M	5/15/03-5/15-04	Hartford Insurance	$	[ * ]

Umbrella Liability Insurance	$3M Each Ocurrence	10/1/03-10/1/04	The Chubb Group	$	[ * ]

Workers Compensation	$1M Employers Liability all states excl OH WA WY WV ND	10/1/03-10/1/04	The Chubb Group	$	[ * ]

Earthquake Insurance	$475K on Belvedere Place	12/3/02-12/3/03	Essex Insurance Company	$	[ * ]

Products Liability	$10M each occurrence/$10M aggregate Retention $250K. Claims Made basis	12/22/03-12/22/04	Lexington Insurance Company	$	[ * ]

SCHEDULE 4.19

Environmental Matters

API has normal office solvents/computer supplies at the Mill Valley facility, and did so during its occupancy of the New Jersey Facility.

1

SCHEDULE 4.20

Employees

(a)                                  See attached and updated employee census as of the date of this Agreement.

(b)                                 None

(c)                                  2003 terminations by API (not including voluntary resignations):

a.               Eric Short—General Ledger Accountant—January, 2003—performance related; release obtained

b.              Michael Wess—VP, Scientific and Medical Affairs—July, 2003—performance related; release obtained

c.               Anne Lagano—Sales Representative—August, 2003—performance related; no release obtained (see Schedule 4.15, above)

1

PHARMACEUTICALS, INC.

Employee Census as of 1/26/03

	Employee Name (last, first, middle initial)	Occupation/Job Title	Employee Location	Date of Hire (mm/dd/yyyy)	Sex	Severance Benefit(1)	Basic Monthly Earnings		State/ Zip Code	Supervisor	Department	Health Insurance Enrolled?	Coverage(2)
1	[ * ]	Neurology Sales Specialist	Field	10/8/2001	F	2 months	$	[ * ]	CA 92692	Katie Hanstad	S&M	Y	E
2	[ * ]	Senior Regional Manager, Sales	Field	10/12/2001	M	2 months	$	[ * ]	MA 02052	Steve Guillen	S&M	Y	F
3	[ * ]	Neurology Sales Specialist	Field	10/8/2001	M	2 months	$	[ * ]	FL 33176	Stephen Ornella	S&M	Y	E
4	[ * ]	[ * ]	MV	1/2/2002	M	See note (3)	$	[ * ]	CA, 94920	Rick Stewart	G&A	Y	F
5	[ * ]	Vice President, Regulatory	MV	7/9/2002	F	6 months	$	[ * ]	CA, 94920	Michael Coffee	Regulatory	Y	ES
6	[ * ]	Neurology Sales Specialist	Field	11/4/2002	M	2 months	$	[ * ]	MA, 02108	Eric Baker	S&M	Y	E
7	[ * ]	Neurology Sales Specialist	Field	8/25/2003	M	2 months	$	[ * ]	PA 15650	Eric Baker	S&M	Y	E
8	[ * ]	Neurology Sales Specialist	Field	9/2/2003	F	2 months	$	[ * ]	MO 63141	Katie Hanstad	S&M	Y	E
9	[ * ]	Senior Director of Marketing	MV	2/18/2002	F	4 months	$	[ * ]	CA 94015	Steve Guillen	S&M	Y	ES
10	[ * ]	Accounts Payable Assistant	MV	10/23/2002	F	2 months	$	[ * ]	CA 94945	Christine Hergenrother	Finance	Y	EC
11	[ * ]	Director of Trade & Customer Dev	MV	2/4/2002	M	2 months	$	[ * ]	CA 94112	Steve Guillen	S&M	Y	EC
12	[ * ]	Vice President, Sales & Marketing	MV	7/9/2001	M	See note (4)	$	[ * ]	CA 94920	Mike Coffee	S&M	Y	F
13	[ * ]	Director, Managed Care	MV	3/4/2002	M	2 months	$	[ * ]	CA 94957	Steve Guillen	S&M	Y	EC
14	[ * ]	Regional Manager, Sales	Field	2/3/2003	F	2 months	$	[ * ]	CA 94115	Steve Guillen	S&M	Y	E
15	[ * ]	Controller	MV	9/30/2002	F	2 months	$	[ * ]	CA 94952	Michael Winsor	Finance	Y	EC
16	[ * ]	[ * ]	MV	7/2/2001	M	See note (3)	$	[ * ]	CA 94920	Mike Coffee	G&A	Y	F
17	[ * ]	Associate Director, Info Systems	MV	9/24/2001	M	2 months	$	[ * ]	CA 94030	Steve Guillen	S&M	N	W
18	[ * ]	Marketing Manager	MV	10/21/2002	F	2 months	$	[ * ]	CA 94556	Gretchen Fieschko	S&M	Y	E
19	[ * ]	Director, Technical Affairs	MV	3/31/2003	F	2 months	$	[ * ]	CA 94002	Margie Nemcik-Cruz	Regulatory	Y	F
20	[ * ]	Director of Training	MV	4/1/2002	F	2 months	$	[ * ]	CA 94010	Steve Guillen	S&M	Y	F
21	[ * ]	Neurology Sales Specialist	Field	10/8/2001	M	2 months	$	[ * ]	NY 14094	Eric Baker	S&M	Y	F
22	[ * ]	Neurology Sales Specialist	Field	10/8/2001	M	2 months	$	[ * ]	AZ 85044	Katie Hanstad	S&M	Y	E
23	[ * ]	Neurology Sales Specialist	Field	10/8/2001	M	2 months	$	[ * ]	NJ 07643	Eric Baker	S&M	Y	F
24	[ * ]	Senior Executive Assistant	MV	10/1/2001	F	2 months	$	[ * ]	CA, 94014	Mike Coffee	G&A	N	W
25	[ * ]	Assoc. Manager, Mktg. Operations	MV	4/29/2002	F	2 months	$	[ * ]	CA 94118	Gretchen Fieschko	S&M	Y	E
26	[ * ]	Neurology Sales Specialist	Field	10/8/2001	F	2 months	$	[ * ]	RI 02840	Eric Baker	S&M	Y	E
27	[ * ]	Neurology Sales Specialist	Field	10/8/2001	M	2 months	$	[ * ]	KS 66062	Katie Hanstad	S&M	Y	F
28	[ * ]	Senior Director, Medical Affairs	MV	2/11/2002	F	4 months	$	[ * ]	CA 94404	Bimmie Strausser	Medical	Y	EC
29	[ * ]	Neurology Sales Specialist	Field	10/8/2001	F	2 months	$	[ * ]	PA 19382	Eric Baker	S&M	Y	F
30	[ * ]	VP, Clinical and Medical Affairs	MV	8/1/2003	M	See note (4)	$	[ * ]	CA 94127	Mike Coffee	Medical	Y	E
31	[ * ]	Neurology Sales Specialist	Field	8/25/2003	F	2 months	$	[ * ]	GA 30305	Stephen Ornella	S&M	Y	E
32	[ * ]	Neurology Sales Specialist	Field	12/9/2002	F	2 months	$	[ * ]	LA 70119	Stephen Ornella	S&M	Y	E
33	[ * ]	VP Finance	MV	1/2/2002	M	6 months	$	[ * ]	CA 94927	Mike Coffee	Finance	Y	E
							$	[ * ]

(1)               “Months” means salary and benefits continuation for that period from date of job elimination, reduction or relocation.

(2)               E - Employee only
EC - Employee + child
ES -Employee + Spouse
F - Family
W - Waived Coverage

(3)               See contract.  Generally provides for 12 months’ salary and benefits continuation, plus one additional month for each year or part year of service (max. 18 mo. total); outplacement; stock option treatment.

(4)               See contract.  Generally provides for 6 months’ salary and benefits continuation, plus one additional month for each year or part year of service (max. 12 mo. total); outplacement; stock option treatment.

TEMPORARY EMPLOYEES

Pickrel, Michele	Marketing Coordinator	MV	F	none	Steve Guillen	S&M	N/A

Yankey, Jeannie	Regulatory Assistant	MV	F	none	Margie Nemcik-Cruz	Regulatory	N/A

SCHEDULE 4.22

Intellectual Property Assets

(e) Trademarks:  The following are the trademarks relevant to the API Products (owned by API unless otherwise noted):

Currently marketed products:

Bontril® (trademark renewed January 6, 2004) (owned by Seller; to be conveyed to Buyer or designee at Closing)

Motofen®

Nolahist®

Capital™ & Codeine Suspension (trademark lapsed; renewal application in process; filed on October 17, 2003) (owned by Seller; to be conveyed to Buyer or designee at Closing)

Phrenilin®

Permax® (owned by Eli Lilly and licensed to Seller under the Eli Lilly/Amarin Agreement)

Discontinued products:

Amen®

Hydrocet®

Salflex®

Trademarks have lapsed for the following discontinued products; Amarin does not intend to renew these marks: Theo-X™, Propagest™, Exgest™, Sinulin™ and Nolamine™

Development product:

Zelapar™ (owned by Elan, to be conveyed to Seller or its designee at Closing)

Copyrights—none, except for any common law copyright rights associated with marketing and other materials used in promotion of the Products

Patents—none, except for licensed patents through Lilly and Scherer agreements

(e)(iv)        With respect to Hydrocet, API has entered into an agreement with Xanodyne not to contest or sue over the proposed use by Xanodyne of a particular trademark contemplated for use by Xanodyne which could be considered as infringing on the Hydrocet mark.

1

SCHEDULE 5.2

Authority; No Conflict

See the references made in Schedule 3.2, above.

1

SCHEDULE 6.9

API Liabilities

1

SCHEDULE 11.3

Designated Inventory

Wholesaler		Units	WAC / Purchase Price	Acquisition cost		Service fee		Total Cost
QK	Phrenilin 100’s	[ * ]	[ * ]	$	[ * ]	[ * ]	%	$	[ * ]
QK	Phrenilin 500’s	[ * ]	[ * ]	$	[ * ]	[ * ]	%	$	[ * ]
QK	Phrenilin Forte 100’s	[ * ]	[ * ]	$	[ * ]	[ * ]	%	$	[ * ]
QK	Phrenilin Forte 500’s	[ * ]	[ * ]	$	[ * ]	[ * ]	%	$	[ * ]
QK	Permax 0.05mg 30’s	[ * ]	[ * ]	$	[ * ]	[ * ]	%	$	[ * ]
QK	Permax 0.25mg 100’s	[ * ]	[ * ]	$	[ * ]	[ * ]	%	$	[ * ]
QK	Permax 0.25mg 100’s	[ * ]	[ * ]	$	[ * ]	[ * ]	%	$	[ * ]
QK	Permax 1mg 100’s	[ * ]	[ * ]	$	[ * ]	[ * ]	%	$	[ * ]
QK	Bontril PDM 100’s	[ * ]	[ * ]	$	[ * ]	[ * ]	%	$	[ * ]
QK	Bontril PDM 1000’s	[ * ]	[ * ]	$	[ * ]	[ * ]	%	$	[ * ]
QK	Bontril SR 100’s	[ * ]	[ * ]	$	[ * ]	[ * ]	%	$	[ * ]
QK	Nolahist 24’s	[ * ]	[ * ]	$	[ * ]	[ * ]	%	$	[ * ]
McKesson 1-4-04	Permax 0.05mg 30’s	[ * ]	[ * ]	$	[ * ]	[ * ]	%	$	[ * ]
McKesson 1-4-04	Permax 0.25mg 100’s	[ * ]	[ * ]	$	[ * ]	[ * ]	%	$	[ * ]
McKesson 1-4-04	Permax 1.0mg 100’s	[ * ]	[ * ]	$	[ * ]	[ * ]	%	$	[ * ]
Bergen 12/23/03	Permax 0.05mg 30’s	[ * ]	[ * ]	$	[ * ]	[ * ]	%	$	[ * ]
Bergen 12/23/03	Permax 0.25mg 100’s	[ * ]	[ * ]	$	[ * ]	[ * ]	%	$	[ * ]
Bergen 12/23/03	Permax 1.0mg 100’s	[ * ]	[ * ]	$	[ * ]	[ * ]	%	$	[ * ]
Cardinal	Permax 0.05mg 30’s	[ * ]	[ * ]	$	[ * ]	[ * ]	%	$	[ * ]
Cardinal	Permax 0.25mg 100’s	[ * ]	[ * ]	$	[ * ]	[ * ]	%	$	[ * ]
Cardinal	Permax 1.0mg 100’s	[ * ]	[ * ]	$	[ * ]	[ * ]	%	$	[ * ]
						Total Acquisition Cost		$	[ * ]
						Freight		$	[ * ]
						Total Disposal Cost		$	[ * ]
						Total Cost		$	[ * ]

Note:  The total quantity purchased will vary as a function of the available product and negotiated price within individual accounts

1